================================================================================

                            CRIIMI MAE CMBS CORP.,
                                   Depositor

                                      and

                        -------------------------------,
                                Master Servicer

                                      and

                        -------------------------------,
                               Special Servicer

                                      and

                        -------------------------------,
                        Trustee and REMIC Administrator


                      ---------------------------------

                        POOLING AND SERVICING AGREEMENT

                        Dated as of ___________, 199__

                       ---------------------------------

                              $
                               --------------------

                      Mortgage Pass-Through Certificates

                              Series 199__-_____

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

                               TABLE OF CONTENTS

                               -----------------

Section                                                                   Page
                                                                          ----

                                  ARTICLE I

                      DEFINITIONS; CERTAIN CALCULATIONS
                        IN RESPECT OF THE MORTGAGE POOL

1.01. Defined Terms..........................................................5
1.02. Certain Calculations in Respect of the Mortgage Pool..................46

                                  ARTICLE II

              CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND
                 WARRANTIES;ORIGINAL ISSUANCE OF CERTIFICATES

2.01. Conveyance of Mortgage Loans..........................................48
2.02. Acceptance of REMIC I by Trustee......................................50
2.03. Certain Repurchases of Mortgage Loans by the Mortgage Loan Seller.....52
2.04. Representations and Warranties of the Depositor.......................53
2.05. Representations and Warranties of the Master Servicer.................54
2.06. Representations and Warranties of the Special Servicer................56
2.07. Representations, Warranties and Covenants of the Trustee and the
      REMIC Administrator...................................................58
2.08. [RESERVED]............................................................60
2.09. Execution, Authentication and Delivery of Class R-I Certificates;
      Creation of REMIC I Regular Interests.................................60
2.10. Conveyance of REMIC I Regular Interests; Acceptance of REMIC II by
      Trustee ..............................................................60
2.11. Execution, Authentication and Delivery of Class R-II Certificates;
      Creation of REMIC II Regular Interests................................60
2.12. Conveyance of REMIC II Regular Interests; Acceptance of REMIC III
      by Trustee............................................................61
2.13. Execution, Authentication and Delivery of REMIC III Certificates......61

Section                                                                   Page
                                                                          ----

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF THE TRUST FUND

3.01. Administration of the Mortgage Loans..................................62
3.02. Collection of Mortgage Loan Payments..................................63
3.03. Collection of Taxes, Assessments and Similar Items;
      Servicing Accounts; Reserve Accounts..................................63
3.04. Collection Account and Distribution Account...........................65
3.05. Permitted Withdrawals From the Collection Account and the
      Distribution Account..................................................68
3.06. Investment of Funds in the Collection Account and the REO Account.....72
3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity
      Coverage .............................................................74
3.08. Enforcement of Alienation Clauses.....................................76
3.09. Realization Upon Defaulted Mortgage Loans.............................77
3.10. Trustee to Cooperate; Release of Mortgage Files.......................80
3.11. Servicing Compensation; Interest on Servicing Advances; Payment of Certain Expenses; Obligations of the Trustee regarding Back-up
      Servicing Advances ...................................................81
3.12. Property Inspections; Collection of Financial Statements; Delivery of
      Certain Reports.......................................................85
3.13. Annual Statement as to Compliance.....................................86
3.14. Reports by Independent Public Accountants.............................86
3.15. Access to Certain Information.........................................87
3.16. Title to REO Property; REO Account....................................87
3.17. Management of REO Property............................................89
3.18. Sale of Mortgage Loans and REO Properties.............................92
3.19. Additional Obligations of Master Servicer.............................95
3.20. Modifications, Waivers, Amendments and Consents.......................97
3.21. Transfer of Servicing Between Master Servicer and Special
      Servicer; Record Keeping..............................................99
3.22. Sub-Servicing Agreements.............................................101

                                  ARTICLE IV

                        PAYMENTS TO CERTIFICATEHOLDERS

4.01. Distributions........................................................104
4.02. Statements to Certificateholders; Certain Other Reports..............114
4.03. P&I Advances.........................................................116

Section                                                                   Page
                                                                          ----

4.04. Allocation of Realized Losses and Extraordinary Expenses.............118
4.05. Calculations.........................................................119
4.06. Use of Agents........................................................119

                                  ARTICLE V

                               THE CERTIFICATES

5.01. The Certificates.....................................................120
5.02. Registration of Transfer and Exchange of Certificates................121
5.03. Book-Entry Certificates..............................................126
5.04. Mutilated, Destroyed, Lost or Stolen Certificates....................128
5.05. Persons Deemed Owners................................................128
5.06. Certification by Certificate Owners..................................128

                                  ARTICLE VI

                     THE DEPOSITOR, THE MASTER SERVICER,
               THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

6.01. Liability of the Depositor, the Master Servicer, the Special Servicer
      and the REMIC Administrator..........................................130
6.02. Merger, Consolidation or Conversion of the Depositor, the Master
      Servicer, the Special Servicer or the REMIC Administrator............130
6.03. Limitation on Liability of the Depositor, the Master Servicer,
      the Special Servicer and the REMIC Administrator.....................131
6.04. Master Servicer, Special Servicer and REMIC Administrator Not to
      Resign ..............................................................132
6.05. Rights of the Depositor and the Trustee in Respect of the Master
      Servicer, the Special Servicer and the REMIC Administrator...........132
6.06. [RESERVED]...........................................................133
6.07. Master Servicer or Special Servicer as Owner of a Certificate........132

                                 ARTICLE VII

                                   DEFAULT

7.01. Events of Default....................................................135
7.02. Trustee to Act; Appointment of Successor.............................139
7.03. Notification to Certificateholders...................................140
7.04. Waiver of Events of Default..........................................140
7.05. Additional Remedies of Trustee Upon Event of Default.................141

Section                                                                   Page
                                                                          ----

7.06. Advance Collateral Fund for Trustee..................................141

                                 ARTICLE VIII

                            CONCERNING THE TRUSTEE

8.01. Duties of Trustee....................................................143
8.02. Certain Matters Affecting Trustee....................................145
8.03. Trustee not Liable for Validity or Sufficiency of Certificates or
      Mortgage Loans ......................................................146
8.04. Trustee May Own Certificates.........................................147
8.05. Fees and Expenses of Trustee; Indemnification of Trustee and the
      REMIC Administrator..................................................147
8.06. Eligibility Requirements for Trustee.................................148
8.07. Resignation and Removal of Trustee...................................149
8.08. Successor Trustee....................................................150
8.09. Merger or Consolidation of Trustee...................................150
8.10. Appointment of Co-Trustee or Separate Trustee........................151
8.11. Appointment of Custodians............................................152
8.12. Access to Certain Information........................................152

                                  ARTICLE IX

                                 TERMINATION

9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.....155
9.02. Additional Termination Requirements..................................157

                                  ARTICLE X

                         ADDITIONAL REMIC PROVISIONS

10.01. REMIC Administration................................................159
10.02. Depositor, Master Servicer, Special Servicer and Trustee to
       Cooperate with REMIC Administrator..................................163
10.03. Indemnification by Trustee, REMIC Administrator, Master Servicer
       and Special Servicer................................................163
10.04. Fees of the REMIC Administrator.....................................163
10.05. Use of Agents.......................................................164

Section                                                                   Page
                                                                          ----

                                  ARTICLE XI

                           MISCELLANEOUS PROVISIONS

11.01. Amendment...........................................................165
11.02. Recordation of Agreement; Counterparts..............................165
11.03. Limitation on Rights of Certificateholders..........................166
11.04. Governing Law.......................................................167
11.05. Notices.............................................................168
11.06. Severability of Provisions..........................................168
11.07. Successors and Assigns; Beneficiaries...............................169
11.08. Article and Section Headings........................................169
11.09. Notices to Rating Agencies..........................................169
11.10. Complete Agreement..................................................170

                                   EXHIBITS

EXHIBIT A-1       Form of Class S Certificate
EXHIBIT A-2       Form of Class A-1A Certificate
EXHIBIT A-3       Form of Class A-1B Certificate
EXHIBIT A-4       Form of Class A-2 Certificate
EXHIBIT A-5       Form of Class A-3 Certificate
EXHIBIT A-6       Form of Class B-1 Certificate
EXHIBIT A-7       Form of Class B-2 Certificate
EXHIBIT A-8       Form of Class B-3 Certificate
EXHIBIT A-9       Form of Class B-4 Certificate
EXHIBIT A-10      Form of Class C Certificate
EXHIBIT A-11      Form of Class R-I Certificate
EXHIBIT A-12      Form of Class R-II Certificate
EXHIBIT A-13      Form of Class R-III Certificate
EXHIBIT B-1       Mortgage Loan Schedule
EXHIBIT B-2       Schedule of Exceptions to Mortgage File Delivery
EXHIBIT C         Letter of Representations among Depositor, Trustee and initial
                  Depositor
EXHIBIT D-1       Form of Master Servicer Request for Release
EXHIBIT D-2       Form of Special Servicer Request for Release
EXHIBIT E-1       Form of Trustee Report
EXHIBIT E-2       Form of Determination Date Report
EXHIBIT E-3       Form of Special Servicer Report
EXHIBIT E-4       Form of Operating Statement Analysis
EXHIBIT F-1A      Form I of Transferor Certificate for Transfers of Definitive
                  Certificates
EXHIBIT F-1B      Form II of Transferor Certificate for Transfers of Definitive
                  Certificates
EXHIBIT F-2A      Form I of Transferee Certificate for Transfers of Definitive
                  Certificates
EXHIBIT F-2B      Form II of Transferee Certificate for Transfers of Definitive
                  Certificates
EXHIBIT G-1       Form of Transferee Certificate in Connection with ERISA
                  (Definitive Certificates)
EXHIBIT G-2       Form of Transferee Certificate in Connection with ERISA (Book-
                  Entry Certificates)
EXHIBIT H-1       Form of Transfer Affidavit and Agreement for Transfers of
                  Residual Certificates
EXHIBIT H-2       Form of Transferor Certificate for Transfers of Residual
                  Certificates
EXHIBIT I-1       Form of Notice and Acknowledgment Concerning Replacement of
                  Special Servicer
EXHIBIT I-2       Form of Acknowledgment of Proposed Special Servicer

EXHIBIT J         Form of UCC-1 Financing Statement
EXHIBIT K         Calculation of Net Operating Income
EXHIBIT L-1       Information Request from Certificateholder or Certificate
                  Owner
EXHIBIT L-2       Information Request from Prospective Investor

            This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of _________, 199__ (the "Cut-off Date"), among CRIIMI MAE CMBS CORP., as Depositor, _______________, as Master Servicer, _______________, as
Special Servicer and _______________, as Trustee and REMIC Administrator.

                            PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder on ____________, 199__ (the "Closing Date") in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in a trust fund (the "Trust Fund") to be created hereunder.

            As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the Mortgage Loans (as defined herein) and certain other related assets subject to this Agreement as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes, and such segregated pool of assets will be designated as REMIC I. The Class R-I Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under federal income tax law. With respect to each Mortgage Loan, there shall be a corresponding "regular interest" in REMIC I (each, a "REMIC I Regular Interest"). The designation for each such REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth on the schedule of Mortgage Loans attached hereto as Exhibit B-1. The remittance rate (the "REMIC I Remittance Rate") and the initial stated principal amount (the initial "Uncertificated Principal Balance") of each such REMIC I Regular Interest shall equal the Net Mortgage Rate (as defined herein) as of the Closing Date and the Cutoff Date Balance (as defined herein), respectively, for the related Mortgage Loan. Determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I Regular Interest shall be the date that is the first Distribution Date (as defined herein) that follows the Stated Maturity Date (as defined herein) for the related Mortgage Loan. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC II. The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, remittance rate (the "REMIC II Remittance Rate"), the Uncertificated Principal Balance and latest possible maturity date for each of the "regular interests" in REMIC II (the "REMIC II Regular Interests"). None of the REMIC II Regular Interests will be certificated.

                                               Initial
                                            Uncertificated
                         REMIC II             Principal      Latest Possible
  Designation        Remittance Rate            Balance      Maturity Date(2)(3)
  -----------        ---------------            -------      -------------------

      A-1A             Variable(1)                 $
      A-1B             Variable(1)                 $
      A-2              Variable(1)                 $
      A-3              Variable(1)                 $

      B-1              Variable(1)                 $
      B-2              Variable(1)                 $
      B-3              Variable(1)                 $
      B-4              Variable(1)                 $

       C               Variable(1)                 $

----------

(1)   Calculated in accordance with the definition of "REMIC II Remittance
      Rate".

(2) Determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii).

(3)   Calculated on the basis of the Maturity Assumptions (as defined herein).

            As provided herein, the REMIC Administrator will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC III. The Class R-III Certificates will represent the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, pass-through rate (the "Pass-Through Rate"), initial aggregate stated principal amount (the initial "Class Principal Balance") and the latest possible maturity date for each of the Classes of Certificates or Components (as defined herein) thereof representing "regular interests" in REMIC III.

                                           Initial Class       Latest Possible
Designation         Pass-Through Rate    Principal Balance   Maturity Date(4)(5)
-----------         -----------------    -----------------   -------------------

Component S-A1A(1)    Variable(2)              N/A(3)
Component S-A1B(1)    Variable(2)              N/A(3)
Component S-A2(1)     Variable(2)              N/A(3)
Component S-A3(1)     Variable(2)              N/A(3)
Component S-B1(1)     Variable(2)              N/A(3)
Component S-B2(1)     Variable(2)              N/A(3)
Component S-B3(1)     Variable(2)              N/A(3)
Component S-B4(1)     Variable(2)              N/A(3)
Component S-C(1)      Variable(2)              N/A(3)
Class A-1A            % per annum     $
Class A-1B            % per annum     $
Class A-2             % per annum     $
Class A-3             % per annum     $
Class B-1             % per annum     $
Class B-2             % per annum     $
Class B-3             % per annum     $
Class B-4             % per annum     $
Class C               % per annum     $

----------

(1) Constitutes a separate "regular interest" in REMIC III represented by the Class S Certificates.

(2)   Calculated in accordance with the definition of "Pass-Through Rate".

(3) Component S-A1A, Component S-A1B, Component S-A2, Component S-A3, Component S-B1, Component S-B2, Component S-B3, Component S-B4 and Component S-C will not have stated principal amounts. Rather, each will accrue interest as provided herein on a hypothetical or notional amount (a "Component Notional Amount") equal to: (i) in the case of Component S-A1A, the Uncertificated Principal Balance of REMIC II Regular Interest A-1A outstanding from time to time; (ii) in the case of Component S-A1B, the Uncertificated Principal Balance of REMIC II Regular Interest A-1B outstanding from time to time; (iii) in the case of Component S-A2, the Uncertificated Principal Balance of REMIC II Regular Interest A-2 outstanding from time to time; (iv) in the case of Component S-A3, the Uncertificated Principal Balance of REMIC II Regular Interest A-3 outstanding from time to time; (v) in the case of Component S-B1, the Uncertificated Principal Balance of REMIC II Regular Interest B-1 outstanding from time to time; (vi) in the case of Component S-B2, the Uncertificated Principal Balance of REMIC II Regular Interest B-2 outstanding from time to time; (vii) in the case of Component S-B3, the Uncertificated Principal Balance of REMIC II Regular Interest B-3 outstanding from time to time; (viii) in the case of Component S-B4, the Uncertificated Principal Balance of REMIC II Regular Interest B-4 outstanding from time to time; and (ix) in the case of Component S-C, the Uncertificated Principal Balance of REMIC II Regular Interest C outstanding from time to time.

(4) Determined solely for purposes of satisfying Treasury regulation section 1.860G-1(a)(4)(iii).

(5)   Calculated on the basis of the Maturity Assumptions.

            The aggregate of the Cut-off Date Balances of the Mortgage Loans, the initial aggregate of the Uncertificated Principal Balances of the REMIC I Regular Interests, the initial aggregate of the Uncertificated Principal Balances of the REMIC II Regular Interests and the initial aggregate of the Class Principal Balances of the respective Classes of Certificates representing "regular interests" in REMIC III will, in each such case, be $___________.

            In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator agree as follows:

                                   ARTICLE I

       DEFINITIONS; CERTAIN CALCULATIONS IN RESPECT OF THE MORTGAGE POOL

            SECTION 1.01. Defined Terms.

            Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Section 1.01.

            "Accrued Certificate Interest": With respect to any Class of Sequential Pay Certificates, for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution Date. With respect to the Class S Certificates, for any Distribution Date, the aggregate of: (i) one month's interest at the Pass-Through Rate applicable to Component S-A1A for such Distribution Date, accrued on the Component Notional Amount of Component S-A1A outstanding immediately prior to such Distribution Date; (ii) one month's interest at the Pass-Through Rate applicable to Component S-A1B for such Distribution Date, accrued on the Component Notional Amount of Component S-A1B outstanding immediately prior to such Distribution Date; (iii) one month's interest at the Pass-Through Rate applicable to Component S-A2 for such Distribution Date, accrued on the Component Notional Amount of Component S-A2 outstanding immediately prior to such Distribution Date; (iv) one month's interest at the Pass-Through Rate applicable to Component S-A3 for such Distribution Date, accrued on the Component Notional Amount of Component S-A3 outstanding immediately prior to such Distribution Date; (v) one month's interest at the Pass-Through Rate applicable to Component S-B1 for such Distribution Date, accrued on the Component Notional Amount of Component S-B1 outstanding immediately prior to such Distribution Date; (vi) one month's interest at the Pass-Through Rate applicable to Component S-B2 for such Distribution Date, accrued on the Component Notional Amount of Component S-B2 outstanding immediately prior to such Distribution Date; (vii) one month's interest at the Pass-Through Rate applicable to Component S-B3 for such Distribution Date, accrued on the Component Notional Amount of Component S-B3 outstanding immediately prior to such Distribution Date; (viii) one month's interest at the Pass-Through Rate applicable to Component S-B4 for such Distribution Date, accrued on the Component Notional Amount of Component S-B4 outstanding immediately prior to such Distribution Date; and (ix) one month's interest at the Pass-Through Rate applicable to Component S-C for such Distribution Date, accrued on the Component Notional Amount of Component S-C outstanding immediately prior to such Distribution Date. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months and, with respect to any Class of REMIC III Certificates for any Distribution Date, shall be deemed to accrue during the applicable Interest Accrual Period.

            "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

            "Advance": Any P&I Advance or Servicing Advance.

            "Advance Collateral Fund": The separate account established and maintained pursuant to the Collateral Fund Custodial Agreement and Section 7.06 hereof, in the name of the Trustee for the benefit of the Certificateholders, which account must be an Eligible Account.

            "Advance Interest": Interest accrued on any Advance at the Reimbursement Rate and payable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, all in accordance with Section 3.11(f) or
Section 4.03(d), as applicable.

            "Adverse REMIC Event": Either (i) the endangerment of the status of any of REMIC I, REMIC II or REMIC III as a REMIC or (ii) the imposition of a tax upon any of REMIC I, REMIC II or REMIC III or any of their respective assets or transactions (including, without limitation, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code).

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement together with all amendments hereof and supplements hereto.

            "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of greater than $1,000,000; or (ii) a limited appraisal and a summary report of the "market value" of the Mortgaged Property, as defined in 12 CFR ss.225.62(g), conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with a Stated Principal Balance as of the date of such appraisal of $1,000,000 or less.

            "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount equal to the excess, if any, of (a) as calculated on the Determination Date immediately following the date on which the most recent relevant Appraisal was obtained by the Special Servicer pursuant to this Agreement, the sum of (i) the Stated Principal Balance of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of the Master Servicer or the Trustee, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the sum of the related Net Mortgage Rate and the Trustee's Fee Rate, (iii) all accrued but unpaid Master Servicing Fees, Property Servicing Fees and Special Servicing Fees in respect of such Required Appraisal Loan, (iv) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer or the Trustee in respect of such Required Appraisal Loan, together with all unpaid Advance Interest accrued on such Advances, and (v) all currently due but unpaid real estate taxes and assessments, insurance premiums, and if applicable, ground rents in respect of the related Mortgaged Property or REO Property, net of any Escrow Payments or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) the Appraised Value of the related Mortgaged Property or REO Property, as applicable, as determined by such Appraisal, net of (ii) the amount of any liens on such property (not accounted for in clause (a)(v) of this definition) that are prior to the lien of the Required Appraisal Loan.

            "Appraised Value": With respect to each Mortgaged Property or REO Property, the appraised value thereof (as is) based upon the most recent Appraisal obtained pursuant to this Agreement but in no event based upon an Appraisal more than 12 months old.

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related Mortgage Loan.

            "Assumed Scheduled Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before such date) and for any subsequent Due Date therefor as of which such Mortgage Loan remains outstanding and part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan on such Due Date if it had been required to continue to pay in accordance with the amortization schedule, if any, in effect on the Closing Date, and without regard to the occurrence of its Stated Maturity Date. With respect to any REO Loan, for any Due Date therefor as of which the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Mortgage Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, the Assumed Scheduled Payment that would have been deemed due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding).

            "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date, together with any P&I Advances and/or Compensating Interest Payments that were made on and in respect of such Distribution Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period, (iii) Prepayment Premiums and Yield Maintenance Premiums, (iv) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses (ii) through (iv) of Section 3.05(b), and (v) any amounts deposited in the Distribution Account in error; provided that the Available Distribution Amount for the Final Distribution Date shall be calculated without regard to clauses (b)(i) and (b)(ii) of this definition.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date and as to which, in accordance with such terms, the Scheduled Payment due on its Stated Maturity Date is larger than the Scheduled Payment due on the Due Date immediately preceding its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bank": ______________________.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Breach": As defined in Section 2.03(a).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, either of the cities in which the Primary Servicing Offices of the Master Servicer and the Special Servicer are located or the city in which the Corporate Trust Office of the Trustee is located, are authorized or obligated by law or executive order to remain closed.

            "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

            "Certificate": Any one of the Depositor's ______________ Mortgage Pass-Through Certificates, Series 199__-____, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

            "Certificate Factor": With respect to any Class of REMIC III Regular Certificates, as of any date of determination, a fraction, expressed as a decimal carried to six places, the numerator of which is the then related Class Principal Balance or Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or Initial Class Notional Amount, as the case may be.

            "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified Organization nor a NonUnited States Person shall be a "Holder" of, or a "Certificateholder" with respect to, a Residual Certificate for any purpose hereof and, (ii) except where herein specifically stated otherwise, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee in its respective capacity as such, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator or the Trustee, as the case may be, or any Certificate registered in the name of any of its Affiliates, shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Certificateholders" or "Holders" shall reflect the rights of Certificate Owners only insofar as they may indirectly exercise such rights through the Depository and the Depository Participants (except as otherwise specified herein), it being herein acknowledged and agreed that the parties hereto shall be required to recognize as a "Certificateholder" or "Holder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certificate Notional Amount": With respect to any Class S Certificate, the hypothetical or notional principal amount on which such Certificate accrues interest from time to time, which, as of any date of determination, is equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Notional Amount of the Class S Certificates.

            "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal Balance of the Class of Sequential Pay Certificates to which such Certificate belongs.

            "Certificate Register": The register maintained pursuant to Section 5.02.

            "Certificate Registrar": The registrar appointed pursuant to Section 5.02.

            "Certificate Yield Maintenance Amount": With respect to any Distribution Date and any Class of Sequential Pay Certificates, the amount calculated in the same manner as any Yield Maintenance Premium collected with respect to a Mortgage Loan except that, for purposes of such calculation, the Pass-Through Rate of such Class for such Distribution Date shall be used in lieu of the related Mortgage Rate and the portion of the related prepayment of principal distributable to such Class (calculated based upon the portion of the Principal Distribution Amount for such Distribution Date payable in respect of such Class) shall be used in lieu of the total prepayment.

            "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

            "Class A Certificate": Any Class A-1A Certificate, Class A-1B Certificate, Class A-2 Certificate or Class A-3 Certificate.

            "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A" designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class A-1B Certificate": Any one of the Certificates with a "Class A-1B" designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class A-2" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class A-3 Certificate": Any one of the Certificates with a "Class A-3" designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class B Certificate": Any Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate or Class B-4 Certificate.

            "Class B-1 Certificate": Any one of the Certificates with a "Class B-1" designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class B-2 Certificate": Any one of the Certificates with a "Class B-2" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class B-3 Certificate": Any one of the Certificates with a "Class B-3" designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class B-4 Certificate": Any one of the Certificates with a "Class B-4" designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C" designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Class Notional Amount": The aggregate hypothetical or notional principal amount on which the Class S Certificates collectively accrue interest from time to time, which, as of any date of determination, is equal to the aggregate of the Component Notional Amounts for Component S-A1A, Component S-A1B, Component S-A2, Component S-A3, Component S-B1, Component S-B2, Component S-B3, Component S-B4 and Component S-C then outstanding (such interest accruing at potentially different Pass-Through Rates on such Component Notional Amounts).

            "Class Principal Balance": The aggregate principal amount of any Class of Sequential Pay Certificates outstanding as of any date of determination. As of the Closing Date, the Class Principal Balance of each such Class of Certificates shall equal the Initial Class Principal Balance thereof. On each Distribution Date, the Class Principal Balance of each such Class of Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(a).

            "Class R-I Certificate": Any one of the Certificates with a "Class R-I" designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class R-II" designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

            "Class R-III Certificate": Any one of the Certificates with a "Class R-III" designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing the sole class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

            "Class S Certificate": Any one of the Certificates with a "Class S" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

            "Closing Date": _____________, 199__.

            "Code": The Internal Revenue Code of 1986.

            "Collateral Fund Custodial Agreement": The Collateral Fund Custodial Agreement, dated as of ______________, 199__, among the Trustee and _________________ as Collateral Fund Custodian, pursuant to which the Advance Collateral Fund is established and maintained.

            "Collateral Fund Custodian": _________________, a _______________
organized under the laws of _________________, or its successor in interest.

            "Collection Account": The segregated account or accounts created and maintained by the Master Servicer pursuant to Section 3.04(a) in trust for the Certificateholders, which shall be entitled "_________________, as Master Servicer, in trust for the registered holders of CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-____".

            "Collection Period": With respect to any Distribution Date, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off
Date) and ending on and including the related Determination Date.

            "Compensating Interest Payment": Any payment made by the Master Servicer pursuant to Section 3.19(a) to cover Prepayment Interest Shortfalls.

            "Component": Any of the nine components of the partial beneficial ownership interest evidenced by the Class S Certificates in the Trust Fund, designated as "Component S-A1A," "Component S-A1B," "Component S-A2", "Component S-A3", "Component S-B1",

"Component S-B2", "Component S-B3", "Component S-B4" and "Component S-C", respectively, each such component representing a separate "regular interest" in REMIC III.

            "Component Notional Amount": The hypothetical or notional principal amount on which any of the Components of the Class S Certificates accrues interest from time to time equal to: (1) in the case of Component S-A1A, the Uncertificated Principal Balance of REMIC II Regular Interest A-1A outstanding from time to time; (2) in the case of Component S-A1B, the Uncertificated Principal Balance of REMIC II Regular Interest A-1B outstanding from time to time; (3) in the case of Component S-A2, the Uncertificated Principal Balance of REMIC II Regular Interest A-2 outstanding from time to time; (4) in the case of Component S-A3, the Uncertificated Principal Balance of REMIC II Regular Interest A-3 outstanding from time to time; (5) in the case of Component S-B1, the Uncertificated Principal Balance of REMIC II Regular Interest B-1 outstanding from time to time; (6) in the case of Component S-B2, the Uncertificated Principal Balance of REMIC II Regular Interest B-2 outstanding from time to time; (7) in the case of Component S-B3, the Uncertificated Principal Balance of REMIC II Regular Interest B-3 outstanding from time to time; (8) in the case of Component S-B4, the Uncertificated Principal Balance of REMIC II Regular Interest B-4 outstanding from time to time; and (9) in the case of Component S-C, the Uncertificated Principal Balance of REMIC II Regular Interest S-C outstanding from time to time.

            "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at __________________, Attention:
_________________.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of such Mortgage Loan or the related Mortgaged Property becoming an REO Property).

            "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor or an Affiliate of the Depositor.

            "Cut-off Date": ______________, 199__.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

            "Default Interest": With respect to any Mortgage Loan (or successor REO Loan), any amounts collected thereon, other than late payment charges, Prepayment Premiums or Yield

Maintenance Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or successor REO Loan) accrued at the related Mortgage Rate.

            "Defaulted Mortgage Loan": A Mortgage Loan (i) that is delinquent in an amount equal to at least two Monthly Payments (not including the Balloon Payment) or is delinquent thirty days or more in respect of its Balloon Payment, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note, or (ii) as to which the Special Servicer has, by written notice to the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Definitive Certificate":  As defined in Section 5.03(a).

            "Depositor":  CRIIMI MAE CMBS Corp., or its successor in interest.

            "Depository": The Depository Trust Company, or any successor Depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Determination Date": With respect to any Distribution Date, the earlier of (i) the __th day of the month in which such Distribution Date occurs, or if such __th day is not a Business Day, the immediately preceding Business Day or (ii) the third Business Day preceding such Distribution Date.

            "Determination Date Report": As defined in Section 4.02(b).

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by REMIC I other than through an Independent Contractor; provided, however, that the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) shall not be considered to Directly Operate an REO Property solely because the Special Servicer (or any Sub-Servicer on behalf of the Special Servicer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

            "Disqualified Organization": Any of the following: (i) the United States or a possession thereof, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization, or any agency or instrumentality of either of the foregoing, (iii) any organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code or (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Distributable Certificate Interest": With respect to any Class of REMIC III Regular Certificates, for any Distribution Date, the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of such Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the Classes of REMIC III Regular Certificates for such Distribution Date.

            "Distribution Account": The segregated account or accounts created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the Certificateholders, which shall be entitled "_________________, as Trustee, in trust for the registered holders of CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-____".

            "Distribution Date": The __th day of any month, or if such __th day is not a Business Day, the Business Day immediately following, commencing in the calendar month following the Closing Date.

            "Document Defect":  As defined in Section 2.02(e).

            "Due Date": With respect to any Mortgage Loan (and any successor REO
Loan), the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan is scheduled to be first due.

            "Effective Pass-Through Rate": With respect to the Class S Certificates for any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Pass-Through Rates for Component S-A1A, Component S-A1B, Component S-A2, Component S-A3, Component S-B1, Component S-B2, Component S-B3, Component S-B4 and Component S-C for such Distribution Date, weighted on the basis of the respective Component Notional Amounts of such Components of the Class S Certificates outstanding immediately prior to such Distribution Date.

            "Effective REMIC I Remittance Rate": With respect to any REMIC I Regular Interest, for any Distribution Date, (a) if the Mortgage Note for the related Mortgage Loan or REO Loan provides that interest accrues on such Mortgage Loan or REO Loan, as the case may be, on the basis of a 360-day year consisting of twelve 30-day months (a "30/360 basis"), the related REMIC I Remittance Rate in effect for such REMIC I Regular Interest for such Distribution Date, and (b) if the Mortgage Note for the related Mortgage Loan or REO Loan provides that interest accrues on such Mortgage Loan or REO Loan, as the case may be, other than on a 30/360 basis, the annualized rate at which interest would have to accrue thereon on a 30/360 basis during the applicable Interest Accrual Period for such REMIC I Regular Interest and such Distribution Date in order to produce the actual amount of Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, the long-term deposit or long-term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "[AA]" (or the equivalent) by each Rating Agency (if the deposits are to be held in the account for more than 30 days), or the short-term deposit or short-term unsecured debt obligations of which (or of such institution's parent holding company) are rated at least "[A-1]" (or the equivalent) by ____ and at least ____ (or the equivalent) by ____ (if the deposits are to be held in the account for 30 days or less), in any event at any time funds are on deposit therein, or (ii) a segregated trust account maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 CFR ss. 9.10(b), and which, in either case, has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority, or (iii) any other account that is acceptable to the Rating Agencies (as evidenced by written confirmation from each Rating Agency that the use of such account would not, in and of itself, cause a qualification, downgrading or withdrawal of the then-current rating assigned thereby to any Class of Certificates).

            "Emergency Advance:" Any Servicing Advance that must be made within five Business Days in order to avoid any penalty, any material harm to a Mortgaged Property or any other material adverse consequence to the Trust Fund.

            "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

            "Escrow Payment": Any payment received by the Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

            "Event of Default": One or more of the events described in Section 7.01(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Extraordinary Expense": Any expense experienced with respect to the Trust Fund and not otherwise included in the calculation of a Realized Loss that would result in the REMIC III Regular Certificateholders' receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.


            "FDIC": The Federal Deposit Insurance Corporation or any successor.

            "FHLMC": The Federal Home Loan Mortgage Corporation or any successor.

            "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section 9.01.

            "Final Recovery Determination": A determination made by the Special Servicer, in its reasonable good faith judgment, and in any event subject to the Servicing Standard, with respect to any defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or by the Special Servicer or the Master Servicer pursuant to Section 9.01), that there has been a recovery of all related Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that will ultimately be recoverable.

            "FNMA": The Federal National Mortgage Association or any successor.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or any Affiliate thereof, as the case may be.

            "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust Fund, delivered to the Trustee and the REMIC Administrator), so long as REMIC I does not receive or derive any income from such Person and provided that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee and the REMIC Administrator of an Opinion of Counsel, which shall be at no expense to the Trustee, the REMIC Administrator or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code, or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Initial Class Notional Amount": The initial Class Notional Amount of the Class S Certificates as of the Closing Date equal to $___________.

            "Initial Class Principal Balance": With respect to any Class of Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as set forth below:

                                          Initial Class
                  Class                   Principal Balance
                  -----                   -----------------

                  Class A-1A              $
                  Class A-1B              $
                  Class A-2               $
                  Class A-3               $
                  Class B-1               $
                  Class B-2               $
                  Class B-3               $
                  Class B-4               $
                  Class C                 $

            "Insurance Policy": With respect to any Mortgage Loan or REO Property, any hazard insurance policy, flood insurance policy, title insurance policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan (or the related Mortgaged Property) or such REO Property, as the case may be.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or REO Property or released to the related Mortgagor, in any case, in accordance with the Servicing Standard.

            "Interested Person": The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Mortgage Loan Seller, any
Certificateholder, or any Affiliate of any such Person.

            "Investment Account": As defined in Section 3.06(a).

            "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the Code and Treasury regulations promulgated thereunder.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous Collection Period, or on a Due Date coinciding with or preceding the Cut-off Date, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment (other than a Balloon Payment) or an Assumed Scheduled Payment in respect of the predecessor Mortgage Loan or late collections of the principal and/or interest portions of an Assumed Scheduled Payment in respect of such REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; or (iv) such Mortgage Loan is purchased by the Special Servicer or the Master Servicer pursuant to Section 3.18 or Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property; or (ii) such REO Property is purchased by the Special Servicer or the Master Servicer pursuant to Section 9.01.

            "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or REO Property (other than any Specially Serviced Mortgage Loan or REO Property purchased by the Special Servicer or the Master Servicer pursuant to
Section 3.18 or Section 9.01 or purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement), the fee designated as such and payable to the Special Servicer pursuant to the fourth paragraph of Section 3.11(c).

            "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage Loan or REO Property as to which a Liquidation Fee is payable, ____%.

            "Liquidation Proceeds": All cash amounts (other than Insurance Proceeds and REO Revenues) received by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a Defaulted Mortgage Loan by the Master Servicer or the Special Servicer pursuant to Section 3.18(c) or any other sale thereof pursuant to
Section 3.18(d); (v) the purchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement; or (vi) the purchase of a Mortgage Loan or REO Property by the Special Servicer or the Master Servicer pursuant to Section 9.01.

            "Master Servicer": _____________________, its successor in interest, or any successor servicer appointed as herein provided.

            "Master Servicer Remittance Amount": With respect to any Master Servicer Remittance Date, an amount equal to (a) all amounts on deposit in the Collection Account as of the commencement of business on such Master Servicer Remittance Date, net of (b) any portion of the amounts described in clause (a) of this definition that represents one or more of the following: (i) collected Monthly Payments that are due on a Due Date following the end of the related Collection Period, (ii) any payments of principal (including, without limitation, Principal Prepayments) and interest, Liquidation Proceeds and Insurance Proceeds received after the end of the related Collection Period,
(iii) any Prepayment Premiums and/or Yield Maintenance Premiums received after the end of the related Collection Period, (iv) any amounts payable or reimbursable to any Person from the Collection Account pursuant to clauses (ii) through (xvi) of Section 3.05(a), and (v) any amounts deposited in the Collection Account in error; provided that the Master Servicer Remittance Amount for the Master Servicer Remittance Date that occurs in the same calendar month as the Final Distribution Date shall be calculated without regard to clauses
(b)(i), (b)(ii) and (b)(iii) of this definition.

            "Master Servicer Remittance Date": The second Business Day preceding each Distribution Date.

            "Master Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee designated as such and payable to the Master Servicer pursuant to
Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, _______% per annum.

            "Maturity Assumptions": The assumptions used to calculate the "latest possible maturity date" for each REMIC II Regular Interest and each of the Classes of Certificates or Components thereof representing "regular interests" in REMIC III for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), which assumptions are: [to be specified].

            "Modified Mortgage Loan": Any Mortgage Loan as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.20 in a manner that:

          (A) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan);

          (B) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely) of the property to be released; or

          (C) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan or reduces the likelihood of timely payment of amounts due thereon.

            "Monthly Payment": With respect to any Mortgage Loan as of any Due Date, the scheduled monthly payment of principal and interest or interest only on such Mortgage Loan, including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

            "Mortgage": A mortgage, deed of trust, deed to secure debt or similar document that secures a Mortgage Note and creates a lien on a Mortgaged Property.

            "Mortgage File": With respect to any Mortgage Loan, subject to
Section 2.01, collectively, the following documents:

            (i) the original executed Mortgage Note, endorsed "Pay to the order of ______________, as trustee for the registered holders of CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-___, without recourse";

            (ii) an original or copy of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

            (iii) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, in each case (unless such document has not yet been returned from the applicable recording office) with evidence of recording indicated thereon;

            (iv) an original executed assignment of the Mortgage, in favor of _______________, as trustee for the registered holders of CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-___, in recordable form;

            (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of ________________, as trustee for the registered holders of CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-___, in recordable form;

            (vi) originals or copies of any written modification agreements in those instances where the terms or provision of the Mortgage or Mortgage Note have been modified;

            (vii) the original or a copy of the policy or certificate of lender's title insurance issued on the date of the origination of such Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy; and

            (viii)filed copies of any prior UCC Financing Statements in favor of the originator of such Mortgage Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing Statements prior to the Closing Date) and, if there is an effective UCC Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, an original UCC-2 or UCC-3, as appropriate, in favor of _______________, as trustee for the registered holders of CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-___;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Trustee or the Custodian for documents described in clause
(vi) of this definition, shall be deemed to include only such documents to the extent the Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan": Each of the mortgage loans listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund. As used herein, the term "Mortgage Loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage File.

            "Mortgage Loan Purchase Agreement": That certain Mortgage Loan Purchase and Sale Agreement, dated as of ____________, 199__, between the Depositor and the Mortgage Loan Seller and relating to the transfer of the Mortgage Loans to the Depositor.

            "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, attached hereto as Exhibit B-1. Such list shall set forth the following information with respect to each Mortgage Loan:

      (i)   the Mortgage Loan number;

      (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

      (iii) the Cut-off Date Balance;

      (iv) the amount of the Monthly Payment due on the first Due Date following the Closing Date;

      (v)   the Mortgage Rate;

      (vi) the (A) remaining term to stated maturity and (B) the Stated Maturity Date; and

      (vii) in the case of a Balloon Mortgage Loan, the remaining amortization term.

            "Mortgage Loan Seller": ___________________ or its successor in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Mortgage Loans and any successor REO Loans.

            "Mortgage Rate": With respect to any Mortgage Loan (and any successor REO Loan), the fixed annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, as such rate may be modified in accordance with Section 3.20 or in connection with a bankruptcy, insolvency or similar proceeding involving the related Mortgagor.

            "Mortgaged Property": A property subject to the lien of a Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any Distribution Date, the amount, if any, by which (a) the aggregate of all Prepayment Interest Shortfalls incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.19(a) in connection with such Prepayment Interest Shortfalls.

            "Net Investment Earnings": With respect to any Investment Account for any Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds held in such Investment Account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 3.06.

            "Net Investment Loss": With respect to any Investment Account for any Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds held in such Investment Account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds.

            "Net Mortgage Rate": With respect to any Mortgage Loan (or successor REO Loan), as of any date of determination, the related Mortgage Rate minus ___ basis points.

            "Net Operating Income": With respect to any Mortgaged Property, the net operating income derived from such Mortgaged Property, calculated in accordance with Exhibit K.

            "Net Penalty Charges": With respect to any Mortgage Loan, any Penalty Charges actually collected thereon (based on the allocations specified in Section 1.02), net of any portion thereof allocable to pay the Special Servicer any Liquidation Fee or Workout Fee in respect of such Mortgage Loan and further net of any Advance Interest accrued on Advances made in respect of such Mortgage Loan and reimbursable from such Penalty Charges in accordance with
Section 3.05(a)(viii).

            "Net Prepayment Premium:" With respect to any Mortgage Loan, any Prepayment Premium actually collected thereon, net of any portion thereof allocable to pay a Liquidation Fee or a Workout Fee.

            "Net Yield Maintenance Premium:" With respect to any Mortgage Loan, any Yield Maintenance Premium actually collected thereon, net of any portion thereof allocable to pay a Liquidation Fee or a Workout Fee.

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance.

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or to be made in respect of any Mortgage Loan or any REO Loan that, as determined by the Master Servicer or, if applicable, the Trustee, in its reasonable good faith judgment, and in any event subject to the Servicing Standard, will not be ultimately recoverable from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or to be made in respect of a Mortgage Loan or REO Property that, as determined by the Master Servicer, the Special Servicer or, if applicable, the Trustee, in its reasonable good faith judgment, and in any event subject to the Servicing Standard, will not be ultimately recoverable from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property.

            "Non-United States Person": Any Person other than a United States Person.

            "Officer's Certificate": A certificate signed by a Servicing Officer of the Master Servicer or the Special Servicer or a Responsible Officer of the Trustee, as the case may be.

            "Operating Statement Analysis": As defined in Section 4.02(c).

            "Opinion of Counsel": A written opinion of counsel (which counsel shall be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator) acceptable to and delivered to the addressee(s) thereof and which Opinion of Counsel shall not be at the expense of the Trustee or the REMIC Administrator.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "P&I Advance": As to any Mortgage Loan or REO Loan, any advance made by the Master Servicer or the Trustee pursuant to Section 4.03.

            "P&I Advance Date": The second Business Day preceding each Distribution Date.

            "Pass-Through Rate":  With respect to:

            (i) Component S-A1A, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest A-1A for such Distribution Date, over the fixed Pass-Through Rate for the Class A-1A Certificates;

            (ii) Component S-A1B, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest A-1B for such Distribution Date, over the fixed Pass-Through Rate for the Class A-1B Certificates;

            (iii) Component S-A2, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest A-2 for such Distribution Date, over the fixed Pass-Through Rate for the Class A-2 Certificates;

            (iv) Component S-A3, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest A-3 for such Distribution Date, over the fixed Pass-Through Rate for the Class A-3 Certificates;

            (v) Component S-B1, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest B-1 for such Distribution Date, over the fixed Pass-Through Rate for the Class B-1 Certificates;

            (vi) Component S-B2, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest B-2 for such Distribution Date, over the fixed Pass-Through Rate for the Class B-2 Certificates;

            (vii) Component S-B3, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest B-3 for such Distribution Date, over the fixed Pass-Through Rate for the Class B-3 Certificates;

           (viii) Component S-B4, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest B-4 for such Distribution Date, over the fixed Pass-Through Rate for the Class B-4 Certificates;

            (ix) Component S-C, for any Distribution Date, the excess, if any, of the REMIC II Remittance Rate for REMIC II Regular Interest C for such Distribution Date, over the fixed Pass-Through Rate for the Class C Certificates; and

            (x) any Class of Sequential Pay Certificates, for any Distribution Date, the fixed rate per annum specified as such in respect of such Class in the Preliminary Statement hereto.

            "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date. The Payment Priority of the respective Classes of Certificates shall be, in descending order, as follows: first, the respective Classes of Senior Certificates; second, the Class A-2 Certificates; third, the Class A-3 Certificates; fourth, the Class B-1 Certificates; fifth, the Class B-2 Certificates; sixth, the Class B-3 Certificates; seventh, the Class B-4 Certificates; eighth, the Class C Certificates; and last, the respective Classes of Residual Certificates.

            "Penalty Charges": Default Interest, late payment charges and/or charges for checks returned for insufficient funds that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

            "Percentage Interest": With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or Certificate Notional Amount, as the case may be, of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class Principal Balance or Initial Class Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Permitted Investments": Any one or more of the following obligations or securities:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an "r" highlight attached to any rating, and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (ii) certain obligations of agencies or instrumentalities of the United States that are not backed by the full faith and credit of the United States, provided such obligations have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an "r" highlight attached to any rating, and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (iii) federal funds, uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements having maturities of not more than 365 days, of any bank or trust company organized under the laws of the United States or any state thereof, provided that such items are rated in the highest short-term debt rating category of each of the Rating Agencies or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency (as evidenced in writing by such Rating Agency), do not have an "r" highlight affixed to its rating and its terms have a predetermined fixed amount of principal due at maturity (that cannot vary or change), and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest short-term debt rating category of each of the Rating Agencies or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency (as evidenced in writing by such Rating Agency), do not have an "r" highlight affixed to its rating and its terms have a predetermined fixed amount of principal due at maturity (that cannot vary or change), and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (v) units of money market funds which maintain a constant net asset value and which are rated in the highest applicable rating category of each of the Rating Agencies or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency (as evidenced in writing by such Rating Agency); or

            (vi) any other obligation or security acceptable to each Rating Agency, which will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency (as evidenced in writing by such Rating Agency);

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change).

            "Permitted Transferee": Any Transferee of a Residual Certificate other than either a Disqualified Organization or Non-United States Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Phase I Environmental Assessment": A "Phase I assessment" as described in and meeting the criteria of Chapter 5 of the FNMA Multifamily Guide, as amended from time to time.

            "Plan": As defined in Section 5.02(c).

            "Plurality Residual Certificateholder": As to any taxable year of REMIC I, REMIC II or REMIC III, the Holder of Certificates evidencing the largest Percentage Interest in the Class of Residual Certificates constituting the sole class of "residual interests" in such REMIC.

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the Mortgage Loans, the REMIC I Regular Interests, the REMIC II Regular Interests and the Certificates for federal income tax purposes, the assumption that no Mortgage Loan is voluntarily prepaid.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made on or prior to the Determination Date in any calendar month but after the first day of such month, any payment of interest (net of related Master Servicing Fees and Property Servicing Fees) actually collected from the related Mortgagor and intended to cover the period from the commencement of such month to the date of prepayment (exclusive, however, of any related Prepayment Premium or Yield Maintenance Premium that may have been collected).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part made and applied to such Mortgage Loan after the Determination Date in any calendar month, the amount of interest, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Yield Maintenance Premium that may have been collected), that would have accrued at a rate per annum equal to the Mortgage Rate for such Mortgage Loan (net of the Master Servicing Fee Rate and Property Servicing Fee
Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the last day of such month, inclusive.

            "Prepayment Premium": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a Principal Prepayment on, or other early collection of principal of, a Mortgage Loan or any successor REO Loan, to the extent such premium, penalty or fee is expressed as a percentage of the principal amount being prepaid or a specified amount.

            "Primary Servicing Office": The office of the Master Servicer or the Special Servicer, as the context may require, that is primarily responsible for such party's servicing obligations hereunder.

            "Prime Rate": The "prime rate" published in the "Money Rates" section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate," then the Trustee, in its sole discretion, shall select an equivalent publication that publishes such "prime rate;" and if such "prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Trustee shall select a comparable interest rate index. In either case, such selection shall be made by the Trustee in its sole discretion and the Trustee shall notify the Master Servicer and the Special Servicer in writing of its selection.

            "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the following:

                  (a) the aggregate of the principal portions of all Scheduled
            Payments (other than Balloon Payments) and any Assumed Scheduled Payments due or deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period;

                  (b) the aggregate of all Principal Prepayments received on the
            Mortgage Loans during the related Collection Period;

                  (c) with respect to any Mortgage Loan as to which the related
            Stated Maturity Date occurred during or prior to the related Collection Period, any payment of principal (exclusive of any Principal Prepayments and any amounts described in clause (d) below) made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Scheduled Payment deemed due, in respect of such Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (d) the aggregate of all Liquidation Proceeds and Insurance
            Proceeds that were received on the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal of such Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered;

                  (e) with respect to any REO Properties, the aggregate of the principal portions of all Assumed Scheduled Payments deemed due in respect of the related REO Loans for their respective Due Dates occurring during the related Collection Period;

                  (f) with respect to any REO Properties, the aggregate of all
            Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period in respect of such REO Properties and that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Scheduled Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Scheduled Payment deemed due, in respect of the related REO Loan or the predecessor Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

                  (g) if such Distribution Date is subsequent to the initial
            Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding Distribution Date, over the aggregate distributions of principal made on the Certificates on such preceding Distribution Date pursuant to Section 4.01(a).

            "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and that is not accompanied by an amount of interest (without regard to any Prepayment Premium or Yield Maintenance Premium that may have been collected) representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Private Certificates": Unless and until registered under the Securities Act, any Class B-2, Class B-3, Class B-4, Class C or Residual Certificate.

            "Property Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Property Servicing Fee Rate": With respect to each Mortgage Loan and REO Loan, _______% per annum.

            "Purchase Price": With respect to any Mortgage Loan (or REO Property), a cash price equal to the aggregate of: (a) the outstanding principal balance of such Mortgage Loan (or the related REO Loan) as of the date of purchase, (b) all accrued and unpaid interest on such Mortgage Loan (or the related REO Loan) at the related Mortgage Rate to but not including the date of purchase (or, if such purchase occurs after the Determination Date in any calendar month, through the end of such calendar month), (c) all related and unreimbursed Servicing Advances, and (d) solely in the case of a purchase by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement, all accrued and unpaid Advance Interest in respect of related Advances.

            "Qualified Appraiser": In connection with the appraisal of any Mortgaged Property or REO Property, an Independent MAI-designated appraiser with at least five years of experience in respect of the relevant geographic location and property type.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

            "Rating Agency": Each of _______ and _______.

            "Realized Loss": With respect to: (1) each defaulted Mortgage Loan as to which a Final Recovery Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause (1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or REO Loan, as the case may be, at the related Mortgage Rate to but not including the related Due Date in the Collection Period in which the Final Recovery Determination was made, plus (c) any related unreimbursed Servicing Advances as of the commencement of the Collection Period in which the Final Recovery Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of such Mortgage Loan or REO Loan, as the case may be, during the

Collection Period in which such Final Recovery Determination was made; (2) each defaulted Mortgage Loan as to which any portion of the principal or past due interest payable thereunder was cancelled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal or past due interest (other than any Default Interest) so cancelled; and (3) each defaulted Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon (each such Realized Loss to be deemed to have been incurred on the Due Date for each affected Monthly Payment).

            "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

            "Reimbursement Rate": The rate per annum applicable to the accrual of Advance Interest, which rate per annum is equal to the Prime Rate.

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code.

            "REMIC Administrator": ____________________, its successor in interest, or any successor REMIC administrator appointed as herein provided.

            "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, and with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Closing Date, together with all documents included in the related Mortgage Files and any Escrow Payments and Reserve Funds; (ii) any REO Property acquired in respect of a Mortgage Loan; (iii) such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account and, if established, the REO Account; (iv) the rights of the Depositor under Sections ________________ of the Mortgage Loan Purchase Agreement; and (v) the rights of the Trustee and the Certificateholders as third party beneficiaries under the Mortgage Loan Purchase Agreement (as and to the extent provided under Section ____ thereof).

            "REMIC I Regular Interest": With respect to each Mortgage Loan (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I. Each REMIC I Regular Interest shall accrue interest at the related REMIC I Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance (which shall equal the Cut-off Date Balance of the related Mortgage Loan). The designation for each REMIC I Regular Interest shall be the loan number for the related Mortgage Loan set forth in the Mortgage Loan schedule.

            "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate for the related Mortgage Loan in effect as of the Closing Date.

            "REMIC II": The segregated pool of assets consisting of all of the REMIC I Regular Interests, with respect to which a separate REMIC election is to be made.

            "REMIC II Regular Interest": Any of the nine separate non-certificated beneficial ownership interests in REMIC II issued hereunder and designated as a "regular interest" in REMIC II. Each REMIC II Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

            "REMIC II Remittance Rate": With respect to any REMIC II Regular Interest for any Distribution Date, the Weighted Average Effective REMIC I Remittance Rate for such Distribution Date.

            "REMIC III": The segregated pool of assets consisting of all of the REMIC II Regular Interests, with respect to which a separate REMIC election is to be made.

            "REMIC III Certificate": Any Certificate, other than a Class R-I Certificate or a Class R-II Certificate.

            "REMIC III Regular Certificate": Any REMIC III Certificate, other than a Class R-III Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": A segregated custodial account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled " ____________________, as Special Servicer, on behalf of and in trust for registered holders of CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199__-____".

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18(d).

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to its Assumed Scheduled Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All Scheduled Payments (other than any Balloon Payment), Assumed Scheduled Payments (in the case of a Balloon Mortgage Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, all amounts payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Advances (together with any related unpaid Advance Interest), shall continue to be payable or reimbursable to the Master Servicer, the Special Servicer or the Trustee, as the case may be, in respect of an REO Loan.

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a)(i).

            "Request for Release": A request signed by a Servicing Officer of, as applicable, the Master Servicer in the form of Exhibit D-1 attached hereto or the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal Loan":  As defined in Section 3.19(c).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing: (i) reserves for repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property; or (ii) amounts to be applied as a Principal Prepayment on such Mortgage Loan in the event that certain leasing criteria in respect of the related Mortgaged Property are not met.

            "Residual Certificate": Any Class R-I Certificate, Class R-II Certificate or Class R-III Certificate.

            "Responsible Officer": When used with respect to the Trustee, any Vice President, Assistant Vice President, Trust Officer, Assistant Secretary or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Agreement. When used with respect to any Certificate Registrar (other than the Trustee), any officer or assistant officer thereof.

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due Date following the Cut-off Date as of which it is outstanding, the scheduled monthly payment of principal and interest on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, and assuming that each prior Scheduled Payment has been made in a timely manner.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class S Certificate, Class A-1A Certificate or Class A- 1B Certificate.

            "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate of the Class Principal Balances of the Class A-1A Certificates and the Class A-1B Certificates outstanding immediately prior thereto exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date, plus (b) the lesser of (i) the Principal Distribution Amount for such Distribution Date and (ii) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distributions of interest to be made on the Senior Certificates on such Distribution Date have been so made.

            "Sequential Pay Certificate": Any Class A-1A Certificate, Class A-1B Certificate, Class A-2 Certificate, Class A-3 Certificate, Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class B-4 Certificate or Class C Certificate.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred or to be incurred, as the context requires, by the Master Servicer or the Special Servicer (or, if applicable, the Trustee) in connection with the servicing of a Mortgage Loan after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of
(a) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in Sections 2.02(e), 2.03(c), 3.03(c) and 3.09, (b) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the Master Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the Master Servicer or the Special Servicer is required to cause to be insured pursuant to Section 3.07(a), (c) obtaining any Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan or REO Property, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, and (e) the operation, management, maintenance and liquidation of any REO Property; provided that notwithstanding anything to the contrary, "Servicing Advances" shall not include allocable overhead of the Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs and expenses, or costs incurred by either such party in connection with its purchase of any Mortgage Loan or REO Property pursuant to any provision of this Agreement.

            "Servicing File": Any documents (other than documents required to be part of the related Mortgage File) in the possession of the Master Servicer or the Special Servicer and relating to the origination and servicing of any Mortgage Loan or the administration of any REO Property.

            "Servicing Officer": Any officer or employee of the Master Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time.

            "Servicing Return Date": With respect to any Corrected Mortgage Loan, the date that servicing thereof is returned by the Special Servicer to the Master Servicer pursuant to Section 3.21(a).

            "Servicing Standard": To service and administer the Mortgage Loans and REO Properties with the higher of the care, skill and diligence with which prudent institutional commercial mortgage lenders and loan servicers service comparable mortgage loans and the care, skill, prudence and diligence with which the Master Servicer or Special Servicer, as the case may be, generally services comparable mortgage loans owned by it, and in any event with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans or, if a Mortgage Loan comes into and continues in default and no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate), but without regard to: (i) any relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any other party hereto; (ii) the ownership of any Certificate by the Master Servicer or the Special Servicer, as the case may be, or by any Affiliate thereof; (iii) the Master Servicer's obligation to make Advances; (iv) the Special Servicer's obligation to make Servicing Advances; and (v) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive compensation for its services or reimbursement of costs hereunder or with respect to any particular transaction.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (h) of the definition of "Specially Serviced Mortgage Loan".

            "Single Certificate": For purposes of Section 4.02, a hypothetical Certificate of any Class of REMIC III Regular Certificates evidencing a $1,000 denomination or, in the case of a Class S Certificate, a 100% Percentage Interest in the relevant Class.

            "Special Servicer": ___________________, its successor in interest, or any successor special servicer appointed as herein provided.

            "Special Servicer Report": As defined in Section 4.02(c).

            "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, _______% per annum.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events has occurred:

            (a) the related Mortgagor has failed to make when due any Balloon Payment, which failure continues, or the Master Servicer determines in its reasonable good faith judgment will continue, unremedied for 30 days; or

            (b) the related Mortgagor has failed to make when due any Monthly Payment (other than a Balloon Payment) or any other payment required under the related Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

            (c) the Master Servicer has determined, in its reasonable good faith judgment, that a default in the making a Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and is likely to remain unremedied for at least 60 days or, in the case of a Balloon Payment, for at least 30 days; or

            (d) the Master Servicer has determined, in its reasonable good faith judgment, that a default, other than as described in clause (a) or (b) above, has occurred that may materially impair the value of the related Mortgaged Property as security for the Mortgage Loan, which default has continued unremedied for the applicable cure period under the terms of the Mortgage Loan (or, if no cure period is specified, for 30 days); or

            (e) there has been commenced in any court or agency or supervisory authority having jurisdiction in the premises an involuntary action against the related Mortgagor under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs; provided, however, that no Workout Fee or Liquidation Fee shall be payable with respect to a Specially Serviced Mortgage Loan that has become such pursuant to the provisions of this subsection (e) if such involuntary action is dismissed within 30 days of commencement of such action (or is dismissed between 31 and 60 days after such commencement in the absence of the Special Servicer having provided substantial services in connection with such dismissal) and no other Servicing Transfer Event then exists; or

            (f) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

            (g) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

            (h) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan, when a Liquidation Event has occurred in respect of such Mortgage Loan, when the related Mortgaged Property has become an REO Property or, so long as at such time no circumstance identified in clauses (a) through (h) above exists that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan:

            (w)   with respect to the circumstances described in clauses (a) and
                  (b) above, when the related Mortgagor has made three consecutive full and timely Monthly Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20);

            (x)   with respect to the circumstances described in clauses (c),
                  (e), (f) and (g) above, when such circumstances cease to exist in the reasonable good faith judgment of the Special Servicer;

            (y) with respect to the circumstances described in clause (d) above, when such default is cured; and

            (z) with respect to the circumstances described in clause (h) above, when such proceedings are terminated.

            "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(c).

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20.

            "Stated Principal Balance": With respect to any Mortgage Loan (and any successor REO Loan), the Cut-off Date Balance of such Mortgage Loan, as reduced on each Distribution Date (to not less than zero) by (i) all payments (or P&I Advances in lieu thereof) and other collections of principal of such Mortgage Loan (or successor REO Loan) that are (or, if they had not been applied to cover any Extraordinary Expense, would have been) distributed to Certificateholders on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage Loan (or successor or REO
Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation Event occurs in respect of any Mortgage Loan or REO Property, then the "Stated Principal Balance" of such Mortgage Loan or of the related REO Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such Liquidation Event occurred.

            "Subordinated Certificate": Any Class A-2 Certificate, Class A-3 Certificate, Class B-1 Certificate, Class B-2 Certificate, Class B-3 Certificate, Class B-4 Certificate, Class C Certificate, Class R-I Certificate, Class R-II Certificate or Class R-III Certificate.

            "Sub-Servicer": Any Person with which the Master Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

            "Substitute Collateral": As defined in Section 7.06.

            "Sub-Servicing Agreement": The written contract between the Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Tax Matters Person": With respect to any of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under

Treasury regulation section 1.860F-4(d) and temporary Treasury regulation section 301.6231(a)(7)-1T, which Person shall, pursuant to Section 10.01(d), be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income (REMIC) Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holder of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable state or local tax laws.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

            "Trust Fund": Collectively, all of the assets of REMIC I, REMIC II and REMIC III.

            "Trustee": ___________________, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee's Fee": With respect to the Mortgage Pool, the fee designated as such and payable to the Trustee pursuant to Section 8.05. The Trustee shall be entitled to withdraw earned but unpaid Trustee's Fees from the Distribution Account on each Distribution Date, pursuant to Sections 3.05(b) and 8.05(a).

            "Trustee's Fee Rate": _______% per annum.

            "Trustee Report": As defined in Section 4.02(a).

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in any relevant jurisdiction.

            "Uncertificated Accrued Interest": With respect to any REMIC I Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months or, if the related Mortgage Loan or REO Loan accrues interest on a different basis, on such alternative basis) at the REMIC I Remittance Rate applicable to such REMIC I Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date. With respect to any REMIC II Regular Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC II Remittance Rate applicable to such REMIC II Regular Interest for such Distribution Date, accrued on the Uncertificated Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date.

            "Uncertificated Distributable Interest": With respect to any REMIC I Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, reduced (to not less than zero) by the product of (i) any Net Aggregate Prepayment Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued Interest in respect of such REMIC II Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC II Regular Interests for such Distribution Date.

            "Uncertificated Principal Balance": The principal amount of any REMIC I Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall equal the Cut-off Date Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(i) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial stated principal amount. On each Distribution Date, the Uncertificated Principal Balance of each REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(h) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.04(b).

            "Underwriter": _________________________________.

            "United States Person": A citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            "USPAP": The Uniform Standards of Professional Appraisal Practices.

            "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, _____% of the Voting Rights shall be allocated among the Holders of the various Classes of Sequential Pay Certificates in proportion to the respective Class Principal Balances thereof, _____% of the Voting Rights shall be allocated to the Holders of the Class S Certificates, and any Voting Rights not otherwise allocated in the aforesaid manner will be allocated to the REMIC Residual Certificates. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

            "Weighted Average Effective REMIC I Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective Effective REMIC I Remittance Rates in respect of the REMIC I Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Balances of the REMIC I Regular Interests outstanding immediately prior to such Distribution Date.

            "Weighted Average REMIC II Remittance Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective REMIC II Remittance Rates in respect of the REMIC II Regular Interests for such Distribution Date, weighted on the basis of the respective Uncertificated Principal Balances of the REMIC II Regular Interests outstanding immediately prior to such Distribution Date.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan, ___%.

            "Yield Maintenance Premium": With respect to any Mortgage Loan, any premium, penalty or fee paid or payable, as the context requires, by a Mortgagor in connection with a

Principal Prepayment on, or other early collection of principal of, a Mortgage Loan, other than any Prepayment Premium.

            SECTION 1.02. Certain Calculations in Respect of the Mortgage Pool.

            (a) All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan to but not including, as appropriate, the date of receipt (or, in the case of a full Monthly Payment from any Mortgagor, through the related Due Date); third, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, as a recovery of principal to the extent of its entire remaining unpaid principal balance); fourth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; fifth, as a recovery of Reserve Funds to the extent then required to be held in escrow; sixth, as a recovery of any Prepayment Premium or Yield Maintenance Premium then due and owing under such Mortgage Loan; seventh, as a recovery of any other amounts then due and owing under such Mortgage Loan; and eighth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance.

            (b) Collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related and unreimbursed Servicing Advances; second, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt; third, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fourth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

            (c) Insofar as amounts received in respect of any Mortgage Loan or REO Property and allocable to fees and charges owing in respect of such Mortgage Loan or the related REO Loan, as the case may be, that constitute additional servicing compensation payable to the Master Servicer and/or Special Servicer, are insufficient to cover the full amount of such fees and charges, such amounts shall be allocated between such of those fees and charges as are payable to the Master Servicer, on the one hand, and such of those fees and charges as are payable to the Special Servicer, on the other, pro rata in accordance with their respective entitlements.

            (d) The foregoing applications of amounts received in respect of any Mortgage Loan or REO Property shall be determined by the Master Servicer and reflected in the appropriate monthly Determination Date Report and Trustee Report.

                                  ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                       ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01. Conveyance of Mortgage Loans.

            (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign to the Trustee without recourse for the benefit of the Certificateholders all the right, title and interest of the Depositor in, to and under (i) the Mortgage Loans, (ii) Sections ______________ of the Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in the Trust Fund. Such assignment includes, without limitation, all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of interest and principal due and payable on the Mortgage Loans on or before the Cutoff Date and any Principal Prepayments (together with any related Prepayment Premiums and/or Yield Maintenance Premiums) received on or before the Cut-off Date).

            (b) The conveyance of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale of the Mortgage Loans and such other related rights and property to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund, including, without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable on or prior to the Cut-off Date and any Principal Prepayments received on or prior to the Cut-off Date), all amounts held from time to time in the Collection Account, the Distribution Account and, if established, the REO Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans, (iii) the possession by the Trustee or its agent of the Mortgage Notes with respect to the Mortgage Loans and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor shall file or cause to be filed, as a precautionary filing, a Form UCC-1 substantially in the form attached as Exhibit J hereto in all appropriate locations in the State of _____________ promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements with respect thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The Depositor shall cooperate in a reasonable manner with the Trustee and the Master Servicer in preparing and filing such continuation statements. This
Section 2.01(b) shall constitute notice to the Trustee pursuant to any of the requirements of the UCC in effect in _________.

            (c) In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, (i) the Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby (with copies to the Master Servicer), on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned and (ii) the Depositor shall deliver to the Trustee on or before the Closing Date a fully executed counterpart of the Mortgage Loan Purchase Agreement.

            (d) The Trustee shall deliver to the Master Servicer within 15 days after the Closing Date each assignment of Mortgage and assignment of Assignment of Leases in favor of the Trustee referred to in clauses (iv) and (v) of the definition of "Mortgage File" and each UCC-2 and UCC-3 in favor of the Trustee referred to in clause (viii) of the definition of "Mortgage File", and the Master Servicer shall, at the Depositor's expense, as to each Mortgage Loan, promptly (and in any event within 45 days following the Closing Date) cause each such document to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as the Master Servicer deems appropriate. Each such assignment shall reflect that it should be returned by the public recording office to the Trustee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee following filing; provided that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases the Master Servicer shall obtain therefrom a certified copy of the recorded original. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Depositor shall promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Master Servicer shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

            (e) The Depositor shall deliver to and deposit with, or cause to be delivered to and deposited with, the Master Servicer all documents and records in the possession of the Depositor or the Mortgage Loan Seller that relate to the Mortgage Loans necessary for the servicing of the Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof, and the Master Servicer shall hold all such documents and records on behalf of the Trustee in trust for the benefit of the Certificateholders.

            (f) On or prior to the tenth Business Day following the Closing Date, the Depositor shall cause copies of the documents referred to in clauses
(i), (ii) (iii), (vi) (as applicable) and (vii) of the definition of "Mortgage File" for each Mortgage Loan to be delivered to the Master Servicer and the Special Servicer.

            SECTION 2.02. Acceptance of REMIC I by Trustee.

            (a) The Trustee, by its execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf, subject to the proviso in the definition of Mortgage File, to any exceptions noted on the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, to the provisions of Sections 2.01, 2.02(c) and 2.02(d) and to the further review provided for in Section 2.02(b), of (i) the Mortgage File with respect to each Mortgage Loan (provided that with respect to the documents referred to in clause
(vi) of the definition of "Mortgage File" such acknowledgment shall apply only to the extent such documents are actually delivered), (ii) a fully executed counterpart of the Mortgage Loan Purchase Agreement, and (iii) all other assets delivered to it and included in REMIC I, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders. In addition, the Trustee hereby certifies to each of the other parties hereto and the Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule, except as specifically identified in the Schedule of Exceptions to Mortgage File Delivery attached hereto as Exhibit B-2, (i) all documents specified in clauses (i), (ii), (iv),
(vii) and (viii) of the definition of "Mortgage File" are in its possession or the possession of a Custodian on its behalf, (ii) all documents referred to in clause (i) of this sentence received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor) and purport to relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

            (b) On or about the 90th day following the Closing Date (and, if any exceptions are noted, again on or about the first anniversary of the Closing
Date), the Trustee shall, subject to Sections 2.01, 2.02(c) and 2.01(d), certify in writing to each of the other parties hereto and the Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification): (i) all documents specified in clauses (i) through (v), (vii) and (viii) of the definition of "Mortgage File" are in its possession, (ii) all documents received by it or any Custodian with respect to such Mortgage Loan have been reviewed by it or by such Custodian on its behalf and appear regular on their face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor) and purport to relate to such Mortgage Loan, and (iii) based on the examinations referred to in Section 2.02(a) above and this Section 2.02(b) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (ii), (v) and (vi)(B) of the definition of "Mortgage Loan Schedule" accurately reflects the information set forth in the Mortgage File.

            (c) None of the Trustee, the Master Servicer, the Special Servicer or any Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            (d) In performing any such review contemplated by subsections (a) and (b) above, the Trustee may conclusively rely on the Depositor as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's review of the Mortgage Files is limited solely to confirming that the documents listed in definition of Mortgage File have been received and further confirming that any and all documents delivered pursuant to this Section 2.02 have been executed and relate to the Mortgage Loans identified in the Mortgage Loan Schedule. The Trustee shall have no responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether the requisite recording of any document is in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

            (e) If any party hereto discovers that any document constituting a part of a Mortgage File has not been properly executed, is missing, contains information that does not conform in any respect with the corresponding information set forth in the Mortgage Loan Schedule (and the terms of such document have not been modified by written instrument contained in the Mortgage
File), or does not appear to be regular on its face (each, a "Document Defect"), such party shall give prompt written notice thereof to the other parties thereto. Upon its discovery or receipt of notice of any such Document Defect, the Master Servicer shall notify the Mortgage Loan Seller. If any Document Defect is not corrected within 90 days of such notice, and such Document Defect materially and adversely affects the value of any Mortgage Loan or the interests of the Certificateholders therein, the Master Servicer shall, on behalf of the Trust Fund, exercise such rights and remedies as it may have hereunder, under the Mortgage Loan Purchase Agreement with respect to such Document Defect in such manner as it determines, in its reasonable good faith judgment, is in the best interests of the Certificateholders (taken as a collective whole). Any and all expenses incurred by the Master Servicer with respect to the foregoing shall constitute Servicing Advances in respect of the affected Mortgage Loan.

            SECTION 2.03. Certain Repurchases of Mortgage Loans by the Mortgage
                          Loan Seller.

            (a) If any party hereto or any Certificateholder discovers or receives notice of a breach of any representation or warranty relating to any Mortgage Loan set forth in the Mortgage Loan Purchase Agreement (a "Breach"), and such Breach materially and adversely affects the value of such Mortgage Loan or the interests of the Certificateholders therein, such Person shall give prompt written notice to the parties hereto. Promptly upon becoming aware of any such Breach, the Master Servicer shall request that the Mortgage Loan Seller, not later than 90 days (or such other period as is provided in the Mortgage Loan Purchase Agreement) from the receipt by the Mortgage Loan Seller of such notice, cure such Breach in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price as, if and to the extent required by the Mortgage Loan Purchase Agreement; provided that if (i) such Breach does not relate to whether the affected Mortgage Loan is a "qualified mortgage" within the meaning of Section 860(a)(3) of the Code, (ii) such Breach is capable of being cured but not within such 90-day (or other) period, (iii) the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Breach within such 90-day (or other) period, and (iv) the Mortgage Loan Seller shall have delivered to the Trustee a certification executed on behalf of the Mortgage Loan Seller by an officer thereof setting forth the reason that such Breach is not capable of being cured within an initial 90-day (or other) period, specifying what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such Breach will be cured within an additional period not to exceed 90 more days, then the Mortgage Loan Seller shall have up to an additional 90 days to complete such cure. If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Collection Account as the account to which funds in the amount of the Purchase Price are to be wired, and the Master Servicer shall promptly notify the Trustee when such deposit is made. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

            (b) Upon receipt of an Officer's Certificate from the Master Servicer to the effect that the full amount of the Purchase Price for any Mortgage Loan repurchased by the Mortgage Loan Seller as contemplated by Section 2.03(a) has been deposited in the Collection Account, the Trustee shall release or cause to be released to such purchaser or its designee, as appropriate, the related Mortgage File, and shall execute and deliver such instruments of release, transfer and/or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in such purchaser or its designee the ownership of the repurchased Mortgage Loan. In connection with any such purchase by the Mortgage Loan Seller, each of the Master Servicer and the Special Servicer shall deliver any portion of the related Servicing File that is in its possession to such purchaser or its designee.

            (c) The Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Breach. If the Mortgage Loan Seller defaults on its obligations to repurchase any Mortgage

Loan as contemplated by Section 2.03(a), the Master Servicer shall promptly notify the Trustee and the Certificateholders and shall take such actions with respect to the enforcement of such repurchase obligations, including, without limitation, the institution and prosecution of appropriate legal proceedings, as the Master Servicer shall determine, in its reasonable good faith judgment, are in the best interests of the Certificateholders (taken as a collective whole). Any and all expenses incurred by the Master Servicer with respect to the foregoing shall constitute Servicing Advances in respect of the affected Mortgage Loan.

            SECTION 2.04. Representations and Warranties of the Depositor.

            (a) The Depositor hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                (i) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) The execution and delivery of this Agreement by the
            Depositor, and the performance and compliance with the terms of this Agreement by the Depositor, will not violate the Depositor's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound.

              (iii) The Depositor has the full power and authority to own its properties, to conduct its business as presently conducted by it and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                (v) The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's reasonable good faith judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

               (vi) The transfer of the Mortgage Loans to the Trustee as
            contemplated herein requires no regulatory or governmental approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

              (vii) No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this Agreement or that, in the Depositor's reasonable good faith judgment, is likely to materially and adversely affect either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

             (viii) Immediately prior to the transfer of the Mortgage Loans to the Trustee for the benefit of the Certificateholders pursuant to this Agreement, the Depositor had good and marketable title to, and was the sole owner and holder of, each Mortgage Loan; and the Depositor has full right and authority to sell, assign and transfer the Mortgage Loans.

               (ix) The Depositor is transferring the Mortgage Loans to the
            Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests created by or through the Depositor.

            (b) The representations and warranties of the Depositor set forth in
Section 2.04(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice to the other parties hereto.

            SECTION 2.05. Representations and Warranties of the Master Servicer.

            (a) The Master Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Master Servicer is a ________________ duly organized, validly existing and in good standing under the laws of the ____________________ and is, and shall remain, in compliance with the laws of each State in which any

            Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Master Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Master Servicer's reasonable good faith judgment, is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vi) No litigation is pending or, to the best of the Master
            Servicer's knowledge, threatened against the Master Servicer that, if determined adversely to the Master Servicer, would prohibit the Master Servicer from entering into this Agreement or that, in the Master Servicer's reasonable good faith judgment, is likely to materially and adversely affect either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer.

                  (vii) Each officer, director, employee, consultant or advisor of the Master Servicer with responsibilities concerning the servicing and administration of any

            Mortgage Loan is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Master Servicer nor any of its officers, directors, employees, consultants or advisors involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance.

                  (viii) No regulatory or governmental approval is required for the consummation by the Master Servicer of the transactions contemplated herein, other than any such approvals as have been obtained.


            (b) The representations and warranties of the Master Servicer set forth in Section 2.05(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice to the other parties hereto.

            (c) Any successor Master Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.05(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.05(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.06. Representations and Warranties of the Special
                          Servicer.

            (a) The Special Servicer hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Special Servicer is a ____________________ duly
            organized, validly existing and in good standing under the laws of __________________ and is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the
            Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Special Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Special Servicer is not in violation of, and its
            execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's reasonable good faith judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi) No litigation is pending or, to the best of the Special
            Servicer's knowledge, threatened against the Special Servicer that, if determined adversely to the Special Servicer, would prohibit the Special Servicer from entering into this Agreement or that, in the Special Servicer's reasonable good faith judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vii) Each officer, director, employee, consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of any Specially Serviced Mortgage Loan or REO Property is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors, employees, consultants or advisors involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance.

                  (viii) No regulatory or governmental approval is required for the consummation by the Special Servicer of the transactions contemplated herein, other than any such approvals as have been obtained.

            (b) The representations and warranties of the Special Servicer set forth in Section 2.06(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall given prompt written notice to the other parties hereto.

            (c) Any successor Special Servicer shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 2.06(a), subject to such appropriate modifications to the representation and warranty set forth in Section 2.06(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

            SECTION 2.07. Representations, Warranties and Covenants of the
                          Trustee and the REMIC Administrator.

            (a) The Bank, both in its capacity as Trustee and its capacity as REMIC Administrator, hereby represents and warrants to each of the other parties hereto and for the benefit of the Certificateholders, as of the Closing Date, that:

                  (i) The Bank is a _____________ duly organized, validly
            existing and in good standing under the laws of __________________________ and is, shall be or, if necessary, shall appoint a co-trustee that is, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations under this Agreement.

                  (ii) The execution and delivery of this Agreement by the Bank, and the performance and compliance with the terms of this Agreement by the Bank, will not violate the Bank's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other instrument to which it is a party or by which it is bound.

                  (iii) The Bank has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

                  (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Bank, enforceable against the Bank in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v) The Bank is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order or regulation of any federal, state or local governmental or regulatory authority, which violation, in the Bank's reasonable good faith judgment, is likely to affect materially and adversely either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

                  (vi) No litigation is pending or, to the best of the Bank's knowledge, threatened against the Bank that, if determined adversely to the Bank, would prohibit the Bank from entering into this Agreement or that, in the Bank's reasonable good faith judgment, is likely to materially and adversely affect either the ability of the Bank to perform its obligations under this Agreement or the financial condition of the Bank.

                  (vii) No regulatory or governmental approval is required for the consummation by the Bank of the transactions contemplated herein, other than any such approvals as have been obtained.

            (b) The representations, warranties and covenants of the Bank set forth in Section 2.07(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations, warranties and covenants, the party discovering such breach shall given prompt written notice to the other parties hereto.

            (c) Any successor Trustee or REMIC Administrator shall be deemed to have made, as of the date of its succession, each of the representations, warranties and covenants set forth in Section 2.07(a), subject to such appropriate modifications to the representation and warranty set forth in
Section 2.07(a)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization. In any such case, the term "Bank" shall be deemed to mean Trustee or REMIC Administrator, as appropriate.

            SECTION 2.08. [RESERVED]

            SECTION 2.09. Execution, Authentication and Delivery of Class R-I
                          Certificates; Creation of REMIC I Regular Interests.

            Subject to Sections 2.01 and 2.02, the Trustee hereby acknowledges the assignment to it of the assets included in REMIC I. Concurrently with such assignment and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, authenticate and deliver to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations. The interests evidenced by the Class R-I Certificates, together with the REMIC I Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II (as holder of the REMIC I Regular Interests) to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the REMIC I Regular Interests, respectively, and all ownership interests of the Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

            SECTION 2.10. Conveyance of REMIC I Regular Interests; Acceptance of
                          REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the Trustee for the benefit of the Holders of the Class R-II Certificates and the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust as REMIC II for the exclusive use and benefit of all present and future Holders of the Class R-II Certificates and the REMIC III Certificates.

            SECTION 2.11. Execution, Authentication and Delivery of Class R-II
                          Certificates; Creation of REMIC II Regular Interests.

            Concurrently with the assignment to it of the REMIC I Regular Interests and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, shall execute, authenticate and deliver to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III (as holder of the REMIC II Regular Interests) to receive distributions from the proceeds of REMIC II in respect of the Class R-II Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

            SECTION 2.12. Conveyance of REMIC II Regular Interests; Acceptance
                          of REMIC III by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the Trustee for the benefit of the Holders of the REMIC III Certificates. The Trustee acknowledges the assignment to it of the REMIC II Regular Interests and declares that it holds and will hold the same in trust as REMIC III for the exclusive use and benefit of all present and future Holders of the REMIC III Certificates.

            SECTION 2.13. Execution, Authentication and Delivery of REMIC III
                          Certificates.

            Concurrently with the assignment to it of the REMIC II Regular Interests and in exchange therefor, the Trustee shall execute, authenticate and deliver to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the Holders of the respective Classes of REMIC III Certificates to receive distributions from the proceeds of REMIC III in respect of their REMIC III Certificates, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

                                  ARTICLE III

                         ADMINISTRATION AND SERVICING
                               OF THE TRUST FUND

            SECTION 3.01. Administration of the Mortgage Loans.

            (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement, for the benefit of the Certificateholders, in accordance with any and all applicable laws and the terms of this Agreement, the Insurance Policies and the respective Mortgage Loans and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Without limiting the foregoing, and subject to Section 3.21, (i) the Master Servicer shall service and administer all Mortgage Loans as to which no Servicing Transfer Event has occurred and all Corrected Mortgage Loans, and (ii) the Special Servicer shall service and administer (x) each Mortgage Loan (other than a Corrected Mortgage Loan) as to which a Servicing Transfer Event has occurred, and (y) each REO Property; provided, however, that the Special Servicer shall provide certain services with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans, as specifically provided herein, and the Master Servicer shall continue to collect information and prepare all reports to the Trustee required hereunder with respect to any Specially Serviced Mortgage Loans and REO Properties (and the related REO Loans), and further to render such incidental services with respect to any Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein. The Master Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property.

            (b) Subject to Section 3.01(a), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own name, with respect to each of the Mortgage Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them: (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; and (ii) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. In addition, without limiting the generality of the foregoing, the Special Servicer is authorized and empowered by the Trustee to execute and deliver, in accordance with the Servicing Standard and subject to Sections 3.08 and 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File. Subject to Section 3.10, the Trustee shall, at the written request of a Servicing Officer of the Master Servicer or the Special Servicer, furnish, or cause to be so furnished, to the Master Servicer or the Special


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

Servicer, as appropriate, any limited powers of attorney and other documents necessary or appropriate to enable it to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by the Master Servicer or the Special Servicer.

            (c) The relationship of each of the Master Servicer and the Special Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            SECTION 3.02. Collection of Mortgage Loan Payments.

            Each of the Master Servicer or the Special Servicer shall undertake reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures as are consistent with the Servicing Standard. In addition, if a Mortgagor becomes delinquent with respect to any Monthly Payment (including, without limitation, a Balloon Payment), the Master Servicer shall promptly so notify the Special Servicer, shall keep the Special Servicer apprised of all collection and customer service matters with respect to the related Mortgage Loan and shall furnish to the Special Servicer copies of all written communications between the Master Servicer and such Mortgagor.

            SECTION 3.03. Collection of Taxes, Assessments and Similar Items;
                          Servicing Accounts; Reserve Accounts.

            (a) The Master Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments with respect to the Mortgage Loans shall be deposited and retained. Subject to any terms of the related Mortgage Loan documents that specify the nature of the account in which Escrow Payments shall be held, each Servicing Account shall be an Eligible Account. Withdrawals of amounts so collected in respect of any Mortgage Loan (and interest earned thereon) from a Servicing Account may be made only: (i) to effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) to refund to the related Mortgagor any sums as may be determined to be overages;
(iv) to pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the Master Servicer); or (v) to clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. The Master Servicer shall pay or cause to be paid to the Mortgagors interest earned on the investment of funds in Servicing Accounts maintained thereby, if and to the extent required by law or the terms of the related Mortgage Loan. If the Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Servicing Account, any provision herein to the contrary notwithstanding. Promptly after any Escrow Payments are received by the Special Servicer from any Mortgagor, and in any event within one Business Day after any such receipt, the Special Servicer shall remit such Escrow Payments to the Servicing Account or Servicing Accounts specified by the Master Servicer.

            (b) Each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, (i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date. The Master Servicer, for purposes of effecting any such payment for which it is responsible, shall disburse Escrow Payments as allowed under the terms of the related Mortgage Loan, and, for purposes of effecting any such payment for which the Special Servicer is responsible, the Master Servicer, upon the written request of the Special Servicer, shall apply Escrow Payments as allowed under the terms of the related Mortgage Loan; provided, however, that if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, enforce the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due.

            (c) In accordance with the Servicing Standard, each of the Master Servicer and the Special Servicer shall, as to those Mortgage Loans it is obligated to service hereunder, advance with respect to the related Mortgaged Property, all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items, (ii) ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, and provided that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such advances shall be reimbursable in the first instance from related collections from the Mortgagors and further as provided in Section 3.05(a) and, if made by the Special Servicer, Section 3.19(b). No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

            (d) The Master Servicer shall establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained. As and to the extent appropriate, withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, replacements, capital improvements and/or environmental testing and remediation at the related Mortgaged Property if such repairs, replacements, capital improvements and/or environmental testing and remediation have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Loan documents, each Reserve Account shall be an Eligible Account.

            (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any action or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the Master Servicer shall request from the Mortgagor written confirmation of such action and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Master Servicer shall determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan.

            SECTION 3.04. Collection Account and Distribution Account.

            (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account. The Master Servicer shall deposit or cause to be deposited in the Collection Account, upon receipt (in the case of payments by Mortgagors or other collections on the Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by or on behalf of the Master Servicer in respect of the Mortgage Pool subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse):

            (i) all payments on account of principal of the Mortgage Loans, including, without limitation, Principal Prepayments;

            (ii) all payments on account of interest on the Mortgage Loans and all late payment charges and charges for checks returned for insufficient funds collected on the Mortgage Loans;

            (iii) all Prepayment Premiums and Yield Maintenance Premiums received in respect of any Mortgage Loan;

            (iv) all Insurance Proceeds and Liquidation Proceeds (other than Liquidation Proceeds described in clause (vi) of the definition thereof that are required to be deposited in the Distribution Account pursuant to
      Section 9.01) received in respect of any Mortgage Loan;

            (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to investments of funds held in the Collection Account;

            (vi) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

            (vii) any amounts required to be transferred from any REO Account pursuant to Section 3.16(c); and

            (viii) insofar as they do not constitute Escrow Payments, any amounts paid by a Mortgagor specifically to cover items for which a Servicing Advance has been made.

            The foregoing requirements for deposit in the Collection Account shall be exclusive. Without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, and amounts that the Master Servicer and the Special Servicer are entitled to retain as additional servicing compensation pursuant to Section 3.11(b) and Section 3.11(d), respectively, need not be deposited by the Master Servicer in the Collection Account. If the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), _____% of any assumption fees and _____% of any modification fees collected by the Master Servicer with respect to Mortgage Loans other than Specially Serviced Mortgage Loans and _____% of any assumption fees, modification fees and Net Penalty Charges received by the Master Servicer with respect to Specially Serviced Mortgage Loans. The Collection Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced by the Master Servicer and the other accounts of the Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv) above with respect to any Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt, remit such amounts to the Master Servicer for deposit into the

Collection Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Master Servicer for deposit into the Collection Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer, without recourse or warranty, and shall deliver promptly, but in no event later than one Business Day after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b) The Trustee shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") to be held in trust for the benefit of the Certificateholders. The Distribution Account shall be an Eligible Account. On each Master Servicer Remittance Date, the Master Servicer shall deliver to the Trustee, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to the Master Servicer Remittance Amount for such Master Servicer Remittance Date.

            In addition, the Master Servicer shall, as and when required hereunder, deliver to the Trustee for deposit in the Distribution Account:

                  (i) any P&I Advances required to be made by the Master
            Servicer in accordance with Section 4.03(a);

                  (ii) any Compensating Interest Payments required to be made by the Master Servicer pursuant to Section 3.19(a); and

                  (iii) any Liquidation Proceeds paid by the Master Servicer or
            Special Servicer in connection with the purchase of all of the Mortgage Loans and any REO Properties pursuant to Section 9.01, exclusive of the portion of such Liquidation Proceeds required to be deposited in the Collection Account pursuant to Section 9.01.

      Any amounts paid by any party hereto to indemnify the Trust Fund pursuant to any provision hereof shall be delivered to the Trustee for deposit in the Distribution Account. The Trustee shall, upon receipt, deposit in the Distribution Account any and all amounts received or, pursuant to Section 4.03, advanced by the Trustee that are required by the terms of this Agreement to be deposited therein.

            (c) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06. Funds in the Distribution Account shall remain uninvested. The Master Servicer shall give notice to the other parties hereto of the location of the Collection Account as of the Closing Date and of the new location of the Collection Account prior to any change thereof. The Trustee shall give notice to the other parties hereto of the location of the Distribution Account as of the Closing Date and of the new location of the Distribution Account prior to any change thereof.

            SECTION 3.05. Permitted Withdrawals From the Collection Account and
                          the Distribution Account.

            (a) The Master Servicer may, from time to time, make withdrawals from the Collection Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to remit to the Trustee for deposit in the Distribution
            Account the Master Servicer Remittance Amount for each Master Servicer Remittance Date and any amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii) to reimburse itself or the Trustee, as applicable, for unreimbursed P&I Advances made thereby, the Master Servicer's and the Trustee's respective rights to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause
            (vii) below) being limited to amounts that represent Late Collections of interest and principal received in respect of the particular Mortgage Loan or REO Loan as to which such P&I Advance was made (net of the related Master Servicing Fees and Workout
            Fees);

                  (iii) to pay to itself earned and unpaid Master Servicing Fees in respect of each Mortgage Loan and REO Loan, the Master Servicer's right to payment pursuant to this clause (iii) with respect to any Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such REO Loan (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as interest thereon;

                  (iv) to pay to the Special Servicer, out of general
            collections on the Mortgage Loans and any REO Properties, earned and unpaid Property Servicing Fees in respect of each Mortgage Loan and REO Loan and Special Servicing Fees in respect of each Specially Serviced Mortgage Loan and REO Loan;

                  (v) to pay the Special Servicer (or, if applicable, any
            predecessor thereto) earned and unpaid Workout Fees and Liquidation Fees to which it is


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

            entitled pursuant to, and from the sources contemplated by, the third and fourth paragraphs of Section 3.11(c);

                  (vi) to reimburse itself, the Special Servicer or the Trustee, as applicable, for any unreimbursed Servicing Advances made thereby, the Master Servicer's, the Special Servicer's and the Trustee's respective rights to reimbursement pursuant to this clause (vi) with respect to any Servicing Advance being limited to (A) payments made by the related Mortgagor that are allocable to cover the item in respect of which such Servicing Advance was made, and (B) Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made;

                  (vii) to reimburse itself, the Special Servicer or the
            Trustee, as applicable, out of general collections on the Mortgage Loans and any REO Properties, for any unreimbursed Advances made thereby that have been determined to be Nonrecoverable Advances;

                  (viii) to pay itself, the Special Servicer or the Trustee, as applicable, any Advance Interest due and owing thereto, the Master Servicer's, the Special Servicer's and the Trustee's respective rights to payment pursuant to this clause (viii) being limited to Penalty Charges collected in respect of the Mortgage Loan or REO Loan as to which the related Advances were made thereby;

                  (ix) at or following such time as it reimburses itself, the
            Special Servicer or the Trustee, as applicable, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above or Section 3.03(c), and insofar as payment has not already been made pursuant to clause (viii) above, to pay itself, the Special Servicer or the Trustee, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any related Advance Interest accrued and payable on such Advance;

                  (x) to reimburse the Trustee, out of general collections on the Mortgage Loans and any REO Properties, for any advance made thereby pursuant to Section 4.03(a) to cover any portion of a Master Servicer Remittance Amount not remitted by the Master Servicer to the Trustee on or before 10:00 a.m., New York City time, on the Business Day immediately preceding the related Distribution Date, together with any interest accrued and payable on such advance at the Reimbursement Rate;

                  (xi) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of


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

            amounts held in the Collection Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to the Collection Account for any Collection Period, (B) any Prepayment Interest Excesses collected on any of the Mortgage Loans and (C) to the extent allocable to the period when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property, any Net Penalty Charges collected on the Mortgage Loans;

                  (xii) to pay to the Special Servicer, as additional servicing compensation in accordance with Section 3.11(b), any Net Penalty Charges collected on the Mortgage Loans and not otherwise payable to the Master Servicer pursuant to clause (xi) above;

                  (xiii) to pay itself, the Special Servicer, the REMIC
            Administrator, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and any REO Properties, any amounts payable to any such Person pursuant to Section 6.03;

                  (xiv) to pay, out of general collections on the Mortgage Loans and any REO Properties, for (A) the advice of counsel or financial advisers contemplated by Section 3.17(a), (B) the cost of the Opinion of Counsel contemplated by 11.02(a), (C) the cost of recording this Agreement in accordance with Section 11.02(a) and (D) the expense of any consultant hired by the Trustee pursuant to
            Section 3.18(e);

                  (xv) to pay itself, the Special Servicer, the Mortgage Loan
            Seller or any other Person, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase;

                  (xvi) to pay any cost or expense in respect of any Mortgage
            Loan or REO Property that the Master Servicer, the Special Servicer or the Trustee, as the case may be, has incurred pursuant to Section 3.11(h); and

                  (xvii) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 9.01.

            If amounts on deposit in the Collection Account at any particular time (after withdrawing any portion of such amounts deposited in the Collection Account in error) are insufficient to satisfy all payments, reimbursements and remittances to be made therefrom as set forth in clauses (ii) through (xvi) above, then the corresponding withdrawals from the Collection Account shall be made in the following priority and subject to the following rules: (x) if the payment, reimbursement or remittance is to be made from a specific source of funds, then such


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

payment, reimbursement or remittance shall be made from that specific source of funds on a pro rata basis with any and all other payments, reimbursements and remittances to be made from such specific source of funds; and (y) if the payment, reimbursement or remittance can be made from any funds on deposit in the Collection Account, then (following any withdrawals made from the Collection Account in accordance with the immediately preceding clause (x) above) such payment, reimbursement or remittance shall be made from such general funds remaining on a pro rata basis with any and all other payments, reimbursements or remittances to be made from such general funds.

            The Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, in connection with any withdrawal from the Collection Account pursuant to any of clauses (ii) through (xvi) above.

            The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Collection Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special Servicer describing the item and amount to which the Special Servicer (or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Collection Account.

            (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account for each of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i) to make distributions to Certificateholders on each
            Distribution Date pursuant to Section 4.01;

                  (ii) to pay itself or any of its directors, officers,
            employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

                  (iii) to pay for the cost of the Opinions of Counsel sought by the Trustee as contemplated by Section 11.01(a) or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (iv) to pay any and all federal, state and local taxes imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all expenses


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

            relating to tax audits, if and to the extent that either (A) none of it, the Master Servicer, the Special Servicer or the REMIC Administrator are liable therefor pursuant to Section 10.01(d) and/or Section 10.01(h) or (B) any such Person that may be so liable has failed to timely make the required payment; and

                  (v) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

            (c) The Trustee, the Depositor, the Master Servicer and the Special Servicer shall in all cases have a right prior to the Certificateholders to any particular funds on deposit in the Collection Account and the Distribution Account from time to time for the reimbursement or payment of compensation, Advances (with interest thereon at the Reimbursement Rate) and their respective expenses hereunder (or, in the case of such expenses, to have such funds paid directly to third party contractors from any invoices approved by the Trustee, the Depositor, the Master Servicer or the Special Servicer, as applicable), but only if and to the extent such compensation, Advances (with interest) and expenses are to be reimbursed or paid from such particular funds on deposit in the Collection Account or the Distribution Account pursuant to the express terms of this Agreement. Any reimbursements of Advances in respect of any particular Mortgage Loan or REO Property out of the Collection Account pursuant to any of clauses (ii), (vi) and (vii) of Section 3.05(a), and any payments of interest thereon out of the Collection Account pursuant to either of clauses (viii) and
(ix) of Section 3.05(a), shall be made (to the extent of their respective entitlements to such reimbursements and/or payments): first, to the Trustee; and second, pro rata, to the Master Servicer and Special Servicer.

            SECTION 3.06. Investment of Funds in the Collection Account and the
                          REO Account.

            (a) The Master Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the Collection Account, and the Special Servicer may direct (pursuant to a standing order or otherwise) any depository institution maintaining the REO Account, to invest, or if it is such depository institution, may itself invest, the funds held therein (each such account, for purposes of this Section 3.06, an "Investment Account") in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next following date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Master Servicer (with respect to Permitted Investments of amounts in the Collection Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account), on behalf of the Trustee, shall (and the Trustee hereby designates the Master Servicer and the Special Servicer, as applicable, as the person that shall) maintain continuous possession of any Permitted Investment that is either (i) a "certificated security", as such term is defined in the

UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such Permitted Investment by the Master Servicer or the Special Servicer shall constitute possession by a person designated by the Trustee for purposes of Section 8-313 of the UCC and possession by the Trustee, as secured party, for purposes of Section 9-305 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Collection Account) or the Special Servicer (in the case of the REO Account) shall:

                  (x) consistent with any notice required to be given
            thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and
            (2) the amount required to be withdrawn on such date; and

                  (y) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Trustee or the Special Servicer, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) Whether or not the Master Servicer directs the investment of funds in the Collection Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.05(a). Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in either Investment Account, the Master Servicer (in the case of the Collection Account) and the Special Servicer (in the case of the REO Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Collection Period.

            (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Master Servicer, the Special Servicer or the Trustee (if it has determined in good faith that the Master Servicer or the Special Servicer are not taking such action as is appropriate) may, and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting Rights allocated to any Class, the Trustee shall, take such action as may be appropriate to enforce such payment or


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

performance, including, without limitation, the institution and prosecution of appropriate proceedings.

            (d) Amounts on deposit in the Distribution Account shall remain uninvested.

            (e) Notwithstanding the investment of funds held in any Investment Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount and the Master Servicer Remittance Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07. Maintenance of Insurance Policies; Errors and
                          Omissions and Fidelity Coverage.

            (a) The Master Servicer (with respect to Mortgage Loans other than Specially Serviced Mortgaged Loans) and the Special Servicer (with respect to Specially Serviced Mortgage Loans) shall cause to be maintained for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master Servicer or the Special Servicer, as the case may be, shall exercise such discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance comparable to that required under other Mortgage Loans with express provisions governing such matters; and provided further that, if and to the extent that a Mortgage so permits, the related Mortgagor shall be required to obtain the required insurance coverage from Qualified Insurers that, in each case, have a claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "___" (or an equivalent rating), from each of the Rating Agencies. Subject to
Section 3.17(b), the Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was previously required of the Mortgagor under the related Mortgage and at a minimum, (i) hazard insurance with a replacement cost rider, (ii) business interruption or rental loss insurance for at least 12 months, and (iii) comprehensive general liability insurance, in each case, in an amount customary for the type and geographic location of such REO Property and consistent with the Servicing Standard; provided that all such insurance shall be obtained from Qualified Insurers that, in each case, if providing casualty insurance, shall have a claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "[A]" (or an equivalent rating), from each of the Rating Agencies. All such insurance policies shall contain (if they insure against loss to property) a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee (in the case of insurance maintained in respect of Mortgage Loans), or shall name the Trustee as the insured, with loss payable to the Special Servicer on behalf of the Trustee (in the case of insurance maintained in respect of REO Properties), and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master Servicer or the Special Servicer under any such policies (other than amounts to be applied to the


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

restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (b) If the Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer having a claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than "___" (or an equivalent rating), from each of the Rating Agencies, and (ii) provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties and/or REO Properties. Such policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into the Collection Account from its own funds the amount not otherwise payable under the blanket policy in connection with such loss or losses because of such deductible clause. The Master Servicer or the Special Servicer, as appropriate, shall prepare and present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (c) Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans or REO Properties exist as part of the Trust Fund) keep in force with a Qualified Insurer having a claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than investment grade, from each of the Rating Agencies, a fidelity bond in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by either Rating Agency to the Certificates (as evidenced in writing from each such Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the Master Servicer or the Special

Servicer, as the case may be. Such fidelity bond shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            Each of the Master Servicer and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special Servicer, at all times during the term of this Agreement during which Specially Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund) also keep in force with a Qualified Insurer having a claims-paying rating no lower than two rating categories below the highest rated Certificates outstanding, and in any event no lower than investment grade, from each of the Rating Agencies, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers, employees and agents in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount as would permit it to be a qualified FNMA seller-servicer of multifamily mortgage loans, or in such other form and amount as would not adversely affect any rating assigned by either Rating Agency to the Certificates (as evidenced in writing from each such Rating Agency). Each of the Master Servicer and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the Master Servicer or the Special Servicer, as the case may be. Any such errors and omissions policy shall provide that it may not be canceled without ten days' prior written notice to the Trustee.

            SECTION 3.08. Enforcement of Alienation Clauses.

            The Master Servicer (at the direction of the Special Servicer), in the case of Mortgage Loans other than Specially Serviced Mortgage Loans, and the Special Servicer, in the case of Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall enforce the restrictions contained in any Mortgage on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless the Special Servicer has determined, in its reasonable good faith judgment, that waiver of such restrictions would be in accordance with the Servicing Standard; provided that the Special Servicer shall not waive, or instruct the Master Servicer to waive, any right it has, or grant any consent, or instruct the Master Servicer to grant any consent, it is otherwise entitled to withhold, under any related "due-on-encumbrance" clause until it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification or withdrawal of the rating then assigned by such Rating Agency to any Class of Certificates. After having made any such determination, the Special Servicer shall deliver to the Trustee and the Master Servicer an Officer's Certificate setting forth the basis for such determination. The Master Servicer shall provide the Special Servicer with all information as it may reasonably request in order to make such determination.



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

            SECTION 3.09. Realization Upon Defaulted Mortgage Loans.

            (a) The Special Servicer shall, subject to Sections 3.09(b) through 3.09(d), exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties and other collateral securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. All costs and expenses incurred by the Special Servicer in any such proceedings shall be Servicing Advances. Nothing contained in this Section
3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable good faith judgment taking into account the factors described in Section 3.18(e) and the results of any appraisal obtained pursuant to the following sentence or otherwise, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer is authorized to have an Appraisal completed with respect to such property (the cost of which appraisal shall constitute a Servicing Advance).

            Notwithstanding any other provision of this Agreement, no Mortgaged Property shall be acquired by the Trust Fund in such circumstances or manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless all such REO Property not treated as "foreclosure property" held by REMIC I at any given time constitutes not more than a de minimis amount of the assets of REMIC I within the meaning of Treasury regulation Section 1.860D-1(b)(3)(i) and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust Fund to the imposition of any federal income taxes under the Code.

            (b) The Special Servicer shall not acquire any personal property on behalf of the Trust Fund pursuant to this Section 3.09 unless either:

                  (i) such personal property is incident to real property
            (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                  (ii) the Special Servicer shall have obtained an Opinion of
            Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on any of REMIC I, REMIC II or REMIC III under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

            (c) Notwithstanding the foregoing provisions of this Section 3.09, the Special Servicer shall not, on behalf of the Trustee, obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable good faith judgment of the Special Servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless:

                  (i) the Special Servicer has previously determined in
            accordance with the Servicing Standard, based on a Phase I Environmental Assessment (and any additional environmental testing that the Special Servicer deems necessary and prudent) of such Mortgaged Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the twelve-month period preceding any such acquisition of title or other action, that the Mortgaged Property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  (ii) in the event that the determination described in clause
            (c)(i) above cannot be made, the Special Servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in clause (c)(i) above, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such remedial, corrective and/or other further actions as are necessary to bring the Mortgaged Property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in clause (c)(i) above;

            Any such determination by the Special Servicer contemplated by clause (i) or clause (ii) of the preceding paragraph shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee and the Master Servicer, specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of such Phase I Environmental Assessment and any such additional environmental testing, as well as the cost of any remedial, corrective or other further action contemplated by clause (ii) of the preceding paragraph, shall be advanced by the Master Servicer at the direction of the Special Servicer given in accordance with the Servicing Standard; provided, however, that the Master Servicer shall not be obligated in connection therewith to advance any funds which,


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if so advanced, would constitute a Nonrecoverable Servicing Advance. Amounts so advanced shall be subject to reimbursement as Servicing Advances in accordance with Section 3.05(a).

            (d) If neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied with respect to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall take such action as is in accordance with the Servicing Standard (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

            (e) The Special Servicer shall report to the Trustee and the Master Servicer monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property as to which neither of the conditions set forth in clauses (i) and (ii) of the first sentence of Section 3.09(c) has been satisfied, in each case until the earliest to occur of satisfaction of either of such conditions, release of the lien of the related Mortgage on such Mortgaged Property and the related Mortgage Loan becoming a Corrected Mortgaged Loan.

            (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of seeking to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g) The Special Servicer shall prepare and file information returns with respect to the receipt of mortgage interest received in a trade or business from individuals, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code and deliver to the Trustee an Officer's Certificate stating that such reports have been filed. Such information returns and reports shall be in form and substance sufficient to meet the reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code. The Special Servicer shall provide to the Master Servicer on a timely basis all information to be included in such reports and information returns.

            (h) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Master Servicer no later than the third Business Day following such Final Recovery Determination.


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            SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

            (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall promptly so notify the Trustee and request delivery to it of the related Mortgage File (such notice and request to be effected by delivering to the Trustee a Request for Release in the form of Exhibit D-1 attached hereto, which Request for Release shall be accompanied by the form of any release or discharge to be executed by the Trustee and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04(a) have been or will be so deposited). Upon receipt of such Request for Release, the Trustee shall promptly release, or cause any related Custodian to release, the related Mortgage File to the Master Servicer and shall deliver to the Master Servicer such accompanying release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account.

            (b) If from time to time, and as appropriate for servicing or foreclosure of any Mortgage Loan, the Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof), the Trustee, upon request of the Master Servicer and receipt from the Master Servicer of a Request for Release in the form of Exhibit D-1 attached hereto signed by a Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause any related Custodian to release, such Mortgage File (or portion thereof) to the Master Servicer or the Special Servicer, as the case may be. Upon return of such Mortgage File (or portion thereof) to the Trustee or the related Custodian, or upon the Special Servicer's delivery to the Trustee of an Officer's Certificate stating that (i) such Mortgage Loan was liquidated and all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account pursuant to Section 3.04(a) have been or will be so deposited or (ii) such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

            (c) Within seven Business Days of the Special Servicer's request therefor (or, if the Special Servicer notifies the Trustee of an exigency, within such shorter period as is reasonable under the circumstances), the Trustee shall execute and deliver to the Special Servicer, in the form supplied to the Trustee by the Special Servicer, any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the Trust Fund, the Master Servicer or the Special Servicer; provided that the Trustee may alternatively execute and


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deliver to the Special Servicer, in the form supplied to the Trustee by the
Special Servicer, a limited power of attorney issued in favor of the Special Servicer and empowering the Special Servicer to execute and deliver any or all of such pleadings or documents on behalf of the Trustee. Together with such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee), the Special Servicer shall deliver to the Trustee an Officer's Certificate requesting that such pleadings or documents (or such power of attorney empowering the Special Servicer to execute the same on behalf of the Trustee) be executed by the Trustee and certifying as to the reason such pleadings or documents are required and that the execution and delivery thereof by the Trustee (or by the Special Servicer on behalf of the Trustee) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            SECTION 3.11. Servicing Compensation; Interest on Servicing
                          Advances; Payment of Certain Expenses; Obligations of the Trustee regarding Back-up Servicing Advances.

            (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the Master Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any Mortgage Loan or REO Loan out of Insurance Proceeds or Liquidation Proceeds, to the extent permitted by Section 3.05(a). The right to receive the Master Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

            (b) The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) any Prepayment Interest Excesses;
(ii) to the extent allocable to the period when the related Mortgage Loan did not constitute a Specially Serviced Mortgage Loan or REO Property, any Net Penalty Charges or any similar charges collected on the Mortgage Loans; (iii) interest or other income earned on deposits in the Collection Account, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the Collection Account for each Collection Period); and (iv) to the extent not required to be paid to any Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its


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servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Property Servicing Fee with respect to each Mortgage Loan (including, without limitation, each Specially Serviced Mortgage Loan) and REO Loan. As to each such Mortgage Loan and REO Loan, the Property Servicing Fee shall accrue from time to time at the Property Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Property Servicing Fee with respect to any Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Property Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected Mortgage Loan. Earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO Properties on deposit in the Collection Account pursuant to Section 3.05(a).

            As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable, subject to the proviso to clause (e) of the definition of "Specially Serviced Mortgage Loan",out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal (net of related unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and Advances), together with any collection of a Prepayment Premium or Yield Maintenance Premium, received on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee would become payable if and when such Mortgage Loan again became a Corrected Mortgage Loan. If the Special Servicer is terminated


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other than for cause or resigns in accordance with Section 6.04, it shall retain the right to receive any and all Workout Fees payable in respect of Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were still such at the time of such termination or resignation (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Mortgage Loan ceases to be payable in accordance with the preceding sentence.

            As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff from the related Mortgagor or any Liquidation Proceeds or Insurance Proceeds (other than in connection with the purchase of any such Specially Serviced Mortgage Loan or REO Property by the Special Servicer or the Master Servicer pursuant to Section 3.18 or Section 9.01 or by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase Agreement). As to each such Specially Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable, subject to the proviso to clause (e) of the definition of "Specially Serviced Mortgage Loan", out of, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff, Liquidation Proceeds and/or Insurance Proceeds, in each case net of any portion of such payment or proceeds payable or reimbursable to the Master Servicer or the Special Servicer to cover related unpaid or unreimbursed Master Servicing Fees, Property Servicing Fees, Special Servicing Fees and/or Advances. The Liquidation Fee with respect to any such Specially Serviced Mortgage Loan will not be payable if such Mortgage Loan becomes a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable in connection with the receipt of, or out of, Liquidation Proceeds collected as a result of the purchase of any Specially Serviced Mortgage Loan or REO Property described in the parenthetical to the first sentence of this paragraph.

            The Special Servicer's right to receive the Property Servicing Fee, the Special Servicing Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

            (d) Additional servicing compensation in the form of ____ % of any modification fees and ___% of any assumption fees received on or with respect to Mortgage Loans other than Specially Serviced Mortgage Loans and any modification fees and assumption fees received on or with respect to any Specially Serviced Mortgage Loans, may be retained by the Special Servicer (to the extent collected by the Special Servicer), or shall be promptly paid to the Special Servicer by the Master Servicer (to the extent collected by the Master Servicer), and in any event shall not be required to be deposited in the Collection Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to any Net Penalty Charges received on the Mortgage Loans that are not required to be paid as additional servicing compensation to the Master Servicer. To the extent collected by the Special Servicer, additional servicing


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compensation in the form of any Net Penalty Charges that the Master Servicer is entitled to as additional servicing compensation shall be paid promptly by the Special Servicer to the Master Servicer. The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of Sub-Servicers retained by it and the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to
Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Collection Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

            (e) If the Master Servicer or Special Servicer is required under this Agreement to make a Servicing Advance, but neither does so within 15 days after such Advance is required to be made, the Trustee shall, if it has actual knowledge of such failure on the part of the Master Servicer or Special Servicer, as the case may be, give notice of such failure, as applicable, to the Master Servicer and the Special Servicer. If such Advance is not made by the Master Servicer or the Special Servicer within three days after such notice then (subject to Section 3.11(g) below), the Trustee shall make such Advance. Any failure by the Master Servicer or the Special Servicer to make a Servicing Advance it is required to make hereunder shall constitute an Event of Default by the Master Servicer or the Special Servicer, as the case may be, subject to and as provided in Section 7.01(a)(iv) and Section 7.01(a)(v), respectively.

            (f) The Special Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby for so long as such Servicing Advance is outstanding, such interest to be payable: first, out of Penalty Charges collected on the Mortgage Loan or REO Loan as to which such Advance relates; and then, to the extent such Penalty Charges are insufficient, and only after such Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself, the Special Servicer or the Trustee, as appropriate, for any Servicing Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account.

            (g) Notwithstanding anything to the contrary set forth herein, none of the Master Servicer, the Special Servicer or the Trustee shall be required to make any Servicing Advance that it determines in its reasonable good faith judgment would constitute a Nonrecoverable Servicing Advance. A determination by any Person with an obligation hereunder to make Servicing Advances that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be made by such Person in its reasonable good faith judgment and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, the Depositor, and each Holder of a Class B-3 Certificate, a Class B-4 Certificate or a Class C Certificate, setting forth the basis for such determination, together with a copy of an Appraisal of the related Mortgaged Property or REO


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Property performed within the twelve months preceding such determination, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that such Person may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to conclusively rely on any determination of nonrecoverability that may have been made by the Special Servicer with respect to a particular Servicing Advance. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer, and a copy of any such Officer's Certificate (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer and the Special Servicer.

            (h) Notwithstanding anything to the contrary set forth herein, any of the Master Servicer, the Special Servicer or the Trustee, as applicable, may, in its sole discretion, make any Nonrecoverable Servicing Advance if it has determined in its reasonable good faith judgment that making such Nonrecoverable Servicing Advance is in the best interests of the Certificateholders, as evidenced by an Officer's Certificate delivered promptly to the Trustee (unless it is the Person making such Advance), the Depositor, and each Holder of a Class B-3 Certificate, a Class B-4 Certificate or a Class C Certificate, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. A copy of any such Officer's Certificate (and accompanying information) of the Master Servicer shall also be delivered promptly to the Special Servicer, a copy of any such Officer's Certificate (and accompanying information) of the Special Servicer shall also be promptly delivered to the Master Servicer and a copy of any such Officer's Certificate (and accompanying information) of the Trustee shall also be promptly delivered to the Master Servicer, the Special Servicer and the Depositor.

            SECTION 3.12. Property Inspections; Collection of Financial
                          Statements; Delivery of Certain Reports.

            (a) The Special Servicer shall at its expense perform or cause to be performed an inspection of each Mortgaged Property at least once per calendar year and as soon as practicable (but in any event not later than 60 days) after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Special Servicer shall prepare a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which the Special Servicer is aware,
(ii) any change in the condition, occupancy, or value of the Mortgaged Property that the Special Servicer, in its reasonable good faith judgment, considers material, or (iii) any waste committed on the Mortgaged Property. The Special Servicer


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shall deliver to the Trustee, the Depositor and the Master Servicer a copy of each such written report prepared by it within 45 days of the related inspection.

            (b) The Special Servicer shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage. In addition, the Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation and deliver a report summarizing such information as described in the second paragraph of Section 4.02(c).

            SECTION 3.13. Annual Statement as to Compliance.

            Each of the Master Servicer and the Special Servicer shall deliver to the Trustee, to the Depositor and, in the case of the Special Servicer, to the Master Servicer, on or before March 31 of each year, beginning March 31, 199__, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special Servicer, as the case may be, has fulfilled all of its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Master Servicer or the Special Servicer, as the case may be, has received no notice regarding the qualification, or challenging the status, of any portion of the Trust Fund as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof.

            SECTION 3.14. Reports by Independent Public Accountants.

            On or before April 30 of each year, beginning April 30, 199__, each of the Master Servicer and the Special Servicer at its expense shall cause a firm of independent public accountants (which may also render other services to the Master Servicer or the Special Servicer) with at least 250 professionals and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and to the Depositor and, in the case of the Special Servicer, to the Master Servicer to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as the case may be, which includes an assertion that the Master Servicer or the Special Servicer, as the case may be, has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage


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Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

            SECTION 3.15. Access to Certain Information.

            Each of the Master Servicer and the Special Servicer shall afford to the Trustee, the Depositor, the Rating Agencies, each Holder of a Class B-3, Class B-4 or Class C Certificate and the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the Certificateholders. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it.

            SECTION 3.16. Title to REO Property; REO Account.

            (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property within two years after REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) applies, more than sixty days prior to the expiration of such two year period, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the REMIC Administrator, to the effect that the holding by REMIC I of such REO Property subsequent to the second anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) of any of REMIC I, REMIC II or REMIC III or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding. Regardless of whether the Special Servicer applies for or is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel referred to in clause (ii) of such sentence, the Special Servicer shall act diligently and prudently to liquidate such REO Property on a timely basis. If the Special Servicer is granted such REO Extension or obtains such Opinion of Counsel, the Special Servicer shall sell such REO Property within such period longer than two years as is permitted by such REO


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Extension or contemplated by such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its applying for and being granted the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be a Servicing Advance.

             (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish and maintain one or more accounts (collectively, the "REO Account"), held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the REO Account, upon receipt, all REO Revenues, Insurance Proceeds and Liquidation Proceeds received in respect of an REO Property. Funds in the REO Account may be invested in Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO Account for any Collection Period). The Special Servicer shall give notice to the other parties hereto of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

            (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and deposit into the Collection Account or deliver to the Master Servicer (which shall deposit such amounts into the Collection Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence; provided that the Special Servicer may retain in the REO Account such portion of such proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

            (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).


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            SECTION 3.17. Management of REO Property.

            (a) Prior to the acquisition of title to any Mortgaged Property securing a defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                  (i) None of the income from Directly Operating such Mortgaged
            Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under
            Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly Operated by the Special Servicer as REO Property;

                  (ii) Directly Operating such Mortgaged Property as an REO
            Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided, that in the reasonable good faith judgment of the Special Servicer, it is commercially feasible) so lease or otherwise operate such REO Property; or

                  (iii) It is reasonable to believe that Directly Operating such property as REO Property could result in income subject to an REO Tax and that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC Administrator shall consult with the Special Servicer and shall advise the Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the maximum extent possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the REMIC Administrator, the Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not


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            result in the imposition of an REO Tax on the income derived from such property.

            The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based in either case on the reasonable good faith judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers and asset managers operating acquired mortgaged property comparable to the respective REO Property under the same circumstances. Both the Special Servicer and the REMIC Administrator may consult with counsel or financial advisers at the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the Special Servicer nor the REMIC Administrator shall be liable to the Certificateholders, the Trust Fund, the other parties hereto or each other for errors in judgment made in good faith in the exercise of their discretion while performing their respective responsibilities under this Section 3.17(a). Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18.

            (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders solely for the purpose of its disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or, except as contemplated by Section 3.17(a), result in the receipt by REMIC I, REMIC II or REMIC III of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or in an Adverse REMIC Event in respect of any such REMIC. Except as provided in Section 3.17(a), the Special Servicer shall not enter into any lease, contract or other agreement that causes REMIC I to receive, and (unless required to do so under any lease, contract or agreement to which the Special Servicer or the Trust Fund may become a party or successor to a party due to a foreclosure, deed in lieu of foreclosure or other similar exercise of a creditor's rights or remedies with respect to a Mortgage Loan) shall not cause or allow REMIC I to receive, any "net income from foreclosure property" that is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including, without limitation:

                  (i) all insurance premiums due and payable in respect of such
            REO Property;

                  (ii) all real estate taxes and assessments in respect of such
            REO Property that may result in the imposition of a lien thereon;


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                  (iii) any ground rents in respect of such REO Property; and

                  (iv) all other costs and expenses necessary to maintain,
            lease, sell, protect, manage, operate and restore such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) through (iv) above with respect to such REO Property, the Special Servicer shall (subject to its right to be reimbursed therefor as provided in Sections 3.05(a) and 3.19(b) hereof) advance such amounts as are necessary for such purposes unless (as evidenced by an Officer's Certificate delivered to the Trustee) the Special Servicer would not make such advances if the Special Servicer owned such REO Property or the Special Servicer determines, in its reasonable good faith judgment, that such advances would be Nonrecoverable Servicing Advances; provided, however, that the Special Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

                  (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii) the fees of such Independent Contractor (which shall be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of the REO Property;

                  (iii) any such contract shall require, or shall be
            administered to require, that the Independent Contractor, in a timely manner, (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer upon receipt;

                  (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property;

                  (v) the Special Servicer shall be obligated with respect
            thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property; and


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                  (vi) such Independent Contractor is acceptable to each Rating
            Agency, and such appointment will not result in a qualification, downgrading or withdrawal of any of the ratings then assigned to the Certificates by such Rating Agency (as evidenced in writing by each such Rating Agency).

The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. If the costs of any contract with any Independent Contractor for the operation and management of any REO Property are greater than the revenues available from such property, the excess of such costs over such revenues shall be a Servicing Advance.

            SECTION 3.18. Sale of Mortgage Loans and REO Properties.

            (a) The parties hereto may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03 and 9.01.

            (b) [RESERVED]

            (c) If the Special Servicer has determined, in its reasonable good faith judgment, that any Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in writing the Trustee and the Master Servicer. Either the Special Servicer or, subject to the Special Servicer's prior rights in such regard, the Master Servicer may at its option, within 30 days after receipt of such notice, purchase such Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price. The Purchase Price for any such Mortgage Loan purchased under this paragraph (c) shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officer's Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the Master Servicer or the Special Servicer, as applicable, the ownership of such Mortgage Loan. In connection with any such purchase by the Master Servicer, the Special Servicer shall deliver the related Servicing File to the Master Servicer.

            (d) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased pursuant to Section 3.18(c) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would be in the best economic interests of the Trust Fund. Such offer shall be made in a commercially reasonable manner


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(which, for purposes hereof, includes an offer to sell without representation or warranty other than customary warranties of title and condition, if liability for breach thereof is limited to recourse against the Trust Fund) for a period of not less than 10 days. Unless the Special Servicer determines that acceptance of any bid would not be in the best economic interests of the Trust Fund, the Special Servicer shall accept the highest cash bid received from any Person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

            The Special Servicer shall use its best efforts to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). The Special Servicer shall accept the first (and, if multiple bids are received contemporaneously, highest) cash bid received from any Person that constitutes a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

            The Special Servicer shall give the Trustee and the Master Servicer not less than five Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property pursuant to this Section 3.18(d). No Interested Person shall be obligated to submit a bid to purchase any such Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or REO Property pursuant hereto.

            (e) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of Section 3.18(d), shall be determined by the Special Servicer or, if such cash bid is from an Interested Person, by the Trustee.

            In determining whether any bid received from an Interested Person represents a fair price for any such Mortgage Loan or REO Property, the Trustee shall be supplied with and shall be entitled to rely on the most recent Appraisal in the related Servicing File conducted in accordance with this Agreement within the preceding 12-month period or, in the absence of any such Appraisal, on a new Appraisal, or if the most recent Appraisal is not more than 12 months old but there has been a material change in such Mortgaged Property or REO Property during the prior 12 months, on an updated Appraisal, in any case to be obtained by the Special Servicer (the cost of which shall constitute a Servicing Advance). On making any such determination of fair price based on the Appraisal, the Trustee shall be entitled to retain and may rely on the determinations of professional consultants. The cost of any such consultants shall be an expense of the Trust Fund reimbursable to the Trustee from the funds on deposit in the Collection


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Account. The appraiser conducting any such new Appraisal shall be selected by the Special Servicer if the Special Servicer is not bidding with respect to a Defaulted Mortgage Loan or REO Property and shall be selected by the Master Servicer if the Special Servicer is bidding and by the Trustee if both the Master Servicer and the Special Servicer are bidding. Where any Interested Person is among those bidding with respect to a Defaulted Mortgage Loan or REO Property, the Special Servicer shall require that all bids be submitted to it (and, if the Special Servicer is bidding, shall be submitted by it to the Trustee) in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount.

            In determining whether any bid from a Person other than an Interested Person constitutes a fair price for any such Mortgage Loan or REO Property, the Special Servicer shall take into account the results of any Appraisal described above, and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a).

            The Purchase Price for any such Mortgage Loan or REO Property shall in all cases be deemed a fair price. Notwithstanding the other provisions of this Section 3.18, no cash bid from the Special Servicer or any Affiliate thereof shall constitute a fair price for any Defaulted Mortgage Loan or REO Property unless such bid is the highest cash bid received and at least two independent bids (not including the bid of the Special Servicer or any Affiliate) have been received. In the event the bid of the Special Servicer or any Affiliate thereof is the only bid received or is the higher of only two bids received, then additional bids shall be solicited. If an additional bid or bids, as the case may be, are received and the original bid of the Special Servicer or any Affiliate thereof is the highest of all cash bids received, then the bid of the Special Servicer or such Affiliate shall no longer be deemed not to constitute a fair price. A bid of the Special Servicer shall not be accepted in the absence of a determination by the Trustee, as provided above in this Section 3.18(e), that such bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property. Any bid by the Special Servicer shall be unconditional and if accepted the Defaulted Mortgage Loan or REO Property shall be transferred to the Special Servicer without recourse, representation or warranty other than customary representations as to title given in connection with the sale of a mortgage loan or real property.

            (f) Subject to Sections 3.18(a) through 3.18(e) above, the Special Servicer shall act on behalf of the Trustee in negotiating with independent third parties and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective bidders, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or evaluating bids without obligation to deposit such amounts into the


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Collection Account. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

            (g) Any sale of a Defaulted Mortgage Loan or any REO Property shall be for cash only (unless, except in the case of the Special Servicer, changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

            (h) Notwithstanding any of the foregoing paragraphs of this Section 3.18, the Special Servicer shall not be obligated to accept the highest cash bid if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders, and the Special Servicer may accept a lower cash bid (from any Person other than itself or an Affiliate) if it determines, in accordance with the Servicing Standard, that acceptance of such bid would be in the best interests of the Certificateholders (for example, if the prospective buyer making the lower bid is more likely to perform its obligations or the terms offered by the prospective buyer making the lower bid are more favorable).

            SECTION 3.19. Additional Obligations of Master Servicer.

            (a) The Master Servicer shall deliver to the Trustee for deposit in the Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with Principal Prepayments received during the most recently ended Collection Period, and (ii) the total amount of Master Servicing Fees received by the Master Servicer during such Collection Period plus any Prepayment Interest Excesses received during such Collection Period.

            (b) No more frequently than once per calendar month, the Special Servicer may require the Master Servicer, and the Master Servicer shall be obligated, to reimburse from its own funds the Special Servicer for any Servicing Advances made by but not previously reimbursed to the Special Servicer, and to pay the Special Servicer interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Such reimbursement and any accompanying payment of interest shall be made within ten
(10) days of the request therefor by wire transfer of immediately available funds to an account designated by the Special Servicer. Upon the Master Servicer's reimbursement to the Special Servicer of any Servicing Advance and payment to the Special Servicer of interest thereon, all in accordance with this
Section 3.19(b), the Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Advance, and accordingly, the Master Servicer shall be entitled to reimbursement for such Advance, together with interest thereon in accordance with Sections 3.05(a) and 3.11(f), at the same time, in the


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same manner and to the same extent as the Master Servicer would otherwise have been entitled if it had actually made such Servicing Advance at the time the Special Servicer did.

            Notwithstanding anything to the contrary contained in this Agreement, if the Special Servicer is required under this Agreement to make any Servicing Advance but does not desire to do so, the Special Servicer may, in its sole discretion, request that the Master Servicer make such Advance, such request to be made in writing and in a timely manner that does not adversely affect the interests of any Certificateholder; provided, however, that the Special Servicer shall have an obligation to make any Emergency Advance. The Master Servicer shall have the obligation to make any such Servicing Advance (other than an Emergency Advance) that it is requested by the Special Servicer to make within ten days of the Master Servicer's receipt of such request. The Special Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master Servicer shall make such Advance) other than an Emergency Advance. The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the Special Servicer, together with interest thereon in accordance with Sections 3.05(a) and 3.11(f), at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby.

            Notwithstanding the foregoing provisions of this Section 3.19(b), the Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the Special Servicer's direction, any Servicing Advance if the Master Servicer determines in its reasonable good faith judgment that the Servicing Advance for which the Special Servicer is requesting reimbursement, or which the Special Servicer is directing the Master Servicer to make, hereunder, although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance. The Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a).

            (c) Promptly (and, in any event, within 60 days) following the earliest of (i) the date on which any Mortgage Loan becomes a Modified Mortgage Loan, (ii) the 60th day (or, in the case of a Modified Mortgage Loan, the 30th day) after the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any Mortgage Loan and (iv) the date on which the Mortgaged Property securing any Mortgage Loan becomes an REO Property (each such Mortgage Loan, a "Required Appraisal Loan"), the Special Servicer shall obtain an Appraisal of the related Mortgaged Property, unless an Appraisal thereof had previously been obtained within the prior twelve months. The cost of such Appraisal shall be a Servicing Advance.

            With respect to each Required Appraisal Loan (unless such Required Appraisal Loan has become a Corrected Mortgage Loan and has remained current for twelve consecutive


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Monthly Payments, and no other Servicing Transfer Event has occurred with respect thereto during such twelve months), the Special Servicer shall, within 30 days of each anniversary of such Required Appraisal Loan's having become such, order an update of the prior Appraisal (the cost of which will be a Servicing Advance). Based upon such Appraisal, the Special Servicer shall redetermine and report to the Trustee the Appraisal Reduction Amount, if any, with respect to such Required Appraisal Loan.

            SECTION 3.20. Modifications, Waivers, Amendments and Consents.

            (a) The Special Servicer may, consistent with the Servicing Standard (but the Master Servicer may not) agree to any modification, waiver or amendment of any term of, forgive interest (including, without limitation, Default Interest and late payment fees) on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan without the consent of any other party hereto or any Certificateholder, subject, however, to each of the following limitations, conditions and restrictions:

            (i) other than as provided in Section 3.08 and in subsection (c) below, the Special Servicer shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this
      Section 3.20(a) with respect to, any Mortgage Loan that would affect the amount or timing of any related payment of principal, interest or other amount payable thereunder or, in the Special Servicer's reasonable good faith judgment, would materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be done at the related Net Mortgage
      Rate), than would liquidation;

            (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan more than three times and, in the case of any such extension, for more than one year; and, furthermore, the Special Servicer may not grant any such extension unless (A) the Special Servicer's recovery determination contemplated by the immediately preceding clause (i) is supported by an Appraisal performed within the preceding 12-month period and (B) the Mortgagor agrees to deliver to the Special Servicer and the Trustee quarterly operating statements with respect to the related Mortgaged Property (the Special Servicer to request that such statements be audited, provided that the Special Servicer may waive such condition relating to such statements being audited, in its sole discretion);


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            (iii) the Special Servicer shall not make or permit any
      modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage Loan that would (A) cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (iv) the Special Servicer shall not permit any Mortgagor to add or substitute any collateral pursuant to this Section 3.20 unless the Special Servicer shall have first determined in accordance with the Servicing Standard, based upon a Phase I Environmental Assessment prepared by an Independent Person who regularly conducts Phase I Environmental Assessments, at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and

            (v) the Special Servicer shall not release or substitute any collateral securing an outstanding Mortgage Loan except as provided in
      Section 3.09(d), except where a Mortgage Loan is satisfied and except in the case of a release where (A) the use of the collateral to be released will not, in the Special Servicer's reasonable good faith judgment, materially and adversely affect the Net Operating Income being generated by or the use of the related Mortgaged Property, (B) there is a corresponding principal paydown of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (C) the remaining Mortgaged Property (together with any substitute collateral) is, in the Special Servicer's reasonable good faith judgment, adequate security for the remaining Mortgage Loan and (D) such release would not result in the downgrade, qualification or withdrawal of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency);

provided that (x) the limitations, conditions and restrictions set forth in clauses (i) through (v) above shall not apply to any modification of any term of any Mortgage Loan that is required under the terms of such Mortgage Loan in effect on the Closing Date or that is solely within the control of the related Mortgagor, and (y) notwithstanding clauses (i) through (v) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in its reasonable good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.


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            (b) The Special Servicer shall have no liability to the Trust Fund, the Certificateholders or any other Person if the Special Servicer's analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.20(a) is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Special Servicer.

            (c) Any payment of interest, which is deferred pursuant to Section 3.20(a), shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

            (d) The Special Servicer may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed ___% of the unpaid principal balance of the related Mortgage Loan) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

            (e) All modifications, waivers, amendments and other actions entered into or taken in respect of the Mortgage Loans pursuant to this Section 3.20 shall be in writing. The Special Servicer shall notify the Master Servicer and the Trustee, in writing, of any modification, waiver, amendment or other action entered into or taken in respect of any Mortgage Loan pursuant to this Section
3.20 and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File (with a copy to the other such party), an original counterpart of the agreement relating to such modification, waiver, amendment or other action, promptly (and in any event within 10 Business Days) following the execution thereof. In addition, following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to Section 3.20(a) above, the Special Servicer shall deliver to the Master Servicer and the Trustee an Officer's Certificate certifying that all of the requirements of Section 3.20(a) have been met and setting forth in reasonable detail the basis of the determination made by it pursuant to Section 3.20(a)(i).

            SECTION 3.21. Transfer of Servicing Between Master Servicer and
                          Special Servicer; Record Keeping.

            (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Master Servicer shall immediately give notice thereof, and shall deliver the related Servicing File, to the


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Special Servicer and shall use its reasonable best efforts to provide the
Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use its reasonable best efforts to effect compliance with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event. The Special Servicer may, as to any delinquent Mortgage Loan, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information in order to perform its duties described in Section 3.02.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the Master Servicer is not also the Special Servicer, the Special Servicer shall immediately give notice thereof, and shall return the related Servicing File within 10 Business Days, to the Master Servicer; and, upon giving such notice and returning such Servicing File to the Master Servicer, the Special Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan shall resume.

            (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage File" and generated while such Mortgage Loan is a Specially Serviced Mortgage Loan for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor generated while such Mortgage Loan is a Specially Serviced Mortgage Loan.

            (c) The Master Servicer and Special Servicer shall each furnish to the other, upon reasonable request, such reports, documents, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Mortgage Loans and any REO Properties and as shall be reasonably required by the requesting party in order to perform its duties hereunder.

            (d) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.


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            (e) In connection with the performance of its obligations hereunder, each of the Master Servicer and the Special Servicer shall be entitled to rely upon written information provided to it by the other.

            SECTION 3.22. Sub-Servicing Agreements.

            (a) The Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Master Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as the case may be, under such agreement or, alternatively, may terminate such subservicing agreement without cause and without payment of any penalty or termination fee;
(iii) provides that the Trustee, for the benefit of the Certificateholders, shall be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, any successor Master Servicer or Special Servicer, as the case may be, or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Mortgage Loan at its option and without penalty; (v) does not permit the Sub-Servicer to enter into or consent to any modification, waiver or amendment or otherwise take any action on behalf of the Master Servicer or Special Servicer, as the case may be, contemplated by Section 3.20 hereof without the consent of the Master Servicer or Special Servicer, as the case may be; and (vi) does not permit the Sub-Servicer any rights of indemnification that may be satisfied out of assets of the Trust Fund. In addition, each Sub-Servicing Agreement entered into by the Master Servicer shall provide that such agreement shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan, and each Sub-Servicing Agreement entered into by the Special Servicer shall relate only to Specially Serviced Mortgage Loans and shall terminate with respect to any such Mortgage Loan which ceases to be a Specially Serviced Mortgage Loan. The Master Servicer and the Special Servicer shall each deliver to the Trustee and each Holder of a Class B-3 Certificate, a Class B-4 Certificate or a Class C Certificate copies of all Sub-Servicing Agreements, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer or the Special Servicer hereunder to make


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Advances shall be deemed to have been advanced by the Master Servicer or the
Special Servicer, as the case may be, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master Servicer or the Special Servicer, as the case may be. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.11(f) and/or 4.03(d), such interest to be allocable between the Master Servicer or the Special Servicer, as the case may be, and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Master Servicer and the Special Servicer each shall notify the other, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer.

            (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c) The Master Servicer and the Special Servicer, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the other such party or to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer or the Special Servicer, as applicable, in its reasonable good faith judgment, would require were it the owner of the Mortgage Loans. Subject to the terms of the related Servicing Agreement, the Master Servicer and the Special Servicer shall each have the right to remove a Sub-Servicer retained by it at any time it considers such removal to be in the best interests of Certificateholders.

            (d) If the Master Servicer or the Special Servicer ceases to serve as such under this Agreement for any reason (including by reason of an Event of Default) and no successor Master Servicer or Special Servicer, as the case may be, has succeeded to its rights and assumed its obligations hereunder or, in the case of the Special Servicer, no replacement Special Servicer has been designated pursuant to Section 6.06, then the Trustee or its designee shall succeed to the rights and assume the obligations of the Master Servicer or the Special Servicer under any Sub-Servicing Agreement, unless the Trustee elects to terminate any such Sub-Servicing Agreement in accordance with its terms. In any event, if a Sub-Servicing Agreement is to be assumed by the Trustee or another successor thereto, then the Master Servicer or the Special Servicer, as applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it


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

thereunder, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

            (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer and the Special Servicer shall remain obligated and liable to the Trustee and the Certificateholders for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans or REO Properties for which it is responsible. No appointment of a Sub-Servicer shall result in any additional expense to the Trustee, the Certificateholders or the Trust Fund.


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                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01. Distributions.

            (a) On each Distribution Date, the Trustee shall apply amounts on deposit in the Distribution Account, in each case to the extent of the remaining portion of the Available Distribution Amount for such Distribution Date, for the following purposes and in the following order of priority:

                  (i) to distributions of interest to the Holders of the
            respective Classes of Senior Certificates, in an amount equal to, and pro rata in accordance with, all Distributable Certificate Interest in respect of each such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (ii) to distributions of principal to the Holders of the Class
            A-1A Certificates and the Holders of the Class A-1B Certificates, allocable as between the Holders of such two Classes of Certificates as provided below, in an amount (not to exceed the aggregate of the Class Principal Balances of the Class A-1A Certificates and the Class A-1B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date;

                  (iii) to distributions to the Holders of the Class A-1A
            Certificates and the Holders of the Class A-1B Certificates in an amount equal to, in reimbursement of and pro rata in accordance with, all Realized Losses and Extraordinary Expenses, if any, previously deemed allocated to each such Class of Certificates and not previously reimbursed;

                  (iv) to distributions of interest to the Holders of the Class
            A-2 Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (v) if the Class Principal Balances of the Class A-1A
            Certificates and the Class A-1B Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-2 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date


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

            to the Holders of the Class A-1A Certificates and/or Class A-1B Certificates pursuant to clause (ii) above);

                  (vi) to distributions to the Holders of the Class A-2
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Extraordinary Expenses, if any, previously deemed allocated to such Class of Certificates and not previously reimbursed;

                  (vii) to distributions of interest to the Holders of the Class
            A-3 Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (viii) if the Class Principal Balances of the Class A-1A
            Certificates, the Class A-1B Certificates and the Class A-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class A-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-3 Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A Certificates and/or Class A-1B Certificates pursuant to clause (ii) above or to the Holders of the Class A-2 Certificates pursuant to clause (v) above);

                  (ix) to distributions to the Holders of the Class A-3
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Extraordinary Expenses, if any, previously deemed allocated to such Class of Certificates and not previously reimbursed;

                  (x) to distributions of interest to the Holders of the Class
            B-1 Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xi) if the Class Principal Balances of the Class A-1A
            Certificates, the Class A-1B Certificates, the Class A-2 Certificates and the Class A-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B-1 Certificates, in an amount (not to exceed the Class Principal Balance of the Class B-1 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A Certificates and/or Class A-1B Certificates pursuant to clause (ii)


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

            above, to the Holders of the Class A-2 Certificates pursuant to clause (v) above or to the Holders of the Class A-3 Certificates pursuant to clause (viii) above);

                  (xii) to distributions to the Holders of the Class B-1
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Extraordinary Expenses, if any, previously deemed allocated to such Class of Certificates and not previously reimbursed;

                  (xiii) to distributions of interest to the Holders of the
            Class B-2 Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xiv) if the Class Principal Balances of the Class A-1A
            Certificates, the Class A-1B Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class B-1 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B-2 Certificates, in an amount (not to exceed the Class Principal Balance of the Class B-2 Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A Certificates and/or Class A-1B Certificates pursuant to clause (ii) above, to the Holders of the Class A-2 Certificates pursuant to clause (v) above, to the Holders of the Class A-3 Certificates pursuant to clause
            (viii) above or to the Holders the Class B-1 Certificates pursuant to clause (xi) above);

                  (xv) to distributions to the Holders of the Class B-2
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Extraordinary Expenses, if any, previously deemed allocated to such Class of Certificates and not previously reimbursed;

                  (xvi) to distributions of interest to the Holders of the Class
            B-3 Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xvii) if the Class Principal Balances of the Class A-1A
            Certificates, the Class A-1B Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B-1 Certificates and the Class B-2 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B-3 Certificates, in an amount (not to exceed the Class Principal Balance of the Class B-3 Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal


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

            Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A Certificates and/or Class A-1B Certificates pursuant to clause (ii) above, to the Holders of the Class A-2 Certificates pursuant to clause (v) above, to the Holders of the Class A-3 Certificates pursuant to clause (viii) above, to the Holders of the Class B-1 Certificates pursuant to clause (xi) above or to the Holders of the Class B-2 Certificates pursuant to clause (xiv) above);

                  (xviii) to distributions to the Holders of the Class B-3
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Extraordinary Expenses, if any, previously deemed allocated to such Class of Certificates and not previously reimbursed;

                  (xix) to distributions of interest to the Holders of the Class
            B-4 Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xx) if the Class Principal Balances of the Class A-1A
            Certificates, the Class A-1B Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates and the Class B-3 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class B-4 Certificates, in an amount (not to exceed the Class Principal Balance of the Class B-4 Certificates outstanding immediately prior to such Distribution
            Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A Certificates and/or Class A-1B Certificates pursuant to clause (ii) above, to the Holders of the Class A-2 Certificates pursuant to clause (v) above, to the Holders of the Class A-3 Certificates pursuant to clause
            (viii) above, to the Holders of the Class B-1 Certificates pursuant to clause (xi) above, to the Holders of the Class B-2 Certificates pursuant to clause (xiv) above or to the Holders of the Class B-3 Certificates pursuant to clause (xvii) above);

                  (xxi) to distributions to the Holders of the Class B-4
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Extraordinary Expenses, if any, previously deemed allocated to such Class of Certificates and not previously reimbursed;

                  (xxii) to distributions of interest to the Holders of the
            Class C Certificates, in an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;


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

                  (xxiii) if the Class Principal Balances of the Class A-1A
            Certificates, the Class A-1B Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates and the Class B-4 Certificates have been reduced to zero, to distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of the Class A-1A Certificates and/or Class A-1B Certificates pursuant to clause
            (ii) above, to the Holders of the Class A-2 Certificates pursuant to clause (v) above, to the Holders of the Class A-3 Certificates pursuant to clause (viii) above, to the Holders of the Class B-1 Certificates pursuant to clause (xi) above, to the Holders of the Class B-2 Certificates pursuant to clause (xiv) above, to the Holders of the Class B-3 Certificates pursuant to clause (xvii) above or to the Holders of the Class B-4 Certificates pursuant to clause (xx) above);

                  (xxiv) to distributions to the Holders of the Class C
            Certificates, in an amount equal to, and in reimbursement of, all Realized Losses and Extraordinary Expenses previously deemed allocated to such Class of Certificates and not previously reimbursed; and

                  (xxv) to distributions to the Holders of the Class R-I
            Certificates, in an amount equal to the balance, if any, of the Available Distribution Amount for such Distribution Date remaining after the distributions to be made on such Distribution Date pursuant to clauses (i) through (xxiv) above;

provided that, notwithstanding anything to the contrary herein, on the Final Distribution Date, the distributions of principal to be made pursuant to clauses
(ii), (v), (viii), (xi), (xiv), (xvii), (xx) and (xxiii) above shall, in each such case, subject to the then remaining portion of the Available Distribution Amount for such date, be made to the Holders of the relevant Class or Classes of Sequential Pay Certificates otherwise entitled to distributions of principal pursuant to such clause in an amount equal to the entire Class Principal Balance or Balances of such Class or Classes outstanding immediately prior to the Final Distribution Date.

            On each Distribution Date prior to the earlier of (i) the Senior Principal Distribution Cross-Over Date and (ii) the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-1A and Class A-1B Certificates pursuant to clause (ii) above, first, to the Holders of the Class A-1A Certificates, until the Class Principal Balance of such Class has been reduced to zero, and thereafter, to the Holders of the Class A-1B Certificates, until the Class Principal Balance of such Class has been reduced to zero. On any Distribution Date coinciding with or following the Senior Principal Distribution Cross-Over Date, and (in any event) on the Final Distribution Date, the Trustee shall pay the distributions of principal made on the Class A-

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

1A and Class A-1B Certificates pursuant to clause (ii) above to the Holders of the Class A-1A Certificates and the Holders of the Class A-1B Certificates, pro rata in accordance with the respective Class Principal Balances of such Classes outstanding immediately prior to such Distribution Date, until the Class Principal Balance of each such Class has been reduced to zero.

            All distributions of interest made in respect of the Class S Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of Component S-A1A, Component S-A1B, Component S-A2, Component S-A3, Component S-B1, Component S-B2, Component S-B3, Component S-B4 and Component S-C, pro rata in accordance with the respective amounts of Distributable Certificate Interest that would be payable on such Components on such Distribution Date if each such Component were treated as a separate Class of REMIC III Regular Certificates.

            Distributions in reimbursement of the Holders of any Class of Sequential Pay Certificates for previously allocated Realized Losses and Extraordinary Expenses shall not constitute distributions of principal and shall not result in reduction of the Certificate Principal Balances of such Certificates or of the related Class Principal Balance.

            (b) On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Net Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case as additional interest, as follows:

                  (i) if the Class Notional Amount of the Class S Certificates
            outstanding immediately prior to such Distribution Date is greater than zero, all such Net Prepayment Premiums shall be distributed to the Holders of the Class S Certificates; and

                  (ii) if the Class Notional Amount of the Class S Certificates
            has been reduced to zero prior to such Distribution Date, all such Net Prepayment Premiums shall be distributed to the Holders of the Class R-I Certificates.

            On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Net Yield Maintenance Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case as additional interest, as follows:

                  (i) if the Class Notional Amount of the Class S Certificates
            outstanding immediately prior to such Distribution Date is greater than zero, each such Net Yield Maintenance Premium shall be distributed (A) up to the corresponding Certificate Yield Maintenance Amount(s), to the Holders of the Class(es) of Sequential Pay Certificates entitled to distributions of principal on such Distribution Date, pro rata based on entitlement if there is more than one such Class, and (B)


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

            to the extent of the balance, if any, of such Net Yield Maintenance Premium, to the Holders of the Class S Certificates; and

                  (ii) if the Class Notional Amount of the Class S Certificates
            has been reduced to zero prior to such Distribution Date, all such Net Yield Maintenance Premiums shall be distributed to the Holders of the Class R-I Certificates.

            All distributions of additional interest (in the form of Net Prepayment Premiums or Net Yield Maintenance Premiums) made in respect of the Class S Certificates on any Distribution Date pursuant to this Section 4.01(b), shall be deemed to have been made in respect of Component S-A1A, Component S-A1B, Component S-A2, Component S-A3, Component S-B1, and Component S-B2, Component S-B3, Component S-B4 and Component S-C, pro rata in accordance with the respective reductions in the Component Notional Amount of each such Component as a result of the deemed distributions of principal on the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(h).

            (c) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $[5,000,000] or initial Certificate Notional Amount of which is at least $[10,000,000,] or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of previously allocated Realized Losses or Extraordinary Expenses in respect of such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, except as otherwise provided in Section 4.01(f), that should have been surrendered as contemplated by the preceding sentence.

            (d) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such


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distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the parties hereto shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Trustee and the Depositor shall perform their respective obligations under the Letter of Representations among the Depositor, the Trustee and the initial Depository, a copy of which Letter of Representations is attached hereto as Exhibit C.

            (e) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (f) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates will be made on the next Distribution Date (such final distribution to be determined without regard to any possible future reimbursement of previously allocated Realized Losses and Extraordinary Expenses in respect of such Class), the Trustee shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i) the Trustee expects that the final distribution with
            respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii) no interest shall accrue on such Certificates from and after such Distribution Date.

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(f) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The


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costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust pursuant to this paragraph. If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute to the Class R-III Certificateholders all unclaimed funds and other assets which remain subject hereto.

            (g) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. If the Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such Certificateholder.

            (h) All distributions made in respect of each Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b) shall be deemed to have first been distributed from REMIC II to REMIC III in respect of the REMIC II Regular Interest with the same alphabetical and numerical designation as such Class of Certificates; all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to
Section 4.01(a) or 4.01(b), and allocable to Component S-A1A, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1A; all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b), and allocable to Component S-A1B, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-1B; all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b), and allocable to Component S-A2, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-2; all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b), and allocable to Component S-A3, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest A-3; all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b), and allocable to Component S-B1, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest B-1; all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to
Section 4.01(a) or 4.01(b), and allocable to Component S-B2, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest B-2; all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b), and allocable to Component S-B3, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest B-3; all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or


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4.01(b), and allocable to Component S-B4, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest B-4; and all distributions made in respect of the Class S Certificates on each Distribution Date pursuant to Section 4.01(a) or 4.01(b), and allocable to Component S-C, shall be deemed to have first been distributed from REMIC II to REMIC III in respect of REMIC II Regular Interest C. In each case, if such distribution on any such Class of Certificates was a distribution of interest, of principal, of additional interest (in the form or Net Prepayment Premiums or Net Yield Maintenance Premiums) or in reimbursement of any previously allocated Realized Losses and Extraordinary Expenses in respect of such Class of Certificates, then the corresponding distribution deemed to be made on a REMIC II Regular Interest pursuant to the preceding sentence shall be deemed to also be a distribution of interest, of principal, of additional interest (in the form of Net Prepayment Premiums or Net Yield Maintenance Premiums) or in reimbursement of any previously allocated Realized Losses and Extraordinary Expenses, as the case may be, in respect of such REMIC II Regular Interest. The actual distributions made by the Trustee on each Distribution Date in respect of the REMIC III Certificates pursuant to Sections 4.01(a) and 4.01(b) shall be deemed to have been so made from the amounts deemed distributed in respect of the REMIC II Regular Interests on such Distribution Date pursuant to this
Section 4.01(h). Notwithstanding the deemed distributions on the REMIC II Regular Interests described in this Section 4.01(h), actual distributions of funds from the Distribution Account shall be made only in accordance with
Section 4.01(a) or 4.01(b), as applicable.

            (i) All distributions: (i) of interest deemed to have been made in respect of the REMIC II Regular Interests on each Distribution Date pursuant to
Section 4.01(h) shall be deemed to have first been distributed as interest from REMIC I to REMIC II in respect of the various REMIC I Regular Interests, pro rata in accordance with the respective amounts of Uncertificated Distributable Interest described in this clause (i)(i), in an amount equal to all Uncertificated Distributable Interest in respect of each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates; (ii) of principal deemed to have been made in respect of the REMIC II Regular Interests on each Distribution Date pursuant to Section 4.01(h) shall be deemed to have first been distributed as principal from REMIC I to REMIC II in respect of the various REMIC I Regular Interests, pro rata in accordance with, and to the extent of, with respect to each such REMIC I Regular Interest, an amount equal to the excess, if any, of the Uncertificated Principal Balance of such REMIC I Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date; (iii) in reimbursement of any previously allocated Realized Losses and Extraordinary Expenses deemed to have been made in respect of the REMIC II Regular Interests on each Distribution Date pursuant to Section 4.01(h) shall be deemed to have first been distributed as a reimbursement from REMIC I to REMIC II in respect of the REMIC I Regular Interests, pro rata in accordance with, and to the extent of, with respect to each such REMIC I Regular Interest, all Realized Losses and Extraordinary Expenses previously deemed allocated to such REMIC I Regular Interest and not previously reimbursed; and (iv) of additional


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interest (in the form of Net Prepayment Premiums and Net Yield Maintenance
Premiums) deemed to have been made in respect of the REMIC II Regular Interests on such Distribution Date pursuant to Section 4.01(h) shall be deemed to have first been distributed as additional interest from REMIC I to REMIC II, in the case of each such Net Prepayment Premium or Net Yield Maintenance Premium, in respect of the REMIC I Regular Interest created with respect to the Mortgage Loan as to which such Net Prepayment Premium or Net Yield Maintenance Premium, as the case may be, was received.

            SECTION 4.02. Statements to Certificateholders; Certain Other
                          Reports.

            (a) Based on information provided to the Trustee by the Master Servicer and the Special Servicer pursuant to Sections 4.02(b) and 4.02(c), the Trustee shall prepare, or cause to be prepared, and mail on each Distribution Date, or as soon thereafter as is practicable, to the Depositor, the Rating Agencies and each Certificateholder a statement in respect of the distribution made on such Distribution Date setting forth to the extent applicable to such Class the information set forth in Exhibit E-1 hereto (the "Trustee Report"). The Trustee will make available each month, to any interested party, the Trustee Report via the Trustee's unrestricted electronic bulletin board. In addition, the Trustee will also make such Mortgage Loan information as may be requested by the Depositor available each month, to any Certificateholder, Certificate Owner, the Rating Agencies, the parties hereto or any interested party who has obtained approval from the Depositor, which approval has been furnished to the Trustee, certain Mortgage Loan information via the Trustee's restricted electronic bulletin board.

            (b) By 1:00 p.m., New York City time, one Business Day after the last day of each Collection Period, the Master Servicer shall deliver to the Trustee and the Special Servicer a report substantially in the form of Exhibit E-2 (the "Determination Date Report"), reflecting information as of the close of business on the last day of the Collection Period, in a mutually agreeable electronic format. The Determination Date Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations and reports referred to in Section 4.01, this Section 4.02, Section 4.05 and otherwise in this Agreement, as set forth in written specifications or guidelines issued by the Trustee from time to time. Such information may be delivered by the Master Servicer to the Trustee by telecopy or in such electronic or other form as may be reasonably acceptable to the Trustee. The Special Servicer shall from time to time (and, in any event, as may be reasonably required by the Master Servicer) provide the Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for the Master Servicer to prepare each Determination Date Report and any supplemental information to be provided by the Master Servicer to the Trustee.

            (c) By the Determination Date in each month, the Special Servicer shall deliver to the Master Servicer and the Trustee a report substantially in the form of Exhibit E-3 (the


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"Special Servicer Report") reflecting information as of the close of business on the last day of the Collection Period.

            Not later than the 30th day following the end of each calendar quarter, commencing in __________, 199__, the Special Servicer shall deliver to the Trustee and the Master Servicer a report in the form of Exhibit E-4 (an "Operating Statement Analysis") with respect to all operating statements and other financial information collected or otherwise obtained by the Special Servicer pursuant to Section 3.12(b) during such calendar quarter (together with copies of the operating statements and other financial information on which it is based). The Trustee shall forward to Certificateholders copies of all Operating Statement Analyses received by it, in each case on the Distribution Date immediately following the receipt thereof.

            (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall prepare, or cause to be prepared, and mail to each Person who at any time during the calendar year was a Certificateholder (i) a statement containing the aggregate information set forth on page 1 of Exhibit E-1 hereto for such calendar year or applicable portion thereof during which such person was a Certificateholder and (ii) such other customary information as the Trustee deems necessary or desirable for Certificateholders to prepare their federal, state and local income tax returns including, without limitation, the amount of original issue discount accrued on the Certificates, if applicable, which information described in subclause (ii) of this clause (d) shall be provided to the Trustee by the REMIC Administrator. The obligations of the Trustee in the immediately preceding sentence shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code. As soon as practicable following the request of any Certificateholder in writing, the Trustee shall furnish to such Certificateholder such information regarding the Mortgage Loans and the Mortgaged Properties as such holder may reasonably request and, to the extent such information would be required to be included in a report described in subsection (a), (b) or (c), as has been furnished to the Trustee. The Master Servicer, the Special Servicer and the Custodian shall promptly provide to the Depositor, the REMIC Administrator and the Trustee such information regarding the Mortgage Loans and the Mortgaged Properties as such party may request and, to the extent such information would be required to be included in a report described in subsection (a), (b) or (c), as has been furnished to the Master Servicer, the Special Servicer or the Custodian.

            (e) At the same time that the Trustee forwards the Trustee Report for any Distribution Date to the Rating Agencies pursuant to Section 4.02(a), the Trustee shall also forward to each Rating Agency a written hard copy of the Special Servicer Report related to such Distribution Date and any Operating Statement Analysis distributed to Certificateholders on such Distribution Date.


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            SECTION 4.03. P&I Advances; Advances relating to the Master Servicer
                          Remittance Amount.

            (a) On or before 1:00 p.m., New York City time, on each P&I Advance Date, the Master Servicer shall, subject to Section 4.03(c) below, either (i) remit from its own funds to the Trustee for deposit into the Distribution Account an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the Collection Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances, or (iii) make P&I Advances in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m., New York City time, on any P&I Advance Date, the Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance pursuant to
Section 4.03(c)) or shall not have remitted any portion of the Master Servicer Remittance Amount required to be remitted on such date, then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to telecopy no. ____________ (or such alternative number provided by the Master Servicer to the Trustee in writing) and notice by telephone to the Master Servicer at telephone no. ____________ (or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:30 p.m., New York City time, on such P&I Advance Date. If after such notice the Trustee does not receive the full amount of such P&I Advances and/or Master Servicer Remittance Amount by 10:00 a.m., New York City time, on the Business Day immediately preceding the related Distribution Date, then (i) the Trustee shall make the portion of such P&I Advances and advance the portion of such Master Servicer Remittance Amount that was required to be, but was not, made or remitted, as the case may be, by the Master Servicer on or prior to such Distribution Date and (ii) such failure shall constitute an Event of Default on the part of the Master Servicer. The Trustee shall be entitled to reimbursement of the amount of any Master Servicer Remittance Amount advanced thereby (together with any interest accrued thereon at the Reimbursement Rate) from general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account, and the defaulting Master Servicer shall indemnify the Trust Fund for any such interest so paid to the Trustee out of the Collection Account.


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            (b) The aggregate amount of P&I Advances to be made by the Master
Servicer in respect of any Distribution Date, subject to Section 4.03(c) below, shall equal the aggregate of all Scheduled Payments (other than Balloon Payments) and any Assumed Scheduled Payments, in each case net of related Master Servicing Fees and Workout Fees, due or deemed due, as the case may be, in respect of the Mortgage Loans (including, without limitation, Balloon Mortgage Loans delinquent as to their respective Balloon Payments) and any REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected as of the close of business on the related Determination Date; provided that, if the Monthly Payment on any Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Monthly Payment due and owing during the extension period is less than the related Assumed Scheduled Payment, then the Master Servicer shall, as to such Mortgage Loan only, advance only the amount of the Monthly Payment due and owing after taking into account such reduction, net of related Master Servicing Fees and Workout Fees, in the event of subsequent delinquencies thereon; and provided further that, if an Appraisal Reduction Amount exists with respect to any Required Appraisal Loan, then, in the event of subsequent delinquencies thereon, the interest portion of the P&I Advance in respect of such Required Appraisal Loan for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such P&I Advance) to equal the product of (i) the amount of the interest portion of such P&I Advance for such Required Appraisal Loan for such Distribution Date without regard to this proviso, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of such Required Appraisal Loan immediately prior to such Distribution Date.

            (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the Master Servicer (or, if applicable, the Trustee) that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Depositor and, if made by the Master Servicer, to the Trustee on or before the related P&I Advance Date, setting forth the basis for such determination, together with a copy of an Appraisal of the related Mortgaged Property or REO Property performed within the twelve months preceding such determination by a Qualified Appraiser, and further accompanied by any other information, including engineers' reports, environmental surveys or similar reports, that the Person making such determination may have obtained and that support such determination. Notwithstanding the foregoing, the Trustee shall be entitled to conclusively rely on any


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nonrecoverability determination made by the Master Servicer with respect to a particular P&I Advance.

            (d) The Master Servicer and the Trustee shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each P&I Advance made thereby (out of its own funds) for so long as such P&I Advance is outstanding, such interest to be payable: first, out of Penalty Charges collected on the Mortgage Loan or REO Loan as to which such Advance relates; and, then, to the extent that such Penalty Charges are insufficient, and only after such Advance has been reimbursed pursuant to this Agreement, out of general collections on the Mortgage Loans and REO Properties on deposit in the Collection Account. The Master Servicer shall reimburse itself or the Trustee, as applicable, for any outstanding P&I Advance made thereby as soon as practicable after funds available for such purpose are deposited in the Collection Account.

            SECTION 4.04. Allocation of Realized Losses and Extraordinary
                          Expenses.

            (a) On each Distribution Date, following the distributions to be made on such date pursuant to Sections 4.01(a) and 4.01(b), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate Principal Balance of the Sequential Pay Certificates, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the respective Classes of Sequential Pay Certificates shall be reduced sequentially, in reverse order of Payment Priority, until the amounts described in clauses (i) and (ii) of the preceding sentence are equal. Such reductions shall be effected such that no Class of Sequential Pay Certificates shall have its Class Principal Balance reduced until the Class Principal Balance of each other Class of Sequential Pay Certificates, if any, with a lower Payment Priority is reduced to zero, and any such reductions made to the Class Principal Balances of the Class A-1A Certificates and the Class A-1B Certificates shall be made on a pro rata basis in accordance with relative sizes of such Class Principal Balances. Such reductions shall be deemed to be an allocation of the Realized Losses and Extraordinary Expenses.

            (b) On each Distribution Date, following the deemed distributions to be made on such date pursuant to Section 4.01(h), the Trustee shall determine the amount, if any, by which (i) the then aggregate Uncertificated Principal Balance of the REMIC II Regular Interests, exceeds (ii) the aggregate Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following such Distribution Date. If such excess does exist, then the respective Uncertificated Principal Balances of REMIC II Regular Interest C, REMIC II Regular Interest B- 4, REMIC II Regular Interest B-3, REMIC II Regular Interest B-2, REMIC II Regular Interest B-1, REMIC II Regular Interest A-3 and REMIC II Regular Interest A-2 shall be reduced, sequentially in that order, in each case until the Uncertificated Principal Balance of the particular REMIC II Regular Interest is reduced to zero or the amounts described in clauses (i) and (ii) of the preceding sentence are equal. If, after the foregoing reductions, the amount described in


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clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of such sentence, then the respective Uncertificated Principal Balances of REMIC II Regular Interest A-1A and REMIC II Regular Interest A-1B shall be reduced on a pro rata basis in accordance with relative sizes of such Uncertificated Principal Balances. All such reductions shall be deemed to be an allocation of Realized Losses and Extraordinary Expenses.

            (c) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(i), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the Stated Principal Balance of the related Mortgage Loan or REO Loan, as the case may be, that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Extraordinary Expenses.

            SECTION 4.05. Calculations.

            The Trustee shall, provided it receives the necessary information from the Master Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions to be made pursuant to Section 4.01, the preparation of the reports to Certificateholders pursuant to Section 4.02 and the actual and deemed allocations of Realized Losses and Extraordinary Expenses to be made pursuant to Section 4.04. The Trustee shall calculate the Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement. Absent actual knowledge of an error therein, the Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer. The calculations by the Trustee contemplated by this Section 4.05 shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

            SECTION 4.06. Use of Agents.

            The Master Servicer or the Trustee may at its own expense utilize agents or attorneys-in-fact in performing any of its obligations under this
Article IV (except the obligation to make P&I Advances), but no such utilization shall relieve the Master Servicer or the Trustee from any of such obligations, and the Master Servicer or the Trustee, as applicable, shall remain responsible for all acts and omissions of any such agent or attorney-in-fact. The Master Servicer or the Trustee shall have all the limitations upon liability and all the indemnities for the actions and omissions of any such agent or attorney-in-fact that it has for its own actions hereunder pursuant to Article VI or Article VIII hereof, as applicable, and any such agent or attorney-in-fact shall have the benefit of all the limitations upon liability, if any, and all the indemnities provided to the Master Servicer under Section 6.03 or to the Trustee under Sections 8.01, 8.02 and 8.05, as applicable.


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                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01. The Certificates.

            (a) The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1 through A-13; provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage. The Certificates will be issuable in registered form only; provided, however, that in accordance with
Section 5.03 beneficial ownership interests in the Book-Entry Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The Class S Certificates will be issuable only in denominations corresponding to initial Certificate Notional Amounts as of the Closing Date of not less than $[______] and in any whole dollar denomination in excess thereof. The Class A-1A Certificates and the Class A-1B Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $[_______] and in any whole dollar denomination in excess thereof. The Class A-2 Certificates, the Class A-3 Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-4 Certificates and the Class C Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances as of the Closing Date of not less than $[_______] and in any whole dollar denomination in excess thereof. Each Class of Residual Certificates will be issuable only in denominations representing Percentage Interests of not less than ____%.

            (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.


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            SECTION 5.02. Registration of Transfer and Exchange of Certificates.

            (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Trustee may appoint, by a written instrument delivered to the other parties hereto, any other bank or trust company to act as Certificate Registrar under such conditions as the Trustee may prescribe, provided that the Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request. Every Certificateholder, by receiving such access, agrees with the Certificate Registrar that the Certificate Registrar will not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of any Certificateholder regardless of the source from which such information was derived.

            (b) No transfer, sale, pledge or other disposition of any Private Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Private Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A hereto; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A hereto or as Exhibit F-2B hereto; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their


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respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Private Certificate or interest therein without registration or qualification. Any Holder of a Private Certificate desiring to effect a transfer of such Private Certificate or interest therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (c) No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached hereto as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.


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            (d) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                        (A) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the REMIC Administrator and the Trustee of any change or impending change in its status as a Permitted Transferee.

                        (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt, of an affidavit and agreement substantially in the form attached hereto as Exhibit H-1 (a "Transfer Affidavit and Agreement"), from the proposed Transferee, and upon which the Certificate Registrar may, in the absence of actual knowledge by a Responsible Officer of either the Trustee or the Certificate Registrar to the contrary, conclusively rely, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                        (C) Notwithstanding the delivery of a Transfer Affidavit
                  and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of either the Trustee or the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

                        (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not


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                  to transfer its Ownership Interest in such Residual
                  Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit H-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee.

                        (E) Each Person holding or acquiring an Ownership
                  Interest in a Residual Certificate, by purchasing such Ownership Interest, agrees to give the REMIC Administrator and the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation
                  Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is, or is holding an Ownership Interest in a Residual Certificate on behalf of, a "pass-through interest holder".

              (ii) (A) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this
            Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this
            Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                        (B) If any purported Transferee shall become a Holder of
            a Residual Certificate in violation of the restrictions in this
            Section 5.02(d), then, to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the Trustee shall have the right but not the obligation, to cause the transfer of such Residual Certificate to a Permitted Transferee selected by the Trustee on such terms as the Trustee may choose, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Trustee. Such Permitted Transferee may be the Trustee itself or any Affiliate of the Trustee.

                  (iii) The REMIC Administrator shall make available to the
            Internal Revenue Service and to those Persons specified by the REMIC Provisions all


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            information furnished to it by the other parties hereto necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information described in Treasury regulations sections 1.860D-1(b)(5) and 1.860E- 2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information.

                  (iv) The provisions of this Section 5.02(d) set forth prior to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following:

                        (A) written confirmation from each Rating Agency to the
                  effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                        (B) an Opinion of Counsel, in form and substance
                  satisfactory to the Trustee and the REMIC Administrator, obtained at the expense of the party seeking such modification of, addition to or elimination of such provisions (but in no event at the expense of the Trustee, the REMIC Administrator or the Trust Fund), to the effect that doing so will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted Transferee.

            (e) If a Person is acquiring any Subordinated Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Trustee (or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such


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account and (ii) full power to make the foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and (d), as applicable, of this Section 5.02.

            (f) Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the Certificate Registrar maintained for such purpose, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

            (g) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i) No service charge shall be imposed for any transfer or exchange of Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k) The Certificate Registrar or the Trustee shall provide to each of the other parties hereto, upon reasonable written request and at the expense of the requesting party, an updated copy of the Certificate Register.

            SECTION 5.03. Book-Entry Certificates.

            (a) The Class S, Class A and Class B-1 Certificates shall, in the case of each Class thereof, initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c), transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests


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therein. Such Certificate Owners shall hold and, subject to Section 5.02(c), transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in
Section 5.03(c) below, shall not be entitled to fully registered, physical Certificates ("Definitive Certificates") in respect of such Ownership Interests. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            (b) The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee and the Certificate Registrar may for all purposes, including, without limitation, the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c) If (i)(A) the Depositor advises the Trustee and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to any Class of Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to any Class of Book-Entry Certificates (or any portion of any Class thereof), the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of any Class of Book-Entry Certificates (or any portion of any Class thereof) by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the Definitive Certificates in respect of such Class (or portion thereof) to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Book-Entry Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders


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hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            SECTION 5.04. Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05. Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, the Certificate Registrar and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee, the Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

            SECTION 5.06 Certification by Certificate Owners.

            (a) Each Certificate Owner is hereby deemed by virtue of its acquisition of an Ownership Interest in any Book-Entry Certificates representing any Class of Subordinated Certificates to agree to comply with the transfer requirements of Section 5.02(c).

            (b) To the extent that under the terms of this Agreement, it is necessary to determine whether any Person is a Certificate Owner, the Trustee shall make such determination based on a certificate of such Person which shall specify, in reasonable detail satisfactory to the Trustee, the Class and Certificate Principal Balance of the Book-Entry Certificate beneficially owned, the value of such Person's interest in such Certificate and any intermediaries through


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which such Person's Ownership Interest in such Book-Entry Certificate is held;
provided, however, that the Trustee shall not knowingly recognize such Person as a Certificate Owner if such Person, to the knowledge of a Responsible Officer of the Trustee, acquired its Ownership Interest in a Book-Entry Certificate representing any Class of Subordinated Certificates in violation of Section 5.02(c), or if such Person's certification that it is a Certificate Owner is in direct conflict with information obtained by the Trustee from the Depository, Depository Participants, and/or indirect participating brokerage firms for which a Depository Participant acts as agent, with respect to the identity of a Certificate Owner. The Trustee shall exercise its reasonable discretion in making any determination under this Section 5.06(b) and shall afford any Person providing information with respect to its beneficial ownership of any Certificates an opportunity to resolve any discrepancies between the information provided and any other information available to the Trustee.


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                                   ARTICLE VI

                       THE DEPOSITOR, THE MASTER SERVICER,
                THE SPECIAL SERVICER AND THE REMIC ADMINISTRATOR

            SECTION 6.01. Liability of the Depositor, the Master Servicer, the
                          Special Servicer and the REMIC Administrator.

            The Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator herein.

            SECTION 6.02. Merger, Consolidation or Conversion of the Depositor,
                          the Master Servicer, the Special Servicer or the REMIC Administrator.

            Subject to the following paragraph, the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall each keep in full effect its existence, rights and franchises as a corporation, bank, trust company, partnership or association under the laws of the jurisdiction wherein it was organized, and each will obtain and preserve its qualification to do business as a foreign corporation, bank, trust company, partnership or association in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, shall be the successor of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of the Master Servicer or the Special Servicer unless such succession will not result in any withdrawal, downgrade or qualification of the rating then assigned by either Rating Agency to any Class of Certificates (as confirmed in writing by each Rating Agency).


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            SECTION 6.03. Limitation on Liability of the Depositor, the Master
                          Servicer, the Special Servicer and the REMIC
                          Administrator.

            None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any liability to the Trust Fund, the Trustee or the Certificateholders for any action taken, or not taken, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator against any liability to the Trust Fund, the Trustee or the Certificateholders for the breach of a representation, warranty or covenant made herein, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, officer, employee or agent of any such party may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and any director, officer, employee or agent of any such party shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or otherwise incidental to the performance of obligations and duties hereunder, including, without limitation, in the case of the Master Servicer or Special Servicer, the prosecution of an enforcement action in respect of any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement); or (ii) incurred in connection with any legal action against such party resulting from any breach of a representation, warranty or covenant made herein, any misfeasance, bad faith or negligence in the performance of, or reckless disregard of, obligations or duties hereunder or any violation of any state or federal securities law. None of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and, except in the case of a legal action the costs of which it is specifically required hereunder to bear, in its opinion does not involve it in any ultimate expense or liability; provided, however, that the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator may in its discretion undertake any such action which it may reasonably deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator shall be entitled to be reimbursed therefor from the Collection Account as provided in Section 3.05(a).


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            SECTION 6.04. Master Servicer, Special Servicer and REMIC
                          Administrator Not to Resign.

            None of the Master Servicer, the Special Servicer or, subject to the last paragraph of this Section 6.04, the REMIC Administrator shall resign from the obligations and duties hereby imposed on it, except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, so causing such a conflict being of a type and nature carried on by the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, at the date of this Agreement. Any such determination permitting the resignation of the Master Servicer, the Special Servicer or the REMIC Administrator, as applicable, shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee. No such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party hereunder.

            Consistent with the foregoing, none of the Master Servicer, the Special Servicer or the REMIC Administrator shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder to any other Person or delegate to, subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of the Master Servicer, the Special Servicer or the REMIC Administrator are transferred to a successor thereto, the entire amount of compensation payable to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            Notwithstanding the foregoing, if the same Person is acting as both REMIC Administrator and Trustee, and such Person resigns as Trustee pursuant to
Section 8.07, then such Person shall be deemed to have also resigned as the REMIC Administrator, and the successor Trustee shall also act as successor REMIC Administrator or shall appoint a successor REMIC Administrator whose appointment will not (as evidenced in writing) result in a qualification, downgrade or withdrawal of any of the ratings then assigned by either Rating Agency to the respective Classes of Certificates.

            SECTION 6.05. Rights of the Depositor and the Trustee in Respect of
                          the Master Servicer, the Special Servicer and the REMIC Administrator.

            The Master Servicer, the Special Servicer and the REMIC Administrator shall each afford the Depositor, the Trustee and each Rating Agency, upon reasonable notice, during normal business hours access to all records maintained by it in respect of its rights and obligations hereunder and access to such of its officers as are responsible for such obligations. Upon


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reasonable request, the Master Servicer, the Special Servicer and the REMIC
Administrator shall each furnish the Depositor, the Trustee and each Rating Agency with its most recent financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer, the Special Servicer and the REMIC Administrator hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder or exercise the rights of the Master Servicer, the Special Servicer or the REMIC Administrator hereunder; provided, however, that none of the Master Servicer, the Special Servicer or the REMIC Administrator shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer, the Special Servicer or the REMIC Administrator and is not obligated to supervise the performance of the Master Servicer, the Special Servicer or the REMIC Administrator under this Agreement or otherwise.

            SECTION 6.06. [RESERVED]

            SECTION 6.07. Master Servicer or Special Servicer as Owner of a
                          Certificate.

            The Master Servicer or an Affiliate of the Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with the same rights it would have if it were not the Master Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer is the Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the Master Servicer or the Special Servicer proposes to take action (including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in the Master Servicer's or the Special Servicer's reasonable good faith judgment, violate the Servicing Standard, and
(ii) if taken, might nonetheless, in the Master Servicer's or the Special Servicer's reasonable good faith judgment, be considered by other Persons to violate the Servicing Standard, the Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.07, (b) identifies the Percentage Interest in each Class of Certificates beneficially owned by the Master Servicer or the Special Servicer or an Affiliate of the Master Servicer or the Special Servicer, as applicable, and (c) describes in reasonable detail the action that the Master Servicer or the Special Servicer, as the case may be, proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the Master Servicer and its Affiliates or the Special Servicer and its Affiliates, as appropriate), together with a request for approval by the Certificateholders of each such proposed action. If at any time Certificateholders holding greater than 50% of the Voting


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Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as the case may be) shall have consented in writing to the proposal described in the written notice, and if the Master Servicer or the Special Servicer, as the case may be, shall act as proposed in the written notice, such action shall be deemed to comply with the Servicing Standard. The Trustee shall be entitled to reimbursement from the Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that the Master Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.


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                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01. Events of Default.

                  (a) "Event of Default", wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit into the
            Collection Account any amount required to be so deposited under this Agreement which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Collection Account any amount required to be so deposited or remitted under this Agreement; or any failure by the Special Servicer to deposit into the REO Account any amount required to be so deposited under this Agreement which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

                  (iii) any failure by the Master Servicer to remit to the
            Trustee for deposit into the Distribution Account, on any P&I Advance Date, the full amount of P&I Advances required to be made on such date and/or the full amount of the Master Servicer Remittance Amount required to be remitted on such date, which failure continues unremedied until 10:00 a.m., New York City time, on the Business Day immediately preceding the related Distribution Date; or

                  (iv) any failure by the Master Servicer to timely make any
            Servicing Advance required to be made by it pursuant to the second paragraph of Section 3.19(b) which continues unremedied for a period of three days following the date on which notice shall have been given to the Master Servicer by the Trustee as provided in Section 3.11(e); or

                  (v) any failure by the Special Servicer to timely make any
            Emergency Advance required to be made by it pursuant to the second paragraph of Section 3.19(b) which continues unremedied for a period of three days following the date on which notice has been given to the Special Servicer by the Trustee as provided in Section 3.11(e); or

                  (vi) any failure on the part of the Master Servicer or the
            Special Servicer duly to observe or perform in any material respect any other of the covenants or


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            agreements on the part of the Master Servicer or the Special
            Servicer, as the case may be, contained in this Agreement which continues unremedied for a period of 30 days (or, in the case of payment of insurance premiums, for a period of 15 days) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (vii) any failure on the part of the REMIC Administrator duly to observe or perform in any material respect any of the covenants or agreements on the part of the REMIC Administrator contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto, or to the REMIC Administrator (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (viii) any breach on the part of the Master Servicer or the
            Special Servicer of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer, as the case may be, by any other party hereto or to the Master Servicer or the Special Servicer, as the case may be, (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (ix) any breach on the part of the REMIC Administrator of any representation or warranty contained in this Agreement that materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the REMIC Administrator by any other party hereto or to the REMIC Administrator (with a copy to each other party hereto) by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

                  (x) a decree or order of a court or agency or supervisory
            authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar


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

            proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer, the Special Servicer or the REMIC Administrator and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                  (xi) the Master Servicer, the Special Servicer or the REMIC
            Administrator shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (xii) the Master Servicer, the Special Servicer or the REMIC
            Administrator shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (xiii) the Trustee shall have received written notice from either Rating Agency that the continuation of the Master Servicer or the Special Servicer in such capacity would result in a downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates.

When a single entity acts as Master Servicer, Special Servicer and REMIC Administrator, or in any two of the foregoing capacities, an Event of Default in one capacity shall constitute an Event of Default in each capacity.

            (b) If any Event of Default with respect to the Master Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor and the Trustee may, and at the written direction of the Holders of Certificates entitled to at least __% of the Voting Rights or if the relevant Event of Default is one described in clause (iii) or clause (xiii) of Section 7.01(a), the Trustee shall, terminate, by notice in writing to the Defaulting Party (with a copy of such notice to each other party hereto), all of the rights and obligations (accruing from and after such notice) of the Defaulting Party under this Agreement and in and to the Trust Fund (other than as a Holder of any Certificate). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other


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

instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each of the Master Servicer and the Special Servicer agrees that, if it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested thereby to enable the Trustee to assume the Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Master Servicer to the Collection Account, the Distribution Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account, the Collection Account or any Servicing Account (if it is the Defaulting Party) or thereafter be received by or on behalf of it with respect to any Mortgage Loan or REO Property (provided, however, that the Master Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03 notwithstanding any such termination). Any costs or expenses in connection with any actions to be taken by the Master Servicer or Special Servicer pursuant to this paragraph shall be borne by the Master Servicer or Special Servicer, as the case may be.

            (c) If any Event of Default with respect to the REMIC Administrator shall occur and be continuing, then, and in each and every such case, so long as the Event of Default shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least __% of the Voting Rights, the Trustee (or, if the Trustee is also the REMIC Administrator, the Master Servicer) shall, terminate, by notice in writing to the REMIC Administrator (with a copy to each of the other parties hereto), all of the rights and obligations of the REMIC Administrator under this Agreement. From and after the receipt by the REMIC Administrator of such written notice (or, if the Trustee is also the REMIC Administrator, from and after such time as another successor appointed as contemplated by Section 7.02 accepts such appointment), all authority and power of the REMIC Administrator under this Agreement shall pass to and be vested in the Trustee (or such other successor) pursuant to and under this Section, and, without limitation, the Trustee (or such other successor) is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the REMIC Administrator, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The REMIC Administrator agrees promptly (and in any event no later than ten Business Days subsequent to its receipt of the notice of the termination) to provide the Trustee (or, if the Trustee is also the REMIC Administrator, such other successor appointed as contemplated


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by Section 7.02) with all documents and records requested thereby to enable the
Trustee (or such other successor) to assume the REMIC Administrator's functions hereunder, and to cooperate with the Trustee (or such other successor) in effecting the termination of the REMIC Administrator's responsibilities and rights hereunder (provided, however, that the REMIC Administrator shall continue to be obligated to pay and entitled to receive all amounts accrued or owing by or to it under this Agreement on or prior to the date of such termination, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination). Any costs or expenses in connection with any actions to be taken by the REMIC Administrator pursuant to this paragraph shall be borne by the REMIC Administrator.

            SECTION 7.02. Trustee to Act; Appointment of Successor.

            On and after the time the Master Servicer, the Special Servicer or the REMIC Administrator resigns pursuant to the first paragraph of Section 6.04 or receives a notice of termination pursuant to Section 7.01, the Trustee shall be the successor in all respects to the Master Servicer, the Special Servicer or (unless it had also been acting as such) the REMIC Administrator, as the case may be, in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, by the terms and provisions hereof, including, without limitation, if the Master Servicer is the resigning or terminated party, the Master Servicer's obligation to make P&I Advances; provided that any failure to perform such duties or responsibilities caused by the Master Servicer's, the Special Servicer's or the REMIC Administrator's, as the case may be, failure to cooperate or to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. Neither the Trustee nor any other successor shall be liable for any of the representations and warranties of the resigning or terminated party or for any losses incurred by the resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee nor any other successor be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to for future services rendered if the resigning or terminated party had continued to act hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable, or is not approved as a successor Master Servicer or Special Servicer, as the case may be, by each Rating Agency, to so act or if the Holders of Certificates entitled to at least 51% of the Voting Rights shall request in writing to the Trustee or if the REMIC Administrator is the resigning or terminated party and the Trustee had been acting in such capacity, promptly appoint, or petition a court of competent jurisdiction to appoint, any established and qualified institution as the successor to the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, hereunder; provided that such appointment does not result in the downgrading, withdrawal or qualification of any rating then assigned by either Rating Agency to any Class of


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Certificates (as evidenced by written confirmation to such effect from each
Rating Agency). No appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities hereunder, and pending such appointment and assumption, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans or otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee, such successor and each other party hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03. Notification to Certificateholders.

            (a) Upon any resignation of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04, any termination of the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to
Section 7.01, any appointment of a successor to the Master Servicer, the Special Servicer or the REMIC Administrator pursuant to Section 6.04 or 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section 6.06, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

            (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

            SECTION 7.04. Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to the Classes of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of Default under clause (i), clause (ii) or clause (iii) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.


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            SECTION 7.05. Additional Remedies of Trustee Upon Event of Default.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right (exercisable subject to Section 8.01(a)), in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.06. Advance Collateral Fund for Trustee.

            (a) Pursuant to the terms of the Collateral Fund Custodial Agreement, for so long as the Trustee's long-term unsecured debt rating by the Rating Agencies is not in at least the second highest applicable rating category of each such Rating Agency, the Trustee shall establish and maintain the Advance Collateral Fund to secure the Trustee's obligations to make P&I Advances as successor Master Servicer under the terms hereof. Pursuant to Section 3.03 of the Collateral Fund Custodial Agreement, the Trustee shall grant a security interest in the Advance Collateral Fund to the Advance Collateral Custodian for the benefit of the Certificateholders.

            (b) If at any time that the Trustee is the successor Master Servicer or is otherwise obligated to make P&I Advances and the Trustee for any reason does not make a P&I Advance required to be made by the Trustee pursuant to this Agreement, then by 11:30 a.m., New York City time, on the Business Day immediately preceding the related Distribution Date, pursuant to Section 2.02 of the Collateral Fund Custodial Agreement, the Trustee shall deliver a notice to the Collateral Fund Custodian to withdraw the necessary amount from the Advance Collateral Fund and deposit such funds into the Distribution Account.

            (c) In accordance with the provisions of the Collateral Fund Custodial Agreement, the Trustee may, at any time, substitute a surety bond, letter of credit, insurance policy or other security arrangement (the "Substitute Collateral") for the Advance Collateral Fund and amounts on deposit therein or any substitute therefor; provided that it has received written confirmation from each Rating Agency that such action would not result in the downgrade, qualification or withdrawal of the rating then assigned by any Rating Agency to any Class of Certificates, and such substitution would not result in an Adverse REMIC Event in respect of any REMIC created hereunder.


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            (d) If the arrangements for the Advance Collateral Fund have been terminated because the Trustee's long-term unsecured debt rating by the Rating Agencies was upgraded to at least the second highest applicable rating category of each such Rating Agency and, subsequent to such termination of the Advance Collateral Fund, the Trustee's long-term unsecured debt rating by the Rating Agencies shall have been downgraded below the second highest applicable rating category of each such Rating Agency, then the Trustee shall be required to enter into an agreement similar to the Collateral Fund Custodial Agreement that is acceptable to the Rating Agencies. If such substitute arrangement is not made within 60 days of such downgrade, then such failure by the Trustee will render the Trustee ineligible under Section 8.06.

            (e) The Advance Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions and shall not be an asset of any REMIC. The Advance Collateral Fund shall be beneficially owned by the Bank for federal income tax purposes, and the Bank shall report all income, gain, loss or deduction with respect thereto. Any reimbursement from the Trust Fund to the Advance Collateral Fund shall be treated as amounts distributed by such REMIC to the Trustee or any successor, all within the meaning of Section 1.860G-2(h) of the Treasury Regulations.


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                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            SECTION 8.01. Duties of Trustee.

            (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, then (subject to Section 8.01(c)(iv) below) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

            (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall make a request to the responsible party to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by any other party hereto, and accepted by the Trustee in good faith, pursuant to this Agreement.

            (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement.


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                  (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% (or, as to any particular matter, any higher percentage as may be specifically provided for hereunder) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

                  (iv) The Trustee shall not be required to take action with respect to, or be deemed to have notice or knowledge of, any default or Event of Default (except an Event of Default under Section 7.01(a)(xiii) or the failure to deliver any monies, including, without limitation, P&I Advances, or to provide any report, certificate or statement to the Trustee when required pursuant to this Agreement) unless a Responsible Officer of the Trustee shall have received written notice or otherwise have actual knowledge thereof. In the absence of receipt of such notice and such actual knowledge otherwise obtained, the Trustee may conclusively assume that there is no default or Event of Default.

                  (v) Subject to the other provisions of this Agreement and
            without limiting the generality of this Section 8.01, the Trustee shall have no duty except in the capacity as successor Master Servicer or successor Special Servicer (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, and (C) to confirm or verify the contents of any reports or certificates of the Master Servicer or Special Servicer delivered to the Trustee pursuant to this Agreement reasonably believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.


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            SECTION 8.02. Certain Matters Affecting Trustee.

            Except as otherwise provided in Section 8.01:

                  (i) the Trustee may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii) the Trustee may consult with counsel and the written
            advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless in the Trustee's reasonable opinion, such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been waived or cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (iv) the Trustee shall not be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v) prior to the occurrence of an Event of Default and after the waiver or curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any


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            resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder;

                  (vii) the Trustee may execute any of the trusts or powers
            hereunder or perform any duties hereunder either directly or by or through agents or attorneys, provided that the use of agents or attorneys shall not be deemed to relieve the Trustee of any of its duties and obligations hereunder; and

                  (viii) the Trustee shall not be responsible for any act or omission of the Master Servicer, the Special Servicer or the REMIC Administrator (unless the Trustee is acting as Master Servicer, Special Servicer or REMIC Administrator, as the case may be) or of the Depositor.

            SECTION 8.03. Trustee not Liable for Validity or Sufficiency of
                          Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates (other than the statements attributed to, and the representations and warranties of, the Trustee in Article II, and the signature of the Trustee set forth on each outstanding Certificate) shall be taken as the statements of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator, as the case may be, and the Trustee (in its capacity as such) assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement (except as regards the enforceability of this Agreement against it) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Collection Account or any other account by or on behalf of the Depositor, the Master Servicer, the Special Servicer or the REMIC Administrator (in each case, unless the Trustee is acting in such capacity). The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document,


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order or other instrument furnished by the Depositor, the Master Servicer, the
Special Servicer or the REMIC Administrator (in each case, unless the Trustee is acting in such capacity), and accepted by the Trustee in good faith, pursuant to this Agreement. The Trustee shall not be responsible for the legality or validity of this Agreement (other than insofar as it relates to the obligations of the Trustee hereunder) or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

            SECTION 8.04. Trustee May Own Certificates.

            The Trustee (in its individual or any other capacity) or any agent of the Trustee may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or such agent.

            SECTION 8.05. Fees and Expenses of Trustee; Indemnification of
                          Trustee and the REMIC Administrator.

            (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account, prior to any distributions to be made therefrom to Certificateholders on such date, and pay to itself all earned but unpaid Trustee's Fees in respect of the Mortgage Loans and any REO Loans, as compensation for all services rendered by the Trustee in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder. As to each Mortgage Loan and REO Loan, the Trustee's Fee shall accrue from time to time at the Trustee's Fee Rate, whether or not interest is actually collected on each Mortgage Loan and REO Loan, on the basis of the same principal amount and for the same period respecting which any related interest payment due on such Mortgage Loan or deemed due on such REO Loan is computed. The Trustee's Fees (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's sole compensation for such services to be rendered by it.

            (b) The Trustee and any director, officer, employee or agent of the Trustee shall be entitled to be indemnified for and held harmless by the Trust Fund (to the extent of amounts on deposit in the Distribution Account from time to time) against any loss, liability, claim or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, this Agreement, the Certificates, the Mortgage Loans (to the extent it does not act in the capacity of successor Master Servicer or Special Servicer) or any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee hereunder if such loss, liability, claim or expense constitutes an "unanticipated expense" within the meaning of Treasury regulation Section 1.860G-1(b)(3)(ii); provided that neither the Trustee


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nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (1) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (2) any loss, liability, claim or expense incurred by reason of any breach on the part of the Trustee of any of its representations, warranties or covenants contained herein or any willful misfeasance, bad faith or negligence in the performance of, or reckless disregard of, the Trustee's obligations and duties hereunder.

            (c) Each of the Master Servicer and the Special Servicer shall indemnify the Trustee and the REMIC Administrator from and hold each of them harmless against any loss, liability, claim or expense arising in respect of the Master Servicer's, or Special Servicer's as the case may be, negligent acts or omissions in connection with this Agreement including, without limitation, the negligent use by the Master Servicer or the Special Servicer, as the case may be, of any powers of attorney delivered to it by the Trustee pursuant to the provisions hereof and the Mortgage Loans serviced by the Master Servicer or the Special Servicer, as the case may be.

            (d) This Section 8.05 shall survive the termination of this Agreement or the resignation or removal of the Trustee, the REMIC Administrator, the Master Servicer and the Special Servicer as regards rights and obligations prior to such termination, resignation or removal.

            SECTION 8.06. Eligibility Requirements for Trustee.

            The Trustee hereunder shall at all times be a corporation, bank, trust company or association organized and doing business under the laws of the United States of America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least $[50,000,000] and subject to supervision or examination by federal or state authority. If such corporation, bank, trust company or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, bank, trust company or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Trustee shall at all times maintain a long-term unsecured debt rating in one of the two highest (or, so long as the Trustee is satisfying the requirements of Section 7.06, one of the three highest) applicable rating categories of each Rating Agency (or, in the case of either Rating Agency, such lower rating that shall not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates by such Rating Agency, as confirmed in writing by such Rating Agency). In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and their respective Affiliates.


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            SECTION 8.07. Resignation and Removal of Trustee.

            (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the continued use of the Trustee would (as evidenced in writing from either Rating Agency) result in a qualification, downgrading or withdrawal of the rating assigned by such Rating Agency to any Class of Certificates, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificateholders by the Depositor.

            (c) The Holders of Certificates entitled to not less than 51% of the Voting Rights (or, if such removal is in connection with the Trustee's failure to make any required Advance, 25% of the Voting Rights) may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer, the REMIC Administrator and the remaining Certificateholders by the successor so appointed.

            (d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08 and written confirmation from each Rating Agency that the appointment of such successor Trustee shall not result in the downgrade, qualification or withdrawal of any rating then assigned thereby to any Class of Certificates. Notwithstanding anything herein to the contrary, if any Person is acting as


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both Trustee and REMIC Administrator, then any resignation or removal of such
Person as the Trustee shall be accompanied by the resignation or removal of such Person as REMIC Administrator, and the successor trustee shall serve as successor to the REMIC Administrator as well.

            SECTION 8.08. Successor Trustee.

            (a) Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee), and the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations, and to enable the successor trustee to perform its obligations hereunder.

            (b) No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

            (c) Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, such successor trustee shall mail notice of the succession of such trustee hereunder to the Depositor and the Certificateholders.

            SECTION 8.09. Merger or Consolidation of Trustee.

            Any entity into which the Trustee may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.


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            SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

            (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of the Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

            (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer, the Special Servicer or the REMIC Administrator hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d) Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any


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separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11. Appointment of Custodians.

            The Trustee may, with the consent of the Master Servicer, appoint at the Trustee's own expense one or more Custodians to hold all or a portion of the Mortgage Files as agent for the Trustee; provided that if the Custodian is an Affiliate of the Trustee such consent of the Master Servicer need not be obtained and the Trustee shall inform the Master Servicer of such appointment. Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $10,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall not be the Depositor or any Affiliate of the Depositor, and shall have in place a fidelity bond and errors and omissions policy, each in such form and amount as customarily required of custodians acting on behalf of FHLMC or FNMA. Each Custodian shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

            SECTION 8.12. Access to Certain Information.

            (a) The Trustee shall afford to the Depositor, the Master Servicer, the Special Servicer, each Holder of a Class B-3 Certificate, a Class B-4 Certificate or a Class C Certificate, the REMIC Administrator and each Rating Agency and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

            (b) The Trustee shall maintain at its office primarily responsible for administration of the Trust Fund and, upon reasonable prior written request and during normal business hours, shall make available for review by the Depositor, the Rating Agencies, and, subject to the succeeding paragraph, any Certificateholder, Certificate Owner or Person identified to the Trustee as a prospective transferee of a Certificate or an interest therein, originals and/or copies of the following items: (i) the prospectus and prospectus supplement relating to the Class S, Class A and Class B-1 Certificates and any private placement memorandum or other disclosure


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document relating to the Private Certificates, in each case in the form most recently provided to the Trustee by the Depositor or by any Person designated by the Depositor; (ii) this Agreement and any amendments hereto entered into pursuant to Section 11.01; (iii) all Trustee Reports delivered to Certificateholders pursuant to Section 4.02(a) since the Closing Date; (iv) all Officer's Certificates delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date pursuant to Section 3.13; (v) all accountants' reports caused to be delivered by the Master Servicer and the Special Servicer to the Trustee since the Closing Date pursuant to Section 3.14;
(vi) the most recent inspection report prepared by the Master Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to Section 3.12(a); (vii) the most recent quarterly and annual operating statement and rent roll of each related Mortgaged Property and financial statements of the related Mortgagor collected by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b); (viii) any and all notices and reports delivered to the Trustee with respect to any Mortgaged Property as to which the environmental testing contemplated by Section 3.09(c) revealed that neither of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was satisfied; (ix) all Determination Date Reports, Special Servicer Reports and Operating Statement Analyses delivered to the Trustee since the Closing Date pursuant to Sections 4.02(b) and 4.02(c); (x) each of the Mortgage Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into or consented to by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20; (xi) the most recent Appraisal for each Mortgage Loan and REO Property that has been delivered to the Trustee (such item to be delivered to the Trustee by the Master Servicer or Special Servicer, as applicable, promptly following its having been obtained or formulated); and (xii) any and all Officer's Certificates and other evidence delivered to or by the Trustee to support its, the Master Servicer's or the Special Servicer's, as the case may be, determination that any Advance was or, if made, would be, a Nonrecoverable Advance. The Trustee shall provide copies of any and all of the foregoing items upon request of any of the parties set forth in the previous sentence; however, except in the case of the Rating Agencies, the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

            In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee shall require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in the form of Exhibit L-1 hereto generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person substantially in the form of Exhibit L-2 hereto generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. The Holders of the Certificates, by their acceptance thereof, will be deemed to have agreed to keep such information


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confidential. The Trustee shall not be liable for providing information in accordance with Section 8.12(a) or for the dissemination of information in accordance with this Section 8.12(b).


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                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Master Servicer, the Special Servicer, the Trustee and the REMIC Administrator (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Special Servicer or the Master Servicer of all Mortgage Loans and each REO Property remaining in REMIC I at a price equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the appraised value of each REO Property, if any, included in REMIC I, such appraisal to be conducted by an Independent MAI-designated appraiser selected by the Master Servicer and approved by the Trustee, minus (C) the aggregate amount of unreimbursed Advances made by the Master Servicer or the Special Servicer, as applicable, together with any unpaid Advance Interest in respect of such unreimbursed Advances and any unpaid servicing compensation owing to such party (which items shall be deemed to have been paid or reimbursed to the Master Servicer or Special Servicer, as the case may be, in connection with such purchase), and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The Special Servicer or the Master Servicer may at its option elect to purchase all of the Mortgage Loans and each REO Property remaining in REMIC I as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided that the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than ___% of the aggregate Cut-off Date Balance of the Mortgage Pool set forth in the Preliminary Statement; and provided further that, in the case of any such written notice delivered by the Master Servicer, the Special Servicer does not elect in a writing delivered to the other parties hereto, within seven days of receiving such written notice from the Master Servicer, to effect such purchase. No Prepayment Premiums or Yield Maintenance Premiums will be payable in connection with such a purchase. If the Trust Fund is to be terminated in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I by the Special Servicer or the Master Servicer, the Special Servicer or the Master Servicer, as applicable, shall deliver to the Trustee for deposit in the Distribution Account not later than the Master Servicer Remittance Date relating to the anticipated


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Final Distribution Date an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof payable to any Person other than the Certificateholders pursuant to Section 3.05(a), which portion shall be deposited in the Collection Account). In addition, the Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in the Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the purchasing party the Mortgage Files for the remaining Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the purchasing party as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties to the purchasing party (or its designee).

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (x) if such notice is given in connection with the purchase of the Mortgage Loans and each REO Property remaining in REMIC I by the Special Servicer or the Master Servicer, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates and (y) otherwise during the month of such final distribution on or before the Master Servicer Remittance Date in such month, in any event specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein designated. The Trustee shall give such notice to the Depositor, the Master Servicer, the Special Servicer and the REMIC Administrator at the time such notice is given to Certificateholders.

            Upon presentation and surrender of the Certificates by the Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the Available Distribution Amount that is allocable to payments on the relevant Class in accordance with Sections 4.01(a) and 4.01(b).

            Any funds not distributed to any Holder or Holders of Certificates of any Class on the Final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the


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Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If by the second anniversary of the delivery of such second notice, all of the Certificates shall not have been surrendered for cancellation, the Class R-III Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject thereto.

            SECTION 9.02.     Additional Termination Requirements.

            (a) If the Special Servicer or the Master Servicer purchases all of the Mortgage Loans and each REO Property remaining in REMIC I as provided in
Section 9.01, the Trust Fund (and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the purchasing party obtains at its own expense and delivers to the Trustee and the REMIC Administrator an Opinion of Counsel, addressed to the Trustee and the REMIC Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" on any of REMIC I, REMIC II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) the REMIC Administrator shall specify the first day in the 90-day liquidation period in a statement attached to the final Tax Return for each of REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

            (ii) during such 90-day liquidation period and at or prior to the time of making the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Special Servicer or the Master Servicer, as the case may be, for cash; and

            (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the applicable Class of Residual Certificates all remaining cash on hand (other than cash retained to meet claims), and each of REMIC I, REMIC II and REMIC III shall terminate at that time.

            (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize any purchaser of the Mortgage Loans and each REO Property as provided in Section 9.01 to prepare (and such Person shall prepare), and to authorize the Trustee to adopt on behalf


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of the Trust, a plan of complete liquidation of each of REMIC I, REMIC II and
REMIC III in accordance with the terms and conditions of this Agreement, which authorization shall be binding upon all successor Certificateholders.


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                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

            SECTION 10.01.    REMIC Administration.

            (a) The REMIC Administrator shall elect to treat each of REMIC I, REMIC II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b) The REMIC I Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-I Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II Regular Interests are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The Class A-1A, Class A-1B, Class A-2, Class A-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class C Certificates, together with the respective Components of the Class S Certificates, are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-III Certificates are hereby designated as the sole class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC III. None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall, to the extent within the control of such Person, create or permit the creation of any other "interests" in REMIC I, REMIC II or REMIC III (within the meaning of Treasury regulation Section 1.860D-1(b)(1)).

            (c) The Closing Date is hereby designated as the "Startup Day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

            (d) The applicable Plurality Residual Certificateholder is hereby designated as the Tax Matters Person of each of REMIC I, REMIC II and REMIC III, and shall act on behalf of the related REMIC in relation to any tax matter or controversy, shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority, shall request an administrative adjustment as to any taxable year of the related REMIC, shall enter into settlement agreements with any governmental taxing agency with respect to the related REMIC, shall extend any statute of limitations relating to any tax item of the related REMIC and shall otherwise act on behalf of the related REMIC in relation to any tax matter or controversy involving such REMIC; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act (in consultation with the Tax Matters Person for each of REMIC I, REMIC II and REMIC III) as agent and attorney-in-fact for the Tax Matters


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Person for each of REMIC I, REMIC II and REMIC III in the performance of its duties as such. The legal expenses and costs of any action described in this subsection (d) and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund payable out of amounts on deposit in the Distribution Account as provided by Section 3.05(b) unless such legal expenses and costs are incurred by reason of a Tax Matters Person's or the REMIC Administrator's misfeasance, bad faith or negligence in the performance of, or such Person's reckless disregard of, its obligations or are expressly provided by this Agreement to be borne by any party hereto.

            (e) The REMIC Administrator shall prepare or cause to be prepared and file, and the Trustee shall sign, all of the Tax Returns in respect of each of REMIC I, REMIC II and REMIC III other than Tax Returns required to be filed by the Master Servicer pursuant to Section 3.09(g). The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor.

            (f) The REMIC Administrator shall perform on behalf of each of REMIC I, REMIC II and REMIC III all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a Residual Certificate, such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee; (ii) the Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required); and (iii) the Internal Revenue Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I, REMIC II and REMIC III. In addition, the Depositor shall provide or cause to be provided to the REMIC Administrator, within (10) days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

            (g) The REMIC Administrator shall take such action and shall cause each of REMIC I, REMIC II and REMIC III to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The REMIC Administrator shall not take any action, cause REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could, except as provided in Section 3.17, result in an Adverse REMIC Event in respect of REMIC I, REMIC II or REMIC III, unless the REMIC Administrator has received an Opinion of Counsel to the effect that the contemplated action will not result in an Adverse REMIC Event. None of the other parties hereto shall take or fail to take any action (whether or not authorized


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hereunder) as to which the REMIC Administrator has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I, REMIC II or REMIC III or the assets of any of them, or causing REMIC I, REMIC II or REMIC III to take any action, which is not expressly permitted under the terms of this Agreement, each of the other parties hereto will consult with the REMIC Administrator, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur, and no such other party shall take any such action or cause REMIC I, REMIC II or REMIC III to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement.

            (h) In the event that any tax is imposed on REMIC I, REMIC II or REMIC III, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I, REMIC II or REMIC III after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)(iii)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach of any of its obligations under this Article X; (ii) the Trustee, if such tax arises out of or results from a breach of any of its obligations under this Article X; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X; (iv) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; or (v) the Trust Fund in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a)(iii) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund in respect of taxes shall be paid by the Trustee at the direction of the REMIC Administrator out of amounts on deposit in the Distribution Account.

            (i) The REMIC Administrator and, to the extent that records are maintained thereby in the normal course of its business, each of the other parties hereto shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis.

            (j) Following the Startup Day therefor, the Trustee shall not accept any contributions of assets to REMIC I, REMIC II or REMIC III unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (ii) the imposition of any tax on


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such REMIC under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (k) None of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall consent to or permit: (i) the sale or disposition of any of Mortgage Loan (except in connection with (A) a breach of any representation or warranty regarding any Mortgage Loan set forth in the Mortgage Loan Purchase Agreement or as otherwise contemplated by Section 2.02(e), (B) the foreclosure, default or reasonably foreseeable material default of a Mortgage Loan, including but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (C) the bankruptcy of REMIC I, REMIC II or REMIC III, or (D) the termination of the Trust Fund pursuant to Article IX of this Agreement); (ii) the sale or disposition of any investments in the Collection Account or the REO Account for gain; or (iii) the acquisition of any assets for the Trust Fund (other than a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a defaulted Mortgage Loan and other than Permitted Investments acquired in connection with the investment of funds in the Collection Account or the REO Account); in any event unless it has received an Opinion of Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition) to the effect that such sale, disposition, or acquisition will not cause (x) REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or (y) the imposition of any tax on REMIC I, REMIC II or REMIC III under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l) Except as otherwise permitted by Section 3.17(a), none of the REMIC Administrator, the Master Servicer, the Special Servicer or the Trustee shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services or, to the extent it is within the control of such Person, permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code. At all times as may be required by the Code, the REMIC Administrator shall ensure that substantially all of the assets of REMIC I, REMIC II and REMIC III will consist of "qualified mortgages" as defined in
Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (m) Within 30 days after the Closing Date, the REMIC Administrator shall prepare and file with the Internal Revenue Service Form 8811 "Information Return for Real Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt Obligations" for the Trust Fund.

            (n) On or before April 15 of each calendar year, commencing April 15, 199__, unless the REMIC Administrator and the Trustee are the same Person, the REMIC Administrator shall deliver to the Trustee an Officer's Certificate from a Responsible Officer of the REMIC Administrator stating the REMIC Administrator's compliance with this Article X.


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            SECTION 10.02. Depositor, Master Servicer, Special Servicer and
                           Trustee to Cooperate with REMIC Administrator.

            (a) The Depositor shall provide or cause to be provided to the REMIC Administrator, within ten days after the Closing Date, all information or data that the REMIC Administrator reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

            (b) Each of the Master Servicer, the Special Servicer and the Trustee shall furnish such reports, certifications and information in its possession, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the REMIC Administrator in order to enable it to perform its duties hereunder.

            SECTION 10.03. Indemnification by Trustee, REMIC Administrator,
                           Master Servicer and Special Servicer.

            (a) Each of the Trustee and the REMIC Administrator agrees severally to indemnify the Trust Fund, the Depositor, the Master Servicer and the Special Servicer for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the Master Servicer or the Special Servicer, as a result of a breach of the Trustee's or the REMIC Administrator's, as the case may be, covenants set forth in this Article X.

            (b) Each of the Master Servicer and the Special Servicer agrees severally to indemnify the Trust Fund, the Depositor, the Trustee and the REMIC Administrator for any taxes and costs (including, without limitation, any reasonable attorneys' fees) imposed on or incurred by the Trust Fund, the Depositor, the Trustee or the REMIC Administrator, as a result of a breach of the Master Servicer's or the Special Servicer's, as the case may be, covenants set forth in this Article X or in Article III.

            SECTION 10.04.    Fees of the REMIC Administrator.

            In the event the Trustee and the REMIC Administrator are not the same Person, the Trustee covenants and agrees to pay to the REMIC Administrator from time to time, and the REMIC Administrator shall be entitled to, reasonable compensation (as set forth in a written agreement between the Trustee and the REMIC Administrator) for all services rendered by the REMIC Administrator in the exercise and performance of any of its obligations and duties hereunder.


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            SECTION 10.05.    Use of Agents.

            The REMIC Administrator may execute any of its obligations and duties hereunder either directly or by or through agents or attorneys consented to by the Trustee which consent shall not be unreasonably withheld; provided that the REMIC Administrator will not be relieved of its obligations hereunder by reason of the use of such agents.


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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01.    Amendment.

            (a) This Agreement may be amended from time to time by the mutual agreement of the parties hereto, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be inconsistent with the provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, or by the Securities Act or the rules thereunder if the Securities Act or such rules are amended or clarified such that any requirement may be relaxed or eliminated; (v) if such amendment, as evidenced by an Opinion of Counsel delivered to the Trustee and the REMIC Administrator, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II or REMIC III at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of REMIC I, REMIC II or REMIC III; (vi) as provided in
Section 5.02(d)(iv), to modify, add to or eliminate any of the provisions of
Section 5.02(d)(i), (ii) or (iii); or (vii) for any other purpose; provided that such amendment (other than any amendment for any of the specific purposes described in clauses (v) and (vi) above) shall not, as evidenced by an Opinion of Counsel obtained by or delivered to the Trustee, adversely affect in any material respect the interests of any Certificateholder without the consent of such Certificateholder; and provided further that any amendment covered solely by clause (vii) above shall not adversely affect the then current rating assigned to any Class of Certificates by either Rating Agency, as evidenced by written confirmation to such effect from each Rating Agency obtained by or delivered to the Trustee.

            (b) This Agreement may also be amended from time to time by the mutual agreement of the parties hereto with the consent of the Holders of Certificates entitled to at least 66 2/3% of the Voting Rights allocated to the affected Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received or advanced on Mortgage Loans and/or REO Properties which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, [(ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates


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in a manner other than as described in clause (i) above without the consent of the Holders of all Certificates of such Class] or [(iii) modify the provisions of this Section 11.01 without the consent of the Holders of all Certificates then outstanding]. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if registered in the name of any other Person.

            (c) Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the REMIC Administrator shall consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to any party hereto in accordance with such amendment will not result in the imposition of a tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            (d) Promptly after the execution of any such amendment, the Trustee shall send a copy thereof to each Certificateholder and to each Rating Agency.

            (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Trustee requests any amendment of this Agreement that it reasonably believes protects or is in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Distribution Account.

            SECTION 11.02.    Recordation of Agreement; Counterparts.

            (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to


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be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel
(the cost of which may be paid out of the Collection Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03.    Limitation on Rights of Certificateholders.

            (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder,


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which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04.    Governing Law.

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 11.05.    Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when delivered to: (i) in the case of the Depositor, CRIIMI MAE CMBS Corp., __________, ______________, Attention: ________________, telecopy number: _____________; (ii) in the case of the Master Servicer, ________________, _________________, Attention: ___________, telecopy number:
____________; (iii) in the case of the Special Servicer,________________,
_________________, Attention: ___________, telecopy number: ____________ (with copies to ________________, _________________, Attention: ___________, telecopy number: ____________; (iv) in the case of the Trustee, ________________,
_________________, Attention: ___________, telecopy number: ____________; (v) in the case of the REMIC Administrator, ________________, _________________,
Attention: ___________, telecopy number: ____________; and (vi) in the case of the Ratings Agencies: (A)________________, _________________, Attention:
___________, telecopy number: ____________; and (B)________________,
_________________, Attention: ___________, telecopy number: ____________; or as to each such Person such other address and/or telecopy number as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register.

            SECTION 11.06.    Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.


            SECTION 11.07.    Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns and the other Persons referred to in Sections 6.03 and 8.05, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.08.    Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

            SECTION 11.09.    Notices to Rating Agencies.

            (a) The Trustee shall promptly provide notice to each Rating Agency with respect to each of the following of which a Responsible Officer of the Trustee has actual knowledge:

                  (i)   any material change or amendment to this Agreement;

                 (ii) the occurrence of any Event of Default that has not been cured;

                (iii) the resignation or termination of the Master Servicer, the Special Servicer or the REMIC Administrator and the appointment of a successor;

                 (iv)   any change in the location of the Distribution Account;
                        and

                  (v)   the final payment to any Class of Certificateholders.

            (b) The Master Servicer shall promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  (i) the resignation or removal of the Trustee and the appointment of a successor; and

                 (ii)   any change in the location of the Collection Account.

            (c) Each of the Master Servicer and the Special Servicer, as the case may be, shall furnish each Rating Agency such information with respect to the Mortgage Loans as the Rating Agency shall reasonably request and which the Master Servicer or the Special Servicer, as the case may be, can reasonably provide.

            (d) Each of the Master Servicer and the Special Servicer, as the case may be, shall promptly furnish each Rating Agency copies of the following items:

                  (i) each of its annual statements as to compliance described in Section 3.13;

                 (ii) each of its annual independent public accountants'
            servicing reports described in Section 3.14; and

                (iii) each report prepared pursuant to Section 3.09(e) and
            Section 3.12.

            (e) The Trustee shall promptly deliver to each Rating Agency a copy of each statement to Certificateholders described in Section 4.02(a) and the reports referred to in Section 4.02(c).

            SECTION 11.10.    Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.



                                          CRIIMI MAE CMBS CORP.
                                                Depositor



                                          By:_____________________________
                                          Name:
                                          Title:


                                          [___________________________]
                                                Master Servicer


                                          By:_____________________________
                                          Name:
                                          Title:



                                          [___________________________]
                                                Special Servicer


                                          By:_____________________________
                                          Name:
                                          Title:


                                          [___________________________]
                                              Trustee and REMIC Administrator


                                          By:_____________________________
                                          Name:
                                          Title:

STATE OF                 )
                         )  ss.:
COUNTY OF                )


            On the ______ day of ____________ 199__, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of CRIIMI MAE CMBS Corp., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                        -----------------------------------
                                  Notary Public

[Notarial Seal]

STATE OF                 )
                         )  ss.:
COUNTY OF                )


            On the ______ day of _____________ 199__, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of _____________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                        -----------------------------------
                                  Notary Public

[Notarial Seal]

STATE OF                 )
                         )  ss.:
COUNTY OF                )


            On this _____ day of ____________ 199__, before me, a notary public in and for said State, personally appeared _________________________, personally known to me to be the ______________________________ of
___________________________, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                        -----------------------------------
                                  Notary Public

[Notarial Seal]

STATE OF                 )
                         )  ss.:
COUNTY OF                )


            On the ______ day of _____________ 199__, before me, a notary public in and for said State, personally appeared ____________________, known to me to be a ____________________ of ____________________, one of the entities that executed the within instrument as Trustee and as REMIC Administrator, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                        -----------------------------------
                                  Notary Public

[Notarial Seal]

                                   EXHIBIT A-1

                           FORM OF CLASS S CERTIFICATE

                   CLASS S MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                             CRIIMI MAE CMBS CORP.


Initial Effective Pass-Through Rate:  ___%         Class Notional Amount of the Class S
per annum                                          Certificates as of the Closing Date:  _________

Cut-off Date:  _________, 199_                     Initial Certificate Notional Amount of this Class
                                                   S Certificate as of the Closing Date:
Closing Date:  _________, 199_                     $____________

First Distribution Date:  ______________,  199_

Master Servicer:  ______________                   Aggregate Stated Principal Balance of the
                                                   Mortgage Loans as of the Closing Date:
_______________________________                    $____________
Special Servicer: _____________                    Trustee and REMIC Administrator:

                                                   ___________
Certificate No. S-__                               CUSIP No.


                                    A-1-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI MAE CMBS CORP., ___________________, _____________________, ____________________.
NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $100,000 OF INITIAL CERTIFICATE NOTIONAL AMOUNT, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

REDUCTIONS OF THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND WILL NOT ENTITLE THE HOLDER HEREOF TO DISTRIBUTIONS OF PRINCIPAL.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class S Certificate (obtained by dividing the notional amount of this Class S Certificate (its "Certificate Notional Amount") as of the Closing Date by the aggregate notional amount of all the Class S Certificates (their "Class Notional Amount") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class S Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), __________________


                                    A-1-2

______________ (the "Master Servicer", which term includes any successor entity under the Agreement), ___________________ ___________________ (the "Special
Servicer", which term includes any successor entity under the Agreement) and ___________________ ____ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class S Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class S Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Notional Amount of which is at least $10,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class S Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class S Certificates are exchangeable for new Class S Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration


                                    A-1-3
of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class S Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class S Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class S Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class S Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66-2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.


                                    A-1-4

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                    A-1-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          ------------------------
                                          as Trustee


                                          By:
                                             ------------------------
                                                Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class S Certificates referred to in the within-mentioned Agreement.

Dated:


                                          ------------------------
                                          as Certificate Registrar


                                          By:
                                             ------------------------
                                                Authorized Officer


                                    A-1-6

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

________________________________________________________________________________
________________________________________________________________________________

Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________ _______________________________
for the account of __________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to ______________________________ _____________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ___________________________________, as its agent.


                                    A-1-7

                                  EXHIBIT A-2

                        FORM OF CLASS A-1A CERTIFICATE

                 CLASS A-1A MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                             CRIIMI MAE CMBS CORP.


Pass-Through Rate:  ___% per annum               Class Principal Balance of the Class A-1A
                                                 Certificates as of the Closing Date:_____
                                                 ______________
Cut-off Date:  _________, 199_                   Initial Certificate Principal Balance of this Class
                                                 A-1A Certificate as of the Closing Date:
Closing Date:  _________, 199_                   $_______

First Distribution Date:  ______________, 199_

Master Servicer:  ______________                 Aggregate Stated Principal Balance of the
                                                 Mortgage Loans as of the Closing Date:
_______________________________                  $__________
Special Servicer: _____________                  Trustee and REMIC Administrator:

                                                 ______________
Certificate No. A-1A-___                         CUSIP No.


                                    A-2-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI
MAE CMBS CORP. __________________ _____________________________________________,
_______________________________________________________________________________,
______________________________________________________________. NEITHER THIS
CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS __________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1A Certificate (obtained by dividing the principal amount of this Class A-1A Certificate (its


                                    A-2-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1A Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1A Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), _________ _______________________ (the "Master Servicer", which term includes any successor entity under the Agreement), __________ ____________________________
(the "Special Servicer", which term includes any successor entity under the Agreement) and _________ ______________ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-1A Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1A Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued


                                    A-2-3
upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-1A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1A Certificates are exchangeable for new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-1A Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1A Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class A-1A Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than _% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.


                                    A-2-4

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66-2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                    A-2-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          ------------------------
                                          as Trustee


                                          By:
                                             ------------------------
                                                Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.

Dated:

                                          ------------------------
                                          as Certificate Registrar


                                          By:
                                             ------------------------
                                                Authorized Officer


                                    A-2-6

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:


Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
_____________________________________________________ for the account of
_____________________________________________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________________________________________________________
_______________________________________________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ______________________________, as its agent.


                                    A-2-7

                                   EXHIBIT A-3

                         FORM OF CLASS A-1B CERTIFICATE

                  CLASS A-1B MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                             CRIIMI MAE CMBS CORP.

Pass-Through Rate:  ___% per annum              Class Principal Balance of the Class A-1B
                                                Certificates as of the Closing Date:_____
                                                ______________
Cut-off Date:  _________, 199_                  Initial Certificate Principal Balance of this Class
                                                A-1B Certificate as of the Closing Date:
Closing Date:  _________, 199_                  $_______

First Distribution Date:  ______________, 199_

Master Servicer:  ______________                Aggregate Stated Principal Balance of the
                                                Mortgage Loans as of the Closing Date:
_______________________________                 $___________

Special Servicer: _____________                 Trustee and REMIC Administrator:

                                                _____________
Certificate No. A-1B-_                          CUSIP No.


                                    A-3-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI
MAE CMBS CORP. __________________ _____________________________________________,
_______________________________________________________________________________,
______________________________________________________________. NEITHER THIS
CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS __________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-1B Certificate (obtained by dividing the principal amount of this Class A-1B Certificate (its


                                    A-3-2

"Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-1B Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-1B Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), _________ _______________________ (the "Master Servicer", which term includes any successor entity under the Agreement), __________ ____________________________
(the "Special Servicer", which term includes any successor entity under the Agreement) and _________ ______________ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-1B Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-1B Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued


                                    A-3-3
upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-1B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1B Certificates are exchangeable for new Class A-1B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-1B Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1B Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class A-1B Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than _% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.


                                    A-3-4

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66-2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                    A-3-5

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          ------------------------
                                          as Trustee


                                          By:
                                             ------------------------
                                                Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-1B Certificates referred to in the within-mentioned Agreement.

Dated:

                                          ------------------------
                                          as Certificate Registrar



                                          By:
                                             ------------------------
                                                Authorized Officer


                                    A-3-6

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              --------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
______________________________________________________ for the account of
_________________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________ ______________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.


                                    A-3-7

                                  EXHIBIT A-4

                         FORM OF CLASS A-2 CERTIFICATE

                 CLASS A-2 MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                             CRIIMI MAE CMBS CORP.


Pass-Through Rate:  ___% per annum              Class Principal Balance of the Class A-2
                                                Certificates as of the Closing Date:_____
                                                ______________
Cut-off Date:  _________, 199_                  Initial Certificate Principal Balance of this Class
                                                A-2 Certificate as of the Closing Date:
Closing Date:  _________, 199_                  $_______

First Distribution Date:  ______________, 199_

Master Servicer:  ______________                Aggregate Stated Principal Balance of the
                                                Mortgage Loans as of the Closing Date:
_______________________________                 $_________

Special Servicer: _____________                 Trustee and REMIC Administrator:

                                                __________
Certificate No. A-2___                          CUSIP No.


                                    A-4-1

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI
MAE CMBS CORP., __________________ ______________, ____________________________,
______________________________________________________________. NEITHER THIS
CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B AND CLASS S CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS __________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]


                                    A-4-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1A AND CLASS A-1B CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-3, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal amount of this Class A-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), _________ _______________________ (the "Master Servicer", which term includes any successor entity under the Agreement), __________ ____________________________ (the "Special Servicer",
which term includes any successor entity under the Agreement) and _________ ______________ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-2 Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the


                                    A-4-3

Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as


                                    A-4-4

Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-2 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class A-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than _% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66-2/3]% of the Voting Rights allocated to the


                                    A-4-5
affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                    A-4-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          ------------------------
                                          as Trustee


                                    By:
                                       ----------------------------------
                                                Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:

                                          ------------------------
                                          as Certificate Registrar



                                          By:
                                             ---------------------
                                                Authorized Officer


                                    A-4-7

                                  ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:

                              -------------------------------------
                              Signature by or on behalf of Assignor

                              --------------------------------------
                              Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS


      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
________________________________________________________________________________
______________________________________________________ for the account of
_________________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________________________________________________________
________________________________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.


                                    A-4-8

                                  EXHIBIT A-5

                         FORM OF CLASS A-3 CERTIFICATE

                 CLASS A-3 MORTGAGE PASS-THROUGH CERTIFICATE,
                                SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                             CRIIMI MAE CMBS CORP.

Pass-Through Rate:  ___% per annum       Class Principal Balance of the Class
                                         A-3 Certificates as of the Closing
                                         Date:___________________

Cut-off Date:  _________, 199_           Initial Certificate Principal Balance
                                         of this Class A-3 Certificate as of the
                                         Closing Date:
Closing Date:  _________, 199_           $_______

First Distribution Date: ________, 199_

Master Servicer:  _____________          Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Closing
                                         Date:
_______________________________          $__________

Special Servicer: _____________          Trustee and REMIC Administrator:
                                         __________

Certificate No. A-3-__                   CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI
MAE CMBS CORP. ________________________________ _______________________________,
_______________________________________________________________________________,
______________________________________________________________. NEITHER THIS
CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S AND CLASS A-2 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS __________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]


                                      A-5-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1A, CLASS A-1B AND CLASS A-2 CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal amount of this Class A-3 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class A-3 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class A-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), _________ _______________________ (the "Master Servicer", which term includes any successor entity under the Agreement), __________ ____________________________ (the "Special Servicer",
which term includes any successor entity under the Agreement) and ________________________ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class A-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class A-3 Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously allocated to this Certificate)


                                      A-5-3
will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class


                                      A-5-4

Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-3 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class A-3 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than _% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with


                                      A-5-5
the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-5-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          ------------------------
                                          as Trustee


                                    By:
                                        ---------------------------------------
                                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class A-3 Certificates referred to in the within-mentioned Agreement.

Dated:


                                    ------------------------
                                    as Certificate Registrar


                                    By:
                                        ---------------------------------------
                                                  Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:

Dated:


                              --------------------------------------
                              Signature by or on behalf of Assignor


                              --------------------------------------
                              Signature Guaranteed


                           DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
______________________________________________________ for the account of
_________________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT A-6

                          FORM OF CLASS B-1 CERTIFICATE

                  CLASS B-1 MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                              CRIIMI MAE CMBS CORP.

Pass-Through Rate:  ___% per annum       Class Principal Balance of the Class
                                         B-1 Certificates as of the Closing
                                         Date:___________________

Cut-off Date:  _________, 199_           Initial Certificate Principal Balance
                                         of this Class B-1 Certificate as of the
                                         Closing Date:
Closing Date:  _________, 199_           $_______

First Distribution Date: ________, 199_

Master Servicer:  _____________          Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Closing
                                         Date:
_______________________________          $__________

Special Servicer: _____________          Trustee and REMIC Administrator:
                                         __________

Certificate No. B-1-__                   CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI
MAE CMBS CORP., ___________________________________ ___________________________,
_______________________________________________________________________________,
______________________________________________________________. NEITHER THIS
CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S AND CLASS A-2 AND CLASS A-3 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS __________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]


                                      A-6-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1A, CLASS A-1B, CLASS A-2 AND CLASS A-3 CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-1 Certificate (obtained by dividing the principal amount of this Class B-1 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B-1 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), _________ _______________________ (the "Master Servicer", which term includes any successor entity under the Agreement), __________ ____________________________ (the "Special Servicer",
which term includes any successor entity under the Agreement) and ________________________ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class B-1 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B-1 Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously allocated to this Certificate)


                                      A-6-3
will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class B-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B-1 Certificates are exchangeable for new Class B-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class


                                      A-6-4

Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class B-1 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B-1 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class B-1 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than _% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with


                                      A-6-5
the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-6-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          -------------------------------------
                                          as Trustee


                                          By:
                                             ----------------------------------
                                                     Authorized Officer

                         CERTIFICATE OF AUTHENTICATION

            This is one of the Class B-1 Certificates referred to in the within-mentioned Agreement.

Dated:

                                          -------------------------------------
                                          as Certificate Registrar


                                          By:
                                             ----------------------------------
                                                     Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
--------------------------------------------------------------

--------------------------------------------------------------

--------------------------------------------------------------

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Dated:

                              --------------------------------------
                              Signature by or on behalf of Assignor

                              --------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________ ________________________________
______________________________________________________ for the account of
______________________________________________________ __________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________ ______________________________________________.

      This information is provided by ___________________________, the Assignee named above, or __________________________________, as its agent.

                                   EXHIBIT A-7

                          FORM OF CLASS B-2 CERTIFICATE

                  CLASS B-2 MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                              CRIIMI MAE CMBS CORP.

Pass-Through Rate:  ___% per annum       Class Principal Balance of the Class
                                         B-2 Certificates as of the Closing
                                         Date:___________________

Cut-off Date:  _________, 199_           Initial Certificate Principal Balance
                                         of this Class B-2 Certificate as of the
                                         Closing Date:
Closing Date:  _________, 199_           $_______

First Distribution Date: ________, 199_

Master Servicer:  _____________          Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Closing
                                         Date:

_______________________________          $__________

Special Servicer: _____________          Trustee and REMIC Administrator:
                                         __________

Certificate No. B-2-__                   CUSIP No.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI MAE CMBS CORP., _________________________, ______________________________,
________________________________ _________________________. NEITHER THIS
CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S, CLASS A-2, CLASS A-3 AND CLASS B-1 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF
APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES


                                      A-7-2

TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________, 199__. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS A-3 AND CLASS B-1 CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that Cede & Co. is the registered owner of the Percentage Interest evidenced by this Class B-2 Certificate (obtained by dividing the principal amount of this Class B-2 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B-2 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), _____________________________ _________________________ (the "Master Servicer", which term includes any successor entity under the Agreement), __________ _______________ (the "Special Servicer", which term includes any successor entity under the Agreement) and ____________________ ________________________ (the "Trustee" and "REMIC
Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders


                                      A-7-3
of the Class B-2 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B-2 Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class B-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B-2 Certificates are exchangeable for new Class B-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of any Private Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Private Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such


                                      A-7-4
transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Private Certificate or interest therein without registration or qualification. Any Holder of a Private Certificate desiring to effect a transfer of such Private Certificate or interest therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B-2 Certificates in authorized


                                      A-7-5
denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class B-2 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B-2 Certificates.

            Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class B-2 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.


                                      A-7-6

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-7-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          -------------------------------
                                          as Trustee


                                          By:
                                             ----------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B-2 Certificates referred to in the within-mentioned Agreement.

Dated:

                                          -------------------------------
                                          as Certificate Registrar


                                          By:
                                             ----------------------------
                                              Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
Dated:

                              -------------------------------------
                              Signature by or on behalf of Assignor

                              -------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
_______________________________________________________________________________
_________________________________________________________________ for the
account of ___________________________________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________ ______________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT A-8

                          FORM OF CLASS B-3 CERTIFICATE

                  CLASS B-3 MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                              CRIIMI MAE CMBS CORP.

Pass-Through Rate:  ___% per annum       Class Principal Balance of the Class
                                         B-3 Certificates as of the Closing
                                         Date:___________________

Cut-off Date:  _________, 199_           Initial Certificate Principal Balance
                                         of this Class B-3 Certificate as of the
                                         Closing Date:
Closing Date:  _________, 199_           $_______

First Distribution Date: ________, 199_

Master Servicer:  _____________          Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Closing
                                         Date:

_______________________________          $__________

Special Servicer: _____________          Trustee and REMIC Administrator:
                                         __________

Certificate No. B-3-__                   CUSIP No.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI MAE CMBS CORP., __________________________ __________________________,
____________________________________,_________________________________________.
NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S, CLASS A-2, CLASS A-3, CLASS B-1 AND CLASS B-2 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ______________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]


                                      A-8-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS A-3, CLASS B-1 AND CLASS B-2 CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Class B-3 Certificate (obtained by dividing the principal amount of this Class B-3 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B-3 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B-3 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), __________________________________
(the "Master Servicer", which term includes any successor entity under the Agreement), ___________________________________ (the "Special Servicer", which term includes any successor entity under the Agreement) and _____________________________ (the "Trustee" and "REMIC Administrator",
depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class B-3 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B-3 Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously allocated to this Certificate)


                                      A-8-3
will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class B-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B-3 Certificates are exchangeable for new Class B-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of any Private Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Private Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Private Certificate or interest therein without registration or qualification. Any Holder of a Private Certificate desiring to effect a transfer of such Private Certificate or interest therein shall, and does hereby agree to, indemnify, the Depositor, the


                                      A-8-4

Underwriter, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class B-3 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B-3 Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose


                                      A-8-5
name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class B-3 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-8-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          ---------------------
                                          as Trustee


                                    By:
                                        -----------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B-3 Certificates referred to in the within-mentioned Agreement.

Dated:

                                          -------------------------
                                          as Certificate Registrar


                                          By:
                                             ---------------------
                                              Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
Dated:

                              -------------------------------------
                              Signature by or on behalf of Assignor

                              -------------------------------------
                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
_________________________________________________________________ for the
account of _____________________________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________ ______________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ___________________________________, as its agent.

                                   EXHIBIT A-9

                          FORM OF CLASS B-4 CERTIFICATE

                  CLASS B-4 MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                              CRIIMI MAE CMBS CORP.

Pass-Through Rate:  ___% per annum       Class Principal Balance of the Class
                                         B-4 Certificates as of the Closing
                                         Date:___________________

Cut-off Date:  _________, 199_           Initial Certificate Principal Balance
                                         of this Class B-4 Certificate as of the
                                         Closing Date:
Closing Date:  _________, 199_           $_______

First Distribution Date: ________, 199_

Master Servicer:  _____________          Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Closing
                                         Date:

_______________________________          $__________

Special Servicer: _____________          Trustee and REMIC Administrator:
                                         __________

Certificate No. B-4-__                   CUSIP No.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI MAE CMBS CORP., __________________________ ______________________________,
_____________________________________________________, ______________________
___________. NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S, CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ______________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]


                                      A-9-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2 AND CLASS B-3 CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Class B-4 Certificate (obtained by dividing the principal amount of this Class B-4 Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class B-4 Certificates (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest evidenced by all the Class B-4 Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), ________________________________(the "Master Servicer", which term includes any successor entity under the Agreement), ________ _______________________________ (the "Special Servicer",
which term includes any successor entity under the Agreement) and ___________________________ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class B-4 Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class B-4 Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final


                                      A-9-3
distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class B-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class B-4 Certificates are exchangeable for new Class B-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of any Private Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Private Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Private Certificate or interest therein without registration or qualification. Any Holder of a Private Certificate desiring to effect a transfer of such Private Certificate or interest therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the


                                      A-9-4

Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class B-4 Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class B-4 Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master


                                      A-9-5

Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class B-4 Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                      A-9-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                        --------------------------
                                          as Trustee


                                    By:
                                        --------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class B-4 Certificates referred to in the within-mentioned Agreement.

Dated:

                                          -------------------------
                                          as Certificate Registrar


                                          By:
                                             ----------------------
                                              Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

-----------------------------------------------------

-----------------------------------------------------

-----------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
_________________________________________________________________ for the
account of _______________________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________ ______________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ___________________________________, as its agent.

                                  EXHIBIT A-10

                           FORM OF CLASS C CERTIFICATE

                   CLASS C MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                              CRIIMI MAE CMBS CORP.

Pass-Through Rate:  ___% per annum       Class Principal Balance of the Class
                                         C Certificates as of the Closing
                                         Date:___________________

Cut-off Date:  _________, 199_           Initial Certificate Principal Balance
                                         of this Class C Certificate as of the
                                         Closing Date:
Closing Date:  _________, 199_           $_______

First Distribution Date: ________, 199_

Master Servicer:  _____________          Aggregate Stated Principal Balance of
                                         the Mortgage Loans as of the Closing
                                         Date:

_______________________________          $__________

Special Servicer: _____________          Trustee and REMIC Administrator:
                                         __________

Certificate No. C-__                   CUSIP No.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI MAE CMBS CORP., __________________________ __________________________,
___________________________________, _______________________________________.
NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S, CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS ___________, 199_. ASSUMING THAT THE MORTGAGE LOANS ARE NOT SUBJECT TO ANY VOLUNTARY OR INVOLUNTARY PREPAYMENT, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ____% PER ANNUM, AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $____ PER $1,000 OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE EXACT METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL NOT PREPAY OR, IF THEY DO PREPAY, THAT THEY WILL PREPAY AT ANY PARTICULAR RATE.]


                                     A-10-2

IF THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS A-1A, CLASS A-1B, CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2, CLASS B-3 AND CLASS B-4 CERTIFICATES OF THE SAME SERIES IS REDUCED TO ZERO, DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. IN ADDITION, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED BY CERTAIN LOSSES AND EXPENSES EXPERIENCED BY THE TRUST FUND AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Class C Certificate (obtained by dividing the principal amount of this Class C Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal amount of all the Class C Certificates (their "Class Principal Balance") as of the Closing
Date) in that certain beneficial ownership interest evidenced by all the Class C Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS Corp. (the "Depositor", which term includes any successor entity under the Agreement), ___________ _____________________________ (the "Master
Servicer", which term includes any successor entity under the Agreement), ___________ _____________________________ (the "Special Servicer", which term includes any successor entity under the Agreement) and ________ ______________________ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class C Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class C Certificates will be made by the Trustee by wire transfer of immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) and is the registered owner of Certificates the aggregate initial Certificate Principal Balance of which is at least $5,000,000, or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Extraordinary Expense previously allocated to this Certificate) will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final


                                     A-10-3
distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            Any distribution to the Holder of this Certificate in reduction of the Certificate Principal Balance hereof is binding on such Holder and all future Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

            The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of any Private Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Private Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or
(ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Private Certificate or interest therein without registration or qualification. Any Holder of a Private Certificate desiring to effect a transfer of such Private Certificate or interest therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the


                                     A-10-4

Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class C Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master


                                     A-10-5

Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right may effect early retirement of the Class C Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-10-6

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                          ------------------------
                                          as Trustee


                                    By:
                                       ---------------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class C Certificates referred to in the within-mentioned Agreement.

Dated:


                                          ------------------------
                                          as Certificate Registrar


                                          By:
                                             ---------------------
                                              Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:
_______________________________________________________________________________
_______________________________________________________________________________
Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________________________
_________________________________________________________________ for the
account of __________________________________________________________________.

      Distributions made by check (such check to be made payable to ____________________) and all applicable statements and notices should be mailed to _____________________________ _____________________________________________.

      This information is provided by ___________________________, the Assignee named above, or ___________________________________, as its agent.

                                  EXHIBIT A-11

                          FORM OF CLASS R-I CERTIFICATE

                  CLASS R-I MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                              CRIIMI MAE CMBS CORP.

Cut-off Date: _________, 199_   Percentage Interest evidenced by this Class R-I
                                Certificate: _____%

Closing Date: _________, 199_   Aggregate Stated Principal Balance of the
                                Mortgage Loans as of the Closing Date:
                                $____________

First Distribution Date:
____________, 199_

Master Servicer: ____________   Trustee and REMIC Administrator:
                                ______________
_____________________________

Special Servicer:

Certificate No. R-I-___

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI MAE CMBS CORP., _________________________ _______________________,
_______________________________________, ___________________________________.
NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY
OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S, CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Class R-I Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-I Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS


                                     A-11-2

Corp. (the "Depositor", which term includes any successor entity under the Agreement), ____________________________________ (the "Master Servicer", which term includes any successor entity under the Agreement), __________________________________________ (the "Special Servicer", which term includes any successor entity under the Agreement) and _______________________________ (the "Trustee" and "REMIC Administrator",
depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class R-I Certificates will be made by the Trustee to the Person entitled thereto by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of any Private Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Private Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse


                                     A-11-3
to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Private Certificate or interest therein without registration or qualification. Any Holder of a Private Certificate desiring to effect a transfer of such Private Certificate or interest therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in Subordinated Certificates that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and G-2 (in the case of ownership interests Subordinated Certificates that are in Book-Entry Certificates) are acceptable for purposes of the preceding sentence.


                                     A-11-4

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and
(b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-I Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or


                                     A-11-5
political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-I Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority


                                     A-11-6

Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class R-I Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-11-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          ----------------------
                                          as Trustee


                                          By:
                                             -------------------
                                             Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:

                                          ------------------------
                                          as Certificate Registrar


                                          By:
                                             ---------------------
                                              Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_____________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall be by check made payable to ________________________ and mailed to __________________________________________________.

      Applicable statements and notices should be mailed to
____________________________ ____________________________________.

      This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-12

                         FORM OF CLASS R-II CERTIFICATE

                  CLASS R-II MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                             CRIIMI MAE CMBS CORP.

Cut-off Date: _________, 199_  Percentage Interest evidenced by this Class R-II
                               Certificate: _____%

Closing Date: _________, 199_  Aggregate Stated Principal Balance of the
                               Mortgage Loans as of the Closing Date:
                               $_____________

First Distribution Date:
____________, 199_

Master Servicer: ____________  Trustee and REMIC Administrator:
                               ______________
_____________________________

Special Servicer:

Certificate No. R-II-___

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI MAE CMBS CORP., _________________________ __________________________,
____________________________________, _________________________________________.
NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S, CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS


                                     A-12-2

Corp. (the "Depositor", which term includes any successor entity under the Agreement), _______________________________________ (the "Master Servicer",
which term includes any successor entity under the Agreement), _____________________________________ (the "Special Servicer", which term includes any successor entity under the Agreement) and ________________________________________ (the "Trustee" and "REMIC
Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class R-II Certificates will be made by the Trustee to the Person entitled thereto by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of any Private Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Private Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse


                                     A-12-3
to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Private Certificate or interest therein without registration or qualification. Any Holder of a Private Certificate desiring to effect a transfer of such Private Certificate or interest therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in Subordinated Certificates that constitute a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.


                                     A-12-4

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and
(b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-II Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person that is not a Permitted Transferee.

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or


                                     A-12-5
political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and (v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Master Servicer or the Majority Certificateholder of the


                                     A-12-6

Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class R-II Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-12-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          -----------------------
                                          as Trustee


                                          By:
                                             --------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated:


                                          ------------------------
                                          as Certificate Registrar


                                          By:
                                             ---------------------
                                              Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address:_____________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed

                           DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall be by check made payable to __________________________ and mailed to ________________________________________________________________.

      Applicable statements and notices should be mailed to ___________________
____________________________________.

      This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                  EXHIBIT A-13

                         FORM OF CLASS R-III CERTIFICATE

                 CLASS R-III MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 199_-___

evidencing a beneficial ownership interest in a trust fund (the "Trust Fund") consisting primarily of a pool of [specify general characteristics of the Mortgage Loans] mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                             CRIIMI MAE CMBS CORP.

Cut-off Date: _________, 199_  Percentage Interest evidenced by this Class R-III
                               Certificate: _____%

Closing Date: _________, 199_  Aggregate Stated Principal Balance of the
                               Mortgage Loans as of the Closing Date:
                               $_____________

First Distribution Date:
____________, 199_

Master Servicer: ____________  Trustee and REMIC Administrator:
                               ______________
_____________________________

Special Servicer:

Certificate No. R-III-___

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO ANY EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN CRIIMI MAE CMBS CORP., _________________________ __________________________,
_______________________________, __________________________________________.
NEITHER THIS CERTIFICATE NOR ANY OF THE UNDERLYING MORTGAGE LOANS IS GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1A, CLASS A-1B, CLASS S, CLASS A-2, CLASS A-3, CLASS B-1, CLASS B-2, CLASS B-3, CLASS B-4 AND CLASS C CERTIFICATES OF THE SAME SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE. CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS, IF ANY, ON THIS CERTIFICATE.

            This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing Agreement, dated as of the Cut-off Date specified above (the "Agreement"), among CRIIMI MAE CMBS


                                     A-13-2

Corp. (the "Depositor", which term includes any successor entity under the Agreement), __________________________________ (the "Master Servicer", which term includes any successor entity under the Agreement), _________________________________ (the "Special Servicer", which term includes any successor entity under the Agreement) and _________________________________ (the "Trustee" and "REMIC Administrator", depending upon the capacity in which it is acting, each of which terms includes any successor entity under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, distributions will be made on the __th day of each month or, if such __th day is not a Business Day, the Business Day immediately following (each, a "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to all the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the Agreement. All distributions made under the Agreement on the Class R-III Certificates will be made by the Trustee to the Person entitled thereto by check mailed to the address of such Certificateholder as it appears in the Certificate Register. Notwithstanding the foregoing, the final distribution on this Certificate will be made in like manner, but only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar or such other location specified in the notice to the Holder hereof of such final distribution. Notwithstanding anything herein to the contrary, no distributions will be made with respect to a Certificate that has previously been surrendered as contemplated by the preceding sentence or, with limited exception, that should have been surrendered as contemplated by the preceding sentence.

            The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Distribution Account, the Collection Account and, if established, the REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

            The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No transfer, sale, pledge or other disposition of any Private Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Private Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance thereof or a transfer thereof by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse


                                     A-13-3
to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Agreement; or (ii) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1B to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Agreement; or (iii) an Opinion of Counsel satisfactory to the Trustee to the effect that such transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator, the Trustee or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify any Class of Private Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Private Certificate or interest therein without registration or qualification. Any Holder of a Private Certificate desiring to effect a transfer of such Private Certificate or interest therein shall, and does hereby agree to, indemnify, the Depositor, the Underwriter, the Trustee, the Master Servicer, the Special Servicer, the REMIC Administrator and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            No transfer of a Subordinated Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, unless: (i) the purchase and holding of such Certificate or interest therein is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA; or (ii) in the case of a Subordinated Certificate that is a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Trustee that such transfer will not result in a violation of Section 406 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the Code or subject the Trustee, the Master Servicer or the Special Servicer to any obligation in addition to those undertaken in the Agreement. Each Person who acquires any Subordinated Certificate or interest therein (unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) the preceding sentence) will be required to deliver to the Certificate Registrar (or, in the case of an interest in a Subordinated Certificate that constitute a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) that the purchase and holding of such Certificate or interest therein by such person is exempt from the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60 or Section 401(c) of ERISA. It is hereby acknowledged that the forms of certification attached to the Agreement as Exhibit G-1 (in the case of Subordinated Certificates that are Definitive Certificates) and Exhibit G-2 (in the case of ownership interests in Subordinated Certificates that are Book-Entry Certificates) are acceptable for purposes of the preceding sentence.


                                     A-13-4

            Each Person who has or who acquires any Ownership Interest in this Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the provisions of Section 5.02(d) of the Agreement and, if any purported Transferee shall become a Holder of this Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee and shall promptly notify the Trustee and the REMIC Administrator of any change or impending change in its status as a Permitted Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit H-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee, if a Responsible Officer of the Certificate Registrar or Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in this Certificate to such proposed Transferee shall be effected.

            Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest herein and (y) not to transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as Exhibit H-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67- 3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

            The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee and the REMIC Administrator the following: (a) written confirmation from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current ratings of any Class of Certificates; and
(b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Class R-III Certificate to a Person that is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person that is not a Permitted Transferee.


                                     A-13-5

            A "Permitted Transferee" is any Transferee other than a "Disqualified Organization" and a "Non-United States Person". A "Disqualified Organization" is any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code and
(v) any other Person so designated by the REMIC Administrator based upon an Opinion of Counsel provided to it that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            A "Non-United States Person" is any Person other than a United States Person. A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

            No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

            The Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the REMIC Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

            The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment or


                                     A-13-6
other liquidation (or any advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund, and (ii) the purchase by the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class at a price determined as provided in the Agreement of all the Mortgage Loans and each REO Property remaining in the Trust Fund. The Agreement permits, but does not require, the Special Servicer, the Master Servicer or the Majority Certificateholder of the Controlling Class to purchase from the Trust Fund all the Mortgage Loans and each REO Property remaining therein. The exercise of such right will effect early retirement of the Class R-III Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase being less than __% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Closing Date specified on the face hereof.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Special Servicer, the REMIC Administrator and the Trustee with the consent of the Holders of Certificates entitled to at least [66 2/3]% of the Voting Rights allocated to the affected Classes. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, including any amendment necessary to maintain the status of REMIC I, REMIC II or REMIC III as a REMIC, without the consent of the Holders of any of the Certificates.

            Unless the certificate of authentication hereon has been executed by the Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

            This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.


                                     A-13-7

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


                                          -----------------------
                                          as Trustee


                                          By:
                                              -------------------
                                              Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

            This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:

                                          ------------------------
                                          as Certificate Registrar


                                          By:
                                              ---------------------
                                              Authorized Officer

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
______________________________________________________________
______________________________________________________________
______________________________________________________________

(please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to assignee on the Certificate Register of the Trust Fund.

            I (we) further direct the Certificate Registrar to issue a new Mortgage Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and deliver such Mortgage Pass-Through Certificate to the following address: ____________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

Dated:


                              -------------------------------------
                              Signature by or on behalf of Assignor


                              -------------------------------------
                              Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

      The Assignee should include the following for purposes of distribution:

      Distributions shall be by check made payable to __________________________ and mailed to ________________________________________________________________.

      Applicable statements and notices should be mailed to ____________________
_________________________________.

      This information is provided by ___________________________, the Assignee named above, or ____________________________________, as its agent.

                                   EXHIBIT B-1

                             MORTGAGE LOAN SCHEDULE

                                   EXHIBIT B-2

                            SCHEDULE OF EXCEPTIONS TO
                             MORTGAGE FILE DELIVERY

                                    EXHIBIT C

                            LETTER OF REPRESENTATIONS

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                          [Date]

__________________________
__________________________
__________________________
Attention: _______________________________________

Re:  CRIIMI MAE CMBS Corp. Series 199_-___

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of__________, 199_ (the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor, the undersigned as master servicer, ______________________________________________ as special servicer, and you as trustee (in such capacity, the "Trustee") and REMIC administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:
Address:
Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting file (or portion thereof):

______  1.    Mortgage Loan paid in full.

              The undersigned hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to the Collection Account pursuant to the Pooling and Servicing Agreement, have been or will be so credited.

______  2.    Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                          ------------------------
                                          as Master Servicer


                                          By:
                                             --------------------------------
                                          Name:
                                          Title:


                                      D-1-2

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                          [Date]

__________________________
__________________________
__________________________
Attention: _______________________________________

Re:  CRIIMI MAE CMBS Corp., Series 199_-___

      In connection with the administration of the Mortgage Files held by or on behalf of you as trustee under a certain Pooling and Servicing Agreement, dated as of ____________, 199_ (the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor, ____________________ ____________________ as master servicer, the undersigned as special servicer, and you as trustee (in such capacity, the "Trustee") and REMIC administrator, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:
Address:
Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:


Reason for requesting file (or portion thereof):

______  1.    The Mortgage Loan is being foreclosed.

______  2.    Other.  (Describe)

            The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

            Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.


                                    --------------------------
                                    as Special Servicer


                                    By:
                                       --------------------------------------
                                    Name:
                                    Title:


                                      D-2-2

                                   EXHIBIT E-1

                             FORM OF TRUSTEE REPORT

                                   EXHIBIT E-2

                        FORM OF DETERMINATION DATE REPORT

Issue Identifier

Loan Number

Note Rate %

Scheduled P & I Payment

Scheduled Interest Amount

Scheduled Principal Amount

Curtailment Amount

Curtailment Adjustment

Curtailment Date (YYYYMMDD)

Payoff Amount

Payoff Date (YYYYMMDD)

Payoff Code

Ending Scheduled Balance

Paid Through Date (YYYYMMDD)

Loan Status Code

Recovered Delinquency Amount

Debt Service Coverage Ratio (DSCR)

Filler

                                   EXHIBIT E-3

                         FORM OF SPECIAL SERVICER REPORT

Loan Number

Property Name

Property Type

Property Address

MSA

Past Due Status

Paid-To Date

Date of Last Financial Statement

Date of Last Inspection Report

Current NOI

Number of Months of Revenue Annualized

Current Occupancy

Original Loan Balance*

Current Principal Balance

Scheduled Monthly P&I

Gross Coupon

Appraised Value at Origination and Date of Appraisal*

Current Appraised Value and Date of Appraisal

Debt Service Coverage at Origination*

Occupancy at Origination*

Current Debt Service Coverage

Modified Since Origination (Y/N)*

Comments that the Special Servicer has regarding loan status and certain factual matters regarding servicing including modifications, foreclosures and notices

* Special Servicer's information with respect to these items is based solely upon information, if any, in files delivered to the Special Servicer.

                                   EXHIBIT E-4

                      FORM OF OPERATING STATEMENT ANALYSIS

                                  EXHIBIT F-1A

                        FORM I OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                          [Date]

__________________________ as Certificate Registrar
__________________________
__________________________
Attention: _______________________________________

      Re: CRIIMI MAE CMBS Corp. Mortgage Pass-Through Certificates, Series 199_-___ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of ____________, 199_ (the "Closing Date") of $__________]
[evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of _____________, 199_(the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor, _____________ _______________________ as master servicer, _________________ ______________________ as special servicer, and
_______________ _______________ as trustee and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Private Certificate, any interest in any Private Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Private Certificate, any interest in any Private Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Private Certificate, any interest in any Private Certificate or any other similar security with any person in any manner,
      (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

            3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in

      Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

            ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

            ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

            ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

            ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

            4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

                  (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;


                                     F-1A-2

                  (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

                  (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
                  Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

            5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

            6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement and (d) any credit enhancement mechanism associated with the Transferred Certificates, that the Transferee has requested.

                                          Very truly yours,


                                          -------------------------------------
                                          (Transferor)


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                     F-1A-3

                                  EXHIBIT F-1B

                        FORM II OF TRANSFEROR CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                          [Date]

_______________________ as Certificate Registrar
__________________________
__________________________
Attention: _______________________________________

      Re: CRIIMI MAE CMBS Corp. Mortgage Pass-Through Certificates, Series 199_-___ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of ____________, 199_ (the "Closing Date") of $__________]
[evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of _______________, 199_ (the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor, _________ __________________________ as master servicer, _________________ ________________ as special servicer, and
______________________ ___________ as trustee and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you as Certificate Registrar, that:

            1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

            2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Private Certificate, any interest in any Private Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Private Certificate, any interest in any Private Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Private Certificate, any interest in any Private Certificate or any other similar security with any person in any manner,
      (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Transferred Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Transferred Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Transferred Certificate pursuant to the Securities Act or any state securities laws.

                                          Very truly yours,

                                          -------------------------------------
                                          (Transferor)


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                     F-1B-2

                                  EXHIBIT F-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                          [Date]

__________________________ as Certificate Registrar
__________________________
__________________________
Attention: _______________________________________

                  Re: CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199_- ___ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of __________, 199_ (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of ____________ 199_ (the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor, ____________________________ as master servicer,
________________________ as special servicer, and ____________________________
as trustee and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, that:

            1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

            2. The Transferee has been furnished with all information regarding
      (a) the Transferred Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Transferred Certificates, that it has requested.

                                          Very truly yours,


                                          -------------------------------------
                                          (Transferee)

                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                     F-2A-2

                                                         ANNEX 1 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and _________________________ as Certificate Registrar, with respect to the mortgage pass-through certificates being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

            2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

      ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986.

      ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

      ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months

--------
    Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

            preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

      ___   Broker-dealer. The Transferee is a dealer registered pursuant to
            Section 15 of the Securities Exchange Act of 1934, as amended.

      ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

      ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

      ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection
            (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)
            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

      Yes   No     Will the Transferee be purchasing the Transferred
                   Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                          -------------------------------------
                                          Print Name of Transferee


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          Date:

                                                       ANNEX 2 TO EXHIBIT F-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [for Transferees that are Registered Investment Companies]

            The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar] as Certificate Registrar, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

            1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

            2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

            5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

            Yes   No   Will the Transferee be purchasing the Transferred
                       Certificates only for the Transferee's own account?

            6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

            7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                          -------------------------------------
                                          Print Name of Transferee or
                              Adviser


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                          IF AN ADVISER:


                                          --------------------------------------
                                          Print Name of Transferee

                                          Date:
                                               ---------------------------------

                                  EXHIBIT F-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                      FOR TRANSFERS OF PRIVATE CERTIFICATES

                                          [Date]

________________________ as Certificate Registrar
________________________
________________________
Attention: _____________________________________

      Re: CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199_ - ___ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of Class ___ Certificates [having an initial aggregate Certificate Principal Balance as of ____________, 199_ (the "Closing Date") of $__________] [evidencing a ___% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of _____________, 199_ (the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor (the "Depositor"), ________________________________
as master servicer, _____________ _________________ as special servicer, and ________________________ as trustee (in such capacity, the "Trustee") and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, that:

            1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

            2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee or the Certificate Registrar is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit F-1A to the Pooling and Servicing Agreement; (B) a certificate from such Certificateholder substantially in the form attached as Exhibit F-1B to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit F-2A or as Exhibit F-2B to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Trustee with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

            3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of
Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

      THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION
      5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

      NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE (A) TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT THAT IS SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

            4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Certificate, any interest in any Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Certificate, any interest in any Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

            5. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, and
(e) all related matters, that it has requested.

            6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificates; the Transferee


                                     F-2B-2
has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

                                          Very truly yours,


                                          -------------------------------------
                                          (Transferee)


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                     F-2B-3

                                   EXHIBIT G-1

                         FORM OF TRANSFEREE CERTIFICATE
               IN CONNECTION WITH ERISA (DEFINITIVE CERTIFICATES)

                                          [Date]

____________________________ as Certificate Registrar
____________________________
____________________________
Attention: __________________________________________

      Re: CRIIMI MAE CMBS Corp. Mortgage Pass-Through Certificates, Series 199_-___ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates [having an initial aggregate Certificate Principal Balance as of_______, 199_ (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of ______________, 199_, among CRIIMI MAE CMBS Corp. as depositor, ___________________________________________ as master servicer, ___________________________________________ as special servicer and
___________________________________________ as trustee and REMIC administrator.
All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as Certificate Registrar, as follows (check the applicable paragraph):

___ The Transferee is neither (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

___ The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                          Very truly yours,


                                          -------------------------------------
                                          (Transferee)


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT G-2

                         FORM OF TRANSFEREE CERTIFICATE
               IN CONNECTION WITH ERISA (BOOK-ENTRY CERTIFICATES)

                                          [Date]

[TRANSFEROR]

      Re: CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199_-___ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by ______________________ (the "Transferor") to _________________ (the
"Transferee") through our respective DTC Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of The Depository Trust Corporation ("DTC") and the Depository Participants) in Class ___ Certificates [having an initial aggregate Certificate Principal Balance as of __________, 199_ (the "Closing Date") of $__________] [evidencing a ____% Percentage Interest in the related Class] (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of ___________, 199_ (the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor, _______________ ___________________as master servicer,
____________________________ as special servicer and ___________________________
as trustee (in such capacity, the "Trustee") and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

___ The Transferee is neither (A) an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a "Plan"), nor (B) a Person who is directly or indirectly purchasing an interest in the Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan;

___ The Transferee is using funds from an insurance company general account to acquire an interest in the Transferred Certificates, however, the purchase and holding of such interest by such Person is exempt from the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code under Sections I and III of Prohibited Transaction Class Exemption 95-60.

                                          Very truly yours,


                                          -------------------------------------
                                          (Transferee)


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                   EXHIBIT H-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

STATE OF                      )
                              ) ss:
COUNTY OF                     )

            ____________________, being first duly sworn, deposes and says that:

            1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199_-___, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

            2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

            3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

            4. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

            5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Certificate Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

            6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

            7. The Transferee's taxpayer identification number is
_________________.

            8. The Transferee has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(A) of Section 5.02(d) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

            9. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

            10. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

            11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of Exhibit H-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

            12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.


                                    H-1-2

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this __ day of _______, 199__.

                                          [NAME OF TRANSFEREE]


                                          By:
                                             ----------------------------------
                                                [Name of Officer]
                                                [Title of Officer]

[Corporate Seal]

ATTEST:


------------------------
[Assistant] Secretary

            Personally appeared before me the above-named ____________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this day of _____________________, 199__.

                                    ----------------------------------
                                    NOTARY PUBLIC

                                    COUNTY OF _____
                                    STATE OF ________________
                                    My Commission expires the _________ day of ___________, 19__.


                                      H-1-3

                                   EXHIBIT H-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                          [Date]

_____________________________as Certificate Registrar
_____________________________
_____________________________
Attention: _________________________________________

      Re: CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199_-___ (the "Certificates")

Ladies and Gentlemen:

            This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in the related Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of _____________, 199_, among CRIIMI MAE CMBS Corp. as depositor, _______________________ as master servicer, ____________________________________
as special servicer and _________________________ as trustee and REMIC administrator. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you as Certificate Registrar, that:

            1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

            2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement as Exhibit H-1. The Transferor does not know or believe that any representation contained therein is false.

            3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                          Very truly yours,


                                          -------------------------------------
                                          (Transferor)

                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                      H-2-2

                                   EXHIBIT I-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT
                   CONCERNING REPLACEMENT OF SPECIAL SERVICER

                                          [Date]

[RATING AGENCIES]

Ladies and Gentlemen:

      This notice is being delivered pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of ______________, 199_ and relating to CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199_-___ (the "Agreement"). Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the Agreement.

      Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated ________________ to serve as the Special Servicer under the Agreement.

      The designation of __________________ as Special Servicer will become final if certain conditions are met and each Rating Agency delivers to ________________________________, the trustee under the Agreement (the
"Trustee"), written confirmation that if the person designated to become the Special Servicer were to serve as such, such event would not result in the qualification, downgrade or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates. Accordingly, such confirmation is hereby requested as soon as possible.

      Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                          Very truly yours,


                                          --------------------------
                                          as Trustee


                                          By:
                                             -----------------------------
                                          Name:
                                          Title:

Receipt acknowledged:

------------------------------


By:
   ---------------------------------
Name:
Title:
Date:

------------------------------


By:
   ---------------------------------
Name:
Title:
Date:


                                      I-1-2

                                   EXHIBIT I-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                          [Date]
[TRUSTEE]
[MASTER SERVICER]
[DEPOSITOR]
[REMIC ADMINISTRATOR]

Re:  CRIIMI MAE CMBS CORP., Series 199_-___

Ladies and Gentlemen:

      Pursuant to Section 6.06 of the Pooling and Servicing Agreement, dated as of ___________, 199_, relating to CRIIMI MAE CMBS CORP., Mortgage Pass-Through Certificates, Series 199_-___ (the "Agreement"), the undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the Agreement, with the following corrections with respect to type of entity and jurisdiction of organization: ____________________.


                                          -------------------------------------

                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:

                                    EXHIBIT J

                        FORM OF UCC-1 FINANCING STATEMENT

                                                        EXHIBIT 1 to EXHIBIT J

            This Exhibit 1 is attached to and incorporated in a financing statement pertaining to CRIIMI MAE CMBS Corp. as depositor (referred to as the "Debtor" for the purpose of this financing statement only), and _________________________ as trustee for the holders of the Series 199_-___ Certificates (referred to as the "Secured Party" for purposes of this financing statement only), under that certain Pooling and Servicing Agreement, dated as of ____________, 199_ (the "Pooling and Servicing Agreement"), among the Debtor, the Secured Party, _______________________________ as master servicer (the "Master Servicer"), ____________________________ as special servicer (the "Special Servicer") and ___________________ as REMIC administrator, relating to the issuance of the Debtor's Mortgage Pass-Through Certificates, Series 199_-___ (collectively, the "Series 199_-___ Certificates"). Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement. The attached financing statement covers all of the Debtor's right (including the power to convey title thereto), title and interest in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting of the following:

            1. The mortgage notes or other evidence of indebtedness of a borrower (the "Mortgage Notes") with respect to the mortgage loans (the "Mortgage Loans") listed on the Mortgage Loan Schedule to the Pooling and Servicing Agreement, which Mortgage Loan Schedule is attached hereto as Exhibit 3;

            2. The related mortgages, deeds of trust or other similar instruments securing such Mortgage Notes (the "Mortgages");

            3. With respect to each Mortgage Note and each Mortgage, each other document in the related Mortgage File;

            4. (a) the Collection Account maintained by the Master Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Collection Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including, without limitation, the Permitted Investments described on Exhibit 2 hereto), and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            5.    All REO Property;

            6. (a) the REO Account required to be maintained by the Special Servicer pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the REO Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including, without limitation, the Permitted Investments described on Exhibit 2 hereto), and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            7. (a) the Servicing Account(s) and Reserve Account(s) maintained by the Master Servicer or Special Servicer pursuant to the Pooling and Servicing Agreement, and (b) all funds from time to time on deposit in the Servicing Account(s) and Reserve Account(s);

            8. (a) the Distribution Account maintained by the Trustee pursuant to the Pooling and Servicing Agreement, (b) all funds from time to time on deposit in the Distribution Account, (c) the investments of any such funds consisting of securities, instruments or other obligations (including, without limitation, the Permitted Investments described on Exhibit 2 hereto), and (d) the general intangibles consisting of the contractual right to payment, including, without limitation, the right to payments of principal and interest and the right to enforce the related payment obligations, arising from or under any such investments;

            9. All insurance policies, including the right to payments thereunder, with respect to the Mortgage Loans required to be maintained pursuant to the Pooling and Servicing Agreement, transferred to the Trust Fund and to be serviced by the Master Servicer or Special Servicer; and

            11. All income, payments, products and proceeds of any of the foregoing, together with any additions thereto or substitutions therefor.

THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN THE MORTGAGE NOTES, THE RELATED MORTGAGES AND THE OTHER DOCUMENTS IN THE RELATED MORTGAGE FILES EVIDENCED BY THE SERIES 199_-___ CERTIFICATES, AND THIS FILING SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE OR THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN ANY MORTGAGE NOTE, MORTGAGE OR OTHER DOCUMENT IN A MORTGAGE FILE. IN ADDITION, THE REFERENCES HEREIN TO SECURITIES, INSTRUMENTS AND OTHER OBLIGATIONS (INCLUDING WITHOUT LIMITATION, PERMITTED INVESTMENTS) SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING WITHOUT LIMITATION, ANY PERMITTED INVESTMENT) IS NOT AN INSTRUMENT, A CERTIFICATED SECURITY OR AN UNCERTIFICATED SECURITY WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN EFFECT IN ANY APPLICABLE JURISDICTION, NOR SHOULD THIS FINANCING STATEMENT BE CONSTRUED AS A CONCLUSION THAT A FILING IS NECESSARY TO PERFECT THE OWNERSHIP OR SECURITY INTEREST OF THE SECURED PARTY IN THE CONTRACTUAL RIGHT TO PAYMENT, INCLUDING, WITHOUT LIMITATION, THE RIGHT TO PAYMENTS OF PRINCIPAL AND INTEREST AND THE RIGHT TO ENFORCE THE RELATED PAYMENT OBLIGATIONS, ARISING FROM OR UNDER ANY SECURITY, INSTRUMENT OR OTHER OBLIGATION (INCLUDING, WITHOUT LIMITATION, ANY PERMITTED INVESTMENT). WITH RESPECT TO THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY THIRD PARTIES.

                                                        EXHIBIT 2 to EXHIBIT J

            The term "Permitted Investments" shall include any of the following instruments, securities or other obligations:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an "r" highlighter attached to any rating, and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (ii) certain obligations of agencies or instrumentalities of the United States that are not backed by the full faith and credit of the United States, provided such obligations have a predetermined, fixed amount of principal due at maturity (that cannot vary or change), do not have an "r" highlighter attached to any rating, and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

      (iii) federal funds, uncertificated certificates of deposit, time deposits, bankers' acceptances and repurchase agreements having maturities of not more than 365 days, of any bank or trust company organized under the laws of the United States or any state thereof, provided that such items are rated in the highest short-term debt rating category of ____ ("_______") and, if rated thereby, _____ ("______" and, together with ______, the "Rating Agencies") or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency (as evidenced in writing by such Rating Agency), do not have an "r" highlighter affixed to its rating and its terms have a predetermined fixed amount of principal due at maturity (that cannot vary or change), and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof (or of any corporation not so incorporated, provided that the commercial paper is United States Dollar denominated and amounts payable thereunder are not subject to any withholding imposed by any non-United States jurisdiction) which is rated in the highest short-term debt rating category of each of the Rating Agencies or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency (as evidenced in writing by such Rating Agency), do not have an "r" highlighter affixed to its rating and its terms have a predetermined fixed amount of principal due at maturity (that cannot vary or change), and each obligation has a fixed interest rate or has its interest rate tied to a single interest rate index plus a single fixed spread;

            (v) units of money market funds which maintain a constant net asset value and which are rated in the highest applicable rating category of each of the Rating Agencies or, in the case of each Rating Agency, such lower rating as will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency (as evidenced in writing by such Rating Agency); or

            (vi) any other obligation or security acceptable to each Rating Agency, which will not result in a qualification, downgrading or withdrawal of the rating then assigned to any Class of Certificates by such Rating Agency (as evidenced in writing by such Rating Agency);

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) that no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity (that cannot vary or change).

                                                          EXHIBIT 3 to EXHIBIT J

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT K

                       CALCULATION OF NET OPERATING INCOME

      With respect to any Mortgaged Property, "Net Operating Income" shall mean for each fiscal year or portion thereof, (i) the related Operating Income allocable to such period, less (ii) the related Operating Expenses allocable to such period, and less (iii) any U/W Recurring Replacement Reserve and U/W Leasing Commission and U/W Tenant Improvement for such Mortgaged Property as indicated in the Prospectus Supplement dated ___________, 199_ relating to the publicly offered classes of the CRIIMI MAE CMBS Corp., Mortgage Pass-Through Certificates, Series 199_-___ (the amounts described in this clause (iii) to be prorated if "Net Operating Income" is being calculated for less than a full fiscal year).

      With respect to any Mortgaged Property "Operating Income" shall mean, for each fiscal year or portion thereof, all revenue derived by the related Mortgagor arising from the Mortgaged Property, including, without limitation, rental revenues (whether denominated as basic rent, additional rent, percentage rent, escalation payments, electrical payments or otherwise) and other fees and charges payable pursuant to leases or otherwise in connection with the Mortgaged Property, and rent insurance proceeds. Operating Income shall not include (a) insurance proceeds (other than proceeds of business interruption or other similar insurance allocable to the applicable period) and condemnation awards (other than awards arising from a temporary taking or the use and occupancy of all or part of the applicable Mortgaged Property allocable to the applicable period), or interest accrued on such proceeds or awards, (b) proceeds of any financing, (c) proceeds of any sale, exchange or transfer of the Mortgaged Property or any part thereof or interest therein, (d) capital contributions or loans to the Mortgagor or an Affiliate of the Mortgagor, (e) any item of income otherwise includible in Operating Income but paid directly by any tenant to a Person other than the Mortgagor except for real estate taxes paid directly to any taxing authority by any tenant, (f) any other extraordinary, non-recurring revenues, (g) rent paid by or on behalf of any lessee under space lease which is the subject of any proceeding or action relating to its bankruptcy, reorganization or other arrangement pursuant to federal bankruptcy law or any similar federal or state law or which has been adjudicated a bankrupt or insolvent, unless such space lease has been affirmed by the trustee in such proceeding or action, or (h) rent paid by or on behalf of any lessee under a space lease the demised premises of which are not occupied either by such lessee or by a sublessee thereof.

      With respect to any Mortgaged Property "Operating Expenses" shall mean, for each fiscal year or portion thereof, all expenses directly attributable to the operation, repair and/or maintenance of the Mortgaged Property, including, without limitation, impositions, insurance premiums, management fees, payments to third party suppliers, and costs attributable to the operation, repair and maintenance of the systems for heating, ventilating and air conditioning, and actually paid for by the Mortgagor. Operating Expenses shall not include interest, principal and premium, if any, due under the Mortgage Note or otherwise in connection with any other secured indebtedness, income taxes, extraordinary capital improvements costs, or any non-cash charge or expense such as depreciation.

                                   EXHIBIT L-1

                 FORM OF CERTIFICATE WITH RESPECT TO INFORMATION
                          REQUEST BY BENEFICIAL HOLDER

                                                            [Date]

_____________________________
_____________________________
_____________________________
Attention: ______________________________________

Re:  CRIIMI MAE CMBS Corp., Series 199_-___

            In accordance with Section 8.12(b) of the Pooling and Servicing Agreement, dated as of______________, 199_ (the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor (the "Depositor"), _______________________________________________________ as master servicer,
________________________________________________________as special servicer and
_____________________________ as trustee (in such capacity, the "Trustee") and REMIC administrator, with respect to the CRIIMI MAE CMBS Corp. Mortgage Pass-Through Certificates, Series 199_-___ (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is a beneficial owner of the Class ____ Certificates.

            2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement (the "Information") for use in evaluating its investment in the Class ____ Certificates.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the evaluation described in paragraph 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
                  Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

            IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                          [BENEFICIAL HOLDER OF A
                                          CERTIFICATE]


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                      L-1-2

                                   EXHIBIT L-2

                 FORM OF CERTIFICATE WITH RESPECT TO INFORMATION
                        REQUEST BY PROSPECTIVE PURCHASER

                                                            [Date]

_____________________________ as Trustee
_____________________________
_____________________________
Attention: _____________________________

      Re:  CRIIMI MAE CMBS Corp., Series 199_-___

            In accordance with Section 8.12(b) of the Pooling and Servicing Agreement, dated as of _____________, 199_ (the "Pooling and Servicing Agreement"), among CRIIMI MAE CMBS Corp. as depositor (the "Depositor"), ____________________________ as master servicer, ______________________________
as special servicer and __________________ as trustee (in such capacity, the "Trustee") and REMIC administrator, with respect to the CRIIMI MAE CMBS Corp. Mortgage Pass-Through Certificates, Series 199_-___ (the "Certificates"), the undersigned hereby certifies and agrees as follows:

            1. The undersigned is contemplating an investment in the Class ____ Certificates.

            2. The undersigned is requesting the information identified on the schedule attached hereto pursuant to Section 8.12(b) of the Pooling and Servicing Agreement (the "Information") solely for use in evaluating such possible investment.

            3. In consideration of the Trustee's disclosure to the undersigned of the Information, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making the investment decision described in paragraphs 1 and 2), and such Information will not, without the prior written consent of the Trustee, be disclosed by the undersigned or by its officers, directors, partners employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

            4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to
                  Section 5 of the Securities Act.

            5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

      IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                          [PROSPECTIVE PURCHASER]


                                          By:
                                             ----------------------------------
                                          Name:
                                          Title:


                                      L-2-2